_____________________________________________________

AGREEMENT OF MERGER AND

PLAN OF REORGANIZATION

_____________________________________________________

BY AND AMONG

INVENTERGY, INC.,

EON COMMUNICATIONS CORPORATION

AND

INVENTERGY MERGER SUB, INC.

Dated as of December 17, 2013

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into on December 17, 2013, by and among Inventergy, Inc., a Delaware corporation (“Inventergy”), eOn Communications Corporation, a Delaware corporation (“Parent”), and Inventergy Merger Sub, Inc. (“Merger Sub” and, together with Inventergy and Parent, the “Parties” and each a “Party”), a Delaware corporation and wholly-owned subsidiary of Parent.

WITNESSETH:

WHEREAS, the Board of Directors of Inventergy, Parent and Merger Sub have each determined that it is fair to and in the best interests of their respective corporations and stockholders for Merger Sub to be merged with and into Inventergy (the “Merger”) with Inventergy continuing as the surviving entity in the Merger, as a result of which the entire issued and outstanding capital stock of Inventergy will be deemed for all purposes to represent the capital stock of Parent that the stockholders of Inventergy are entitled to receive upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”);

WHEREAS, the Board of Directors of Inventergy, Parent and Merger Sub have each approved the Merger in accordance with the DGCL, and upon the terms and subject to the conditions set forth herein and in the Delaware Certificate of Merger in a form to be mutually agreed upon by the Parties (the “Certificate of Merger”);

WHEREAS, the requisite stockholders of Inventergy (the “Inventergy Stockholders”) have approved this Agreement, the Certificate of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger, and Parent, as the sole stockholder of Merger Sub, has approved by written consent pursuant to Section 228(a) of the DGCL, this Agreement, the Certificate of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger;

WHEREAS, the Board of Directors of Parent has unanimously resolved to recommend that its stockholders (the “Parent Stockholders”) adopt this Agreement;

WHEREAS, the Parties hereto intend that the Merger contemplated herein shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of Section 368(a)(2)(E), and the Parties hereto hereby adopt this Agreement as a “plan of reorganization” within the meaning of the foregoing Code sections.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I.

The Merger

Section 1.01.       The Merger.

(a)          Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Merger Sub shall be merged with and into Inventergy in accordance with Section 251 of the DGCL. At the Effective Time (as defined below), the separate legal existence of Merger Sub shall cease, and Inventergy shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue its corporate existence under the Laws of the State of Delaware under the name “Inventergy, Inc.” As a result of the Merger, Inventergy shall be a wholly-owned subsidiary of the Parent.

(b)          Further Assurances. From time to time, from and after the Effective Time, as and when reasonably requested by Parent, the proper officers and directors of Inventergy as of the Effective Time shall, for and on behalf and in the name of Inventergy or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further actions as Parent, Surviving Corporation or their respective successors or assigns reasonably may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of Inventergy or otherwise to carry out fully the provisions and purposes of this Agreement and the Certificate of Merger.

Section 1.02.       Exchange of Securities.

(a)          Conversion of Inventergy Stock.

(i)          At the Effective Time, by virtue of the Merger and without any action on the part of Inventergy or the holders of any securities of Inventergy, each share of common stock, par value $0.0001 per share, of Inventergy (the “Inventergy Common Stock”) issued and outstanding as of the date of this Agreement shall be exchanged into 2.8278 (the “Exchange Ratio”) shares of Parent common stock, par value $0.005 per share (“Parent Common Stock”) pursuant to the allocation set forth in Schedule 1.02(a).

(ii)          At the Effective Time, by virtue of the Merger and without any action on the part of Inventergy or the holders of any securities of Inventergy, each share of (A) Series A-1 Convertible Preferred Stock, par value $0.0001 per share (“Inventergy Series A-1 Preferred Stock”) issued and outstanding as of the date of this Agreement and (B) Series A-2 Convertible Preferred Stock, par value $0.0001 per share (the “Inventergy Series A-2 Preferred Stock” and, together with the Inventergy Series A-1 Preferred Stock, the “Inventergy Series A Preferred Stock”) issued and outstanding as of the date of this Agreement shall be exchanged into the same number of (x) newly-created Parent Series A-1 Convertible Preferred Stock, par value $0.0001 per share (“Parent Series A-1 Preferred Stock”) with the rights and preferences set forth in the Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock of Parent in the form included in Parent's Amended and Restated Certificate of Incorporation (the "Parent Amended and Restated Certificate of Incorporation") attached hereto as Exhibit A and (y) newly-created Parent Series A-2 Convertible Preferred Stock, par value $0.0001 per share (“Parent Series A-2 Preferred Stock” and, together with the Parent Series A-1 Preferred Stock, the “Parent Series A Preferred Stock”) with the rights and preferences set forth in the Certificate of Designations, Preferences and Rights of Series A-2 Convertible Preferred Stock of Parent in the form included in the Parent Amended and Restated Certificate of Incorporation pursuant to the allocation set forth in Schedule 1.02(a).

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(iii)        Any new shares of Inventergy Common Stock (the “New Inventergy Stock”) sold by the Company during the Executory Period (as defined below) shall be exchanged into shares of Parent Common Stock at the Exchange Ratio; provided, however, if any shares of Inventergy Common Stock sold during the Executory Period are sold at a price less than $3.21 per share (as adjusted for any stock dividend, stock split, reverse stock split, stock combination, reclassification or similar transaction after the date hereof), then the Exchange Ratio shall be reset to the quotient obtained by dividing Fifty Million (50,000,000) by the sum of the number of any New Inventergy Stock, Inventergy Common Stock issued and outstanding as of the date of this Agreement and the number of shares of Inventergy Common Stock into which the Inventergy Series A Preferred Stock issued and outstanding as of the date of this Agreement are convertible.

(b)          Conversion of Equity Awards of Inventergy.

(i)          Each option to purchase Inventergy Common Stock granted pursuant to the 2013 Inventergy, Inc. Equity Incentive Plan (the “Inventergy Stock Plan”) that is outstanding immediately prior to the Effective Time (each, an “Inventergy Stock Option”) shall, as of the Effective Time, be converted into an option to acquire the number of shares of Parent Common Stock (rounded up to the nearest whole share) equal to the product obtained by multiplying the number of shares of Inventergy Common Stock subject to the Inventergy Stock Option immediately prior to the Effective Time by the Exchange Ratio, which option shall have an exercise price per share of Parent Common Stock equal to the quotient (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of such Inventergy Stock Option in effect immediately prior to the Effective Time by the Exchange Ratio (each, a “Parent Stock Option”). The term, vesting schedule and all of the other terms of each Parent Stock Option shall otherwise remain unchanged and identical to the terms of the corresponding Inventergy Stock Option, subject to the rights of Parent to amend or modify any such Parent Stock Option in accordance with the terms of the corresponding Inventergy Stock Option and applicable Law. The Parent Stock Options shall be allocated pursuant to the allocation set forth in Schedule 1.02(b)(i).

(ii) Each award of restricted shares of Inventergy Common Stock outstanding immediately prior to the Effective Time (the “Inventergy Restricted Stock Awards”) granted to the individuals identified on Schedule 1.02(b)(ii) hereof prior to the adoption of the Inventergy Stock Plan shall, as of the Effective Time, be converted into an award (a “Parent Restricted Stock Award”) with respect to the number of restricted shares of Parent Common Stock determined in accordance with Section 1.02(a) (it being understood the shares of Inventergy Common Stock referenced in Section 1.02(a) includes the Inventergy Restricted Stock Awards, which shall be shown separately). The vesting schedule and all of the other terms of each Parent Restricted Stock Award shall otherwise remain unchanged and identical to the terms of the corresponding Inventergy Restricted Stock Award, subject to the rights of Parent to amend or modify any such Parent Restricted Stock Award in accordance with the terms of the corresponding Inventergy Restricted Stock Award and applicable Law. The Parent Restricted Stock Awards shall be allocated pursuant to the allocation set forth in Schedule 1.02(b)(ii).

(c)          Conversion of Inventergy Warrants. Each warrant to purchase shares of Inventergy Common Stock that is outstanding immediately prior to the Effective Time (an “Inventergy Warrant” and, together with the Inventergy Common Stock, the Inventergy Series A Preferred Stock and Inventergy Stock Options, the “Inventergy Pre-Merger Securities”) shall, as of the Effective Time, be converted into a warrant (a “Parent Warrant” and, together with the Parent Common Stock, Parent Series A Preferred Stock, Parent Stock Options, the “Parent Securities”) to acquire the number of shares of Parent Common Stock (rounded up to the nearest whole share) equal to the product obtained by multiplying the number of shares of Inventergy Common Stock subject to the Inventergy Warrant immediately prior to the Effective Time by the Exchange Ratio, which warrant shall have an exercise price per share of Parent Common Stock equal to the quotient (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of such Inventergy Warrant in effect immediately prior to the Effective Time by the Exchange Ratio. The term, vesting schedule and all of the other terms of each Parent Warrant shall otherwise remain unchanged and identical to the terms of the corresponding Inventergy Warrant, subject to the rights of Parent to amend or modify any such Parent Warrant in accordance with the terms of the corresponding Inventergy Warrant and applicable Law. The Parent Warrants shall be allocated pursuant to the allocation set forth in Schedule 1.02(c).

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(d)          Exchange of Certificates. Upon surrender of stock or warrant certificates representing the Inventergy Pre-Merger Securities (the “Inventergy Pre-Merger Securities Certificates”) (accompanied by duly executed stock powers) at the Closing as well as the delivery to Parent of a letter of transmittal which shall include customary representations and warranties including, but not limited to, the right, title and interest of the holder of the Inventergy Pre-Merger Securities in their Inventergy Pre-Merger Securities, their acceptance of the terms and conditions of the proposed transaction, and acknowledgement by the Inventergy Pre-Merger Securities holder that any and all rights, preferences, privileges and obligations owed by Inventergy to the holders of the Inventergy Pre-Merger Securities (except as otherwise provided for herein, including, without limitation, pursuant to the Assumption Agreement (as defined below)), shall cease and be of no further force or effect, the holders of Inventergy Pre-Merger Securities holding such Inventergy Pre-Merger Securities Certificates shall receive in exchange therefore certificates representing the number of shares of Parent Common Stock, Parent Series A Preferred Stock, Parent Stock Options or Parent Warrants into which their shares of Inventergy Common Stock, Inventergy Series A Preferred Stock, Inventergy Stock Options or Inventergy Warrants, as the case may be, are converted at the Effective Time, and such Inventergy Pre-Merger Securities Certificates shall be cancelled. Until so surrendered, outstanding Inventergy Pre-Merger Securities Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable number of shares of Parent Securities, as the case may be. If the issuance of certificates representing the Parent Securities is to be made to a natural person, corporation, business trust, association, limited liability company, partnership, joint venture, other entity, government, agency or political subdivision (each, a “Person”) other than the Person in whose name the Inventergy Pre-Merger Securities are registered, it shall be a condition of payment that the letter of transmittal be in proper form for such transfer and that the Person requesting such payment shall have paid all transfer and other Taxes (as defined below) required by reason of the issuance to a Person other than the registered holder of the Inventergy Pre-Merger Securities, or such Person shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable. It is intended that such letter of transmittal will contain provisions requiring each registered owner of Inventergy Pre-Merger Securities (each, an “Inventergy Securityholder”) thereof to (a) acknowledge and agree to be bound by the terms and conditions applicable to the Inventergy Securityholders, including, without limitation Section 1.02 of this Agreement, (b) make representations and warranties with respect to ownership of the Inventergy Pre-Merger Securities owned or held by such Inventergy Securityholder at that time, and (c) waive all appraisal or dissenter’s rights, in each case, in a form reasonably satisfactory to Parent and as a condition precedent to Parent’s obligation to issue Parent Securities to such Inventergy Securityholder. Parent shall not be liable to any Inventergy Securityholder for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by Inventergy Securityholders two (2) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

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(e)          Fractional Shares. No certificates or scrip representing fractional shares of Parent Securities or book-entry credit of the same shall be issued upon the surrender of the Inventergy Pre-Merger Securities for exchange. Each Inventergy Securityholder who would otherwise have been entitled to receive a fraction of a share of Parent Securities shall have such fractional share rounded up to the nearest whole number.

(f)          Transfer Books; No Further Ownership Rights in the Inventergy Pre-Merger Securities. At the Effective Time, the transfer books of Inventergy shall be closed, and thereafter there shall be no further registration of transfers of Inventergy Pre-Merger Securities on the records of Inventergy.  From and after the Effective Time, the Inventergy Pre-Merger Securities outstanding immediately prior to the Effective Time shall be cancelled and the holders thereof shall cease to have any rights, except as otherwise provided for herein, including, without limitation, pursuant to the Assumption Agreement, or by applicable Law.

(g)          Conversion of Merger Sub Stock. As a result of the Merger, all of the common stock of Merger Sub shall be converted into common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted, and such shares shall constitute the only outstanding common stock of the Surviving Corporation following the Effective Time.

(h)          Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article I such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable Tax Law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(i)          Lost Certificates. If any Inventergy Pre-Merger Securities Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, a certificate representing the Parent Securities to be issued hereunder shall be issued, in exchange for such lost, stolen or destroyed Certificate.

(j)          Appraisal and Dissenter’s Rights.

(i)          Each certificate formerly representing Inventergy Company Stock or Inventergy Series A Preferred Stock (“Dissenting Shares”) owned by the Inventergy Stockholders who have validly exercised and not effectively withdrawn or lost their appraisal rights pursuant to Section 262 of the DGCL (“Dissenting Stockholders”) shall thereafter represent only the right to receive the applicable payments set forth in Section 1.02(j)(ii), unless and until such Dissenting Stockholder effectively withdraws its demand for, or loses its rights to, appraisal rights pursuant to Section 262 of the DGCL with respect to any Dissenting Shares.

(ii)         No person who has validly exercised their appraisal rights pursuant to Section 262 of the DGCL shall be entitled to receive any portion of the Parent Common Stock and/or Parent Series A Preferred Stock issuable in the Merger with respect to the Dissenting Shares owned by such Dissenting Shareholder unless and until such Dissenting Shareholder shall have effectively withdrawn or lost their appraisal rights under the DGCL. Each Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure set forth in Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Shareholder.

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Section 1.03.       Closing; Effective Date; Effective Time.

(a)          Closing. Unless this Agreement shall have been terminated in accordance with Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the “Closing”) shall take place by the exchange of original or facsimile or electronic executed copies each ancillary agreement hereto and other certificates and documents to be delivered at Closing no later than the third Business Day (as defined in Section 8.06 below), after the date that all of the closing conditions set forth in Article VI have been satisfied or waived, unless another time, date or place is agreed upon in writing by the Parties hereto (the “Effective Date”). At the Effective Date, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

(b)          Effective Time. Subject to the terms and conditions hereof, concurrently with the Closing, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the “Secretary of State”) the Certificate of Merger in accordance with the DGCL executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to effect the Merger. The Merger shall become effective upon the filing of the Certificate of Merger or at such other time as is agreed in writing by the Parties hereto and specified in the Certificate of Merger. The time when the Merger shall become effective is herein referred to as the “Effective Time.”

Section 1.04.       Certain Adjustments to Parent Capitalization. If, between the date of this Agreement and the Effective Time, the outstanding Parent Common Stock is changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities occurs or is declared with a record date within such period, or any similar event occurs, including, without limitation, the Reverse Split (as defined below), the Exchange Ratio shall be appropriately adjusted to provide to the Inventergy Securityholders the same economic effect as contemplated by this Agreement prior to such event.

Section 1.05.       Restrictions on Transfer. Each holder of Inventergy Pre-Merger Securities immediately prior to the Effective Date that is identified on Schedule 1.05 hereto, with respect to any Parent Securities that such holder receives pursuant to the Merger, shall enter into an addendum to their current “lock-up” agreement with Inventergy substantially in the form set forth in Exhibit B (collectively the “Lock Up Agreements”).

Section 1.06.       Governing Documents.

(a)          Surviving Corporation. By virtue of the Merger, (i) the certificate of incorporation of Merger Sub shall be at and after the Effective Time the certificate of incorporation of the Surviving Corporation, except the name of the Surviving Corporation shall be “Inventergy, Inc.” and (ii) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be at and after the Effective Time the by-laws of the Surviving Corporation.

(b)          Parent. As a condition to the completion of the Merger, (i) the Parent will file with the Secretary of State the Parent Amended and Restated Certificate of Incorporation, in the form set forth on Exhibit A which shall be effective at the Effective Time and will include a Certificate of Designations for the Parent Series A Preferred Stock and for the Parent Series B Preferred Stock (defined below) and (ii) the Parent will adopt amended and restated Bylaws, in the form to be mutually agreed upon by the Parties (the “Amended and Restated Bylaws”), which shall be effective at the Effective Time.

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Section 1.07.       Directors and Officers. Each of the Parties hereto shall take all necessary action to effectuate the following actions contemplated in this Section 1.07:

(a)          Appointment of Directors and Officers of Surviving Corporation and eOn Business Subsidiary. The directors and officers listed in Schedule 1.07(a) hereto shall be the respective directors and officers of the Surviving Corporation and eon Business Subsidiary (as defined below), and each shall hold his or her respective office or offices from and after the Effective Time until his or her successor shall have been elected and shall have qualified in accordance with applicable Law, or as otherwise provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation.

(b)          Nominees to Stand for Election For Parent Directors. At the Effective Time, the Parent Board shall consist of six (6) members, comprised of five (5) members nominated by Parent and one (1) member to be nominated by the holders of a majority of the Inventergy Preferred Stock, which nominee will be considered “independent” pursuant to the rules of The Nasdaq Stock Exchange LLC (“Nasdaq”) and who shall initially be Robb Knie. The nominees listed in Schedule 1.07(b) (“Director Nominees”) shall be nominated to stand for election as directors of the Parent at the Special Meeting (as defined below) to be called in connection with the Merger to hold his or her respective directorship from and after the Effective Time until his or her successor has been elected and shall have been qualified in accordance with applicable Law, or as otherwise provided in the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of Parent.

(c)          Appointment of Parent Officers. The officers listed in Schedule 1.07(c) hereto shall be the officers of Parent, and each shall hold his or her respective office or offices from and after the Effective Time until his or her successor shall have been appointed and shall have qualified in accordance with applicable Law, or as otherwise provided in the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of Parent.

(d)          Resignation of Former Parent Directors and Officers. On the Effective Date, the individuals listed on Schedule 1.07(d), constituting all of the directors and officers of Parent and Merger Sub as of immediately prior to the Closing shall resign from all their positions and offices effective as of the Effective Time.

Section 1.08.       Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Inventergy and Merger Sub (collectively, the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

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article ii.

Representations and Warranties of Inventergy

The following representations and warranties by Inventergy to Parent and Merger Sub are qualified by the Inventergy disclosure schedules, which set forth certain disclosures concerning Inventergy (the “Inventergy Disclosure Schedules”). Except as disclosed in the Inventergy Disclosure Schedules, Inventergy hereby represents and warrants to Parent and Merger Sub as follows:

Section 2.01.       Organization, Standing, Subsidiaries, Etc.

(a)          Inventergy is a corporation duly organized and existing in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on its business, to own or lease its properties and assets, to enter into this Agreement and the Certificate of Merger, and to carry out the terms hereof and thereof. Copies of the Certificate of Incorporation and Bylaws of Inventergy that have been delivered to Parent and Merger Sub prior to the execution of this Agreement are true and complete and have not since been amended or repealed.

(b)          Inventergy has no Subsidiaries (as defined in Section 8.06 below) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

Section 2.02.       Qualification. Inventergy is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations of Inventergy taken as a whole and/or prevent the consummation of the Merger (the “Condition of Inventergy”).

Section 2.03.       Capitalization. The authorized capital stock of Inventergy consists of 125,000,000 shares of Inventergy Common Stock, of which there are 11,280,039 shares of Inventergy Common Stock issued and outstanding (which number does not include shares issuable upon conversion or exercise of Inventergy Series A Preferred Stock, Inventergy Options or Inventergy Warrants), and 10,000,000 shares of Preferred Stock, of which 5,000,000 have been designated as Inventergy Series A-1 Preferred Stock, all of which are issued and outstanding, and of which 1,176,748 have been designated as Inventergy Series A-2 Preferred Stock, all of which are issued and outstanding, and such shares are duly authorized, validly issued, fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any Person. The offer, issuance and sale of such shares of Inventergy Common Stock and Inventergy Series A Preferred Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws and (c) accomplished in conformity with all other applicable securities Laws. None of such shares of Inventergy Common Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law. Except as set forth on Schedule 2.03, Inventergy has no outstanding options, warrants, rights or commitments to issue Inventergy Common Stock or other Equity Securities (as defined below) of Inventergy, and there are no other outstanding securities convertible or exercisable into or exchangeable for Inventergy Common Stock or other Equity Securities of Inventergy. For purposes of this Agreement, “Equity Security” shall mean any stock or similar security of an issuer or any security (whether stock or Indebtedness for Borrowed Money (as defined below)) convertible, with or without consideration, into any stock or other equity security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

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Section 2.04.       Indebtedness. Schedule 2.04 hereto contains a true and complete list of Inventergy’s Indebtedness for Borrowed Money. For purposes of this Agreement, “Indebtedness for Borrowed Money” shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness that represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of Inventergy, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money or (c) all such Indebtedness guaranteed by Inventergy or for which Inventergy is otherwise contingently liable. Furthermore, for purposes of this Agreement, “Indebtedness” shall mean any obligation of a Person which, under generally accepted accounting principles in the United States (“GAAP”), is required to be shown on the balance sheet of such Person as a liability. Any obligation secured by a mortgage, pledge, security interest, encumbrance, lien or charge of any kind (a “Lien”), shall be deemed to be Indebtedness, even though the underlying obligation is not assumed by Inventergy.

Section 2.05.       Inventergy Securityholders. Schedule 2.05 hereto contains a true and complete list of the names of the record owners of all of the outstanding Equity Securities of Inventergy, together with the number of securities held or to which such Person has rights to acquire. Except as set forth in Schedule 2.05, to the knowledge of Inventergy, there is no voting trust, agreement or arrangement among any of the beneficial holders of its Equity Securities affecting the nomination or election of directors or the exercise of the voting rights of Inventergy’s Equity Securities.

Section 2.06.       Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement and the Certificate of Merger (together, the “Merger Documents”) have been duly authorized by the Board of Directors of Inventergy and have been approved by the requisite vote of the Inventergy Stockholders, and, except as set forth in Schedule 2.06, all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken.

Section 2.07.       Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state Governmental Authority (as defined below) on the part of Inventergy required in connection with the consummation of the Merger (each a “Inventergy Required Governmental Approval”), except for the filing of the Certificate of Merger and the filing of and effectiveness and clearance of the Registration Statement/Proxy Statement (as defined below), shall have been obtained prior to, and be effective as of, the Closing.

Section 2.08.       Compliance with Laws and Instruments. The business and operations of Inventergy have been and are being conducted in compliance in all material respects with all applicable Laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of Inventergy. The execution, delivery and performance by Inventergy of the Merger Documents and the consummation by Inventergy of the transactions contemplated by this Agreement: (a) will not cause Inventergy to violate or contravene (i) any provision of applicable Law, (ii) any rule or regulation of any agency or government having jurisdiction over Inventergy or its property or assets, (iii) any order, judgment or decree of any court applicable to Inventergy or its property or assets, or (iv) any provision of the Certificate of Incorporation or Bylaws of Inventergy, (b) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which Inventergy is a party or by which Inventergy or any of its properties is bound or affected, except (i) as to which Inventergy may obtain a consent which has been obtained and (ii) as would not have a material adverse effect on the Condition of Inventergy and (c) will not result in the creation or imposition of any Lien upon any property or asset of Inventergy. Inventergy is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Certificate of Incorporation or Bylaws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely affect the Condition of Inventergy, any other material agreement or instrument to which Inventergy is a party or by which Inventergy or any of its properties is bound or affected.

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Section 2.09.       Binding Obligations. The Merger Documents constitute the legal, valid and binding obligations of Inventergy and are enforceable against Inventergy in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 2.10.       Broker’s and Finder’s Fees. Except as set forth in Schedule 2.10, no Person has, or as a result of the transactions contemplated or described herein will have, any right or valid claim against Inventergy, Parent, Merger Sub or any Inventergy Stockholder or Parent Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, through any action of Inventergy.

Section 2.11.       Financial Statements.

(a)          Parent has previously been provided with Inventergy’s (i) audited balance sheet (the “Inventergy Audited Balance Sheet”) as of December 31, 2012, (ii) audited statement of operations, accumulated deficits and cash flows and statement of stockholders’ equity for the year ended December 31, 2012 (the “Additional Audited Financial Statements”), (iii) unaudited balance sheet (the “Inventergy Unaudited Balance Sheet”) as of September 30, 2013 (the “Inventergy Balance Sheet Date”), and (iv) unaudited statements of operations, accumulated deficits and cash flows and statement of stockholders’ equity for the nine months ended September 30, 2013 and September 30, 2012 (the “Additional Unaudited Financial Statements” and, together with the Inventergy Audited Balance Sheet, Additional Audited Financial Statements, and Inventergy Unaudited Balance Sheet, the “Inventergy Financial Statements”). The Inventergy Financial Statements (a) have been prepared in accordance with the books and records of Inventergy, (b) present fairly in all material respects the financial condition of Inventergy at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (c) have been prepared in accordance with GAAP applied on a basis consistent with prior accounting periods (except for the absence of notes and audit adjustments in the case of the Additional Unaudited Financial Statements).

(b)          Inventergy maintains accurate books and records reflecting its assets and liabilities and maintains and complies with a system of internal accounting controls that is sufficient to provide reasonable assurance that (i) all of its transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and (vi) accounts, notes and procedures are implemented to effect the collection thereof on a current and timely basis.

(c)          Inventergy maintains disclosure controls and procedures that have been designed to ensure that material information relating to Inventergy is made known to its principal executive officer and principal financial officer by others within Inventergy; and such disclosure controls and procedures are effective.

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Section 2.12.       Absence of Undisclosed Liabilities. Except as set forth in Schedule 2.12, Inventergy has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Inventergy Financial Statements, (b) to the extent set forth on or reserved against in the Inventergy Financial Statements or the notes to the Inventergy Financial Statements or (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the Inventergy Balance Sheet Date, none of which (individually or in the aggregate) has had or will have a material adverse effect on the Condition of Inventergy.

Section 2.13.       Changes. Except as set forth on Schedule 2.13, since the Inventergy Balance Sheet Date, Inventergy has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Merger and related transactions and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Inventergy Financial Statements and current liabilities incurred since the Inventergy Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Condition of Inventergy, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the Condition of Inventergy other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Inventergy Financial Statements or its statement of operations for the period ended on the Inventergy Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

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Section 2.14.       Assets and Contracts.

(a)          Schedule 2.14(a) contains a true and complete list of all real property leased by Inventergy and of all tangible personal property owned or leased by Inventergy. All the real property listed in Schedule 2.14(a) is leased by Inventergy under valid leases enforceable in accordance with their terms, and there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by Inventergy, and Inventergy has not received any notice or claim of any such default by Inventergy. Inventergy does not own any real property.

(b)          Except as expressly set forth in Schedule 2.14(b) hereto, Inventergy is not a party to any written or oral agreement not made in the ordinary course of business that is material to Inventergy. Except as disclosed in Schedule 2.14(b) hereto Inventergy is not a party to any material written or oral (i) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (ii) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (iii) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Inventergy to any Lien or evidencing any Indebtedness, (iv) guaranty of any Indebtedness, (v) other than as set forth in Schedule 2.14(a) hereto, lease or agreement under which Inventergy is lessee of or holds or operates any property, real or personal, owned by any other Person, (vi) agreement granting any preemptive right, right of first refusal or similar right to any Person, (vii) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of Inventergy or any present or former officer, director or stockholder of Inventergy, (viii) agreement obligating Inventergy to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (ix) covenant not to compete or other material restriction on its ability to conduct a business or engage in any other activity, (x) agreement to register securities under the Securities Act, or (xi) collective bargaining agreement. For purposes of this Agreement, an “Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

(c)          Except as disclosed in Schedule 2.14(c), none of the agreements, contracts, leases, instruments or other documents or arrangements listed in Schedules 2.14(a) or 2.14(b) requires the consent of any of the Parties thereto other than Inventergy to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby (each an “Inventergy Required Contractual Consent”).

(d)          Inventergy has made available to Parent and Merger Sub true and complete copies of all agreements and other documents and a description of all applicable oral agreements disclosed or referred to in Schedules 2.14(a) and 2.14(b), as well as any additional agreements or documents requested by Parent or Merger Sub. Inventergy has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected.

Section 2.15.       Personnel. Inventergy has, to its knowledge, complied in all material respects with all Laws relating to the employment of labor, and Inventergy has encountered no material labor union difficulties. Except as set forth in Schedule 2.14(b), Inventergy is not under any obligation or liability to any officer, director, consultant or staff member of Inventergy.

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Section 2.16.       Tax Returns and Audits.

(a)          All required federal, state, local and foreign Tax Returns (as defined below) of Inventergy have been accurately prepared and duly and timely filed, and all federal, state, local and foreign Taxes required to be paid with respect to the periods covered by such returns have been paid. Inventergy is not and has not been delinquent in the payment of any Tax. Inventergy has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of Inventergy’s Tax Returns has been audited by any Governmental Authority. The reserves for Taxes reflected on the Inventergy Financial Statements, if any, are and will be sufficient for the payment of all unpaid Taxes payable by Inventergy as of the Inventergy Balance Sheet Date. Since the Inventergy Balance Sheet Date, Inventergy has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. Inventergy has withheld or collected the amount of all Taxes (including, but not limited to, federal, state and local income Taxes, Federal Insurance Contribution Act Taxes and Federal Unemployment Tax Act Taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Inventergy now pending, and Inventergy has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. Inventergy is not obligated to make a payment, nor is it a party to any agreement that under certain circumstances could obligate it to make a payment that would not be deductible under Section 280G of the Code. Inventergy has not agreed, nor is it required, to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign Law), whether by reason of a change in accounting method or otherwise, for any Tax period for which the applicable statute of limitations has not yet expired. Inventergy (i) is not a party to, nor is it bound by or obligated under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, “Tax Sharing Agreements”), and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such Tax Sharing Agreements.

(b)          For purposes of this Agreement, the following terms shall have the meanings provided below:

“Tax” or “Taxes” shall mean (A) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (B) any liability for the payment of any amounts described in clause (A) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation section 1.1502-6; and (C) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (A) or (B).

“Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

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Section 2.17.       Intellectual Property.

(a)          Schedule 2.17(a) sets forth a true and complete list of all trademark applications and registrations, all patent registrations and applications, registered copyrights and copyright applications, Internet domain names, websites, licenses, permissions, claims, software, databases and agreements relating to Inventergy Intellectual Property that are owned by Inventergy. As used herein, “Inventergy Intellectual Property” means (i) patents and patent applications in any and all jurisdictions, including but not limited to, patent disclosures, improvements, re-issues, continuations, continuations-in-part, renewals, re-examinations, extensions or divisions, (ii) registered and unregistered trademarks, service marks, trade dress, trade names, logos, corporate names, domain names and pending applications in any and all jurisdictions together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof in websites, writings, designs, software or other works in any and all jurisdictions, (iv) mask works and registrations and applications for registration thereof in any and all jurisdictions, (v) computer software, source code, object code, development documentation, programming tools, specifications, data, databases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, discoveries, formulas, compositions, inventions (whether patentable or not and whether or not reduced to practice), know-how, methodology, models, algorithms, systems, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), marketing and business data, pricing and cost information, (vii) other intellectual property rights, including but not limited to claims or causes of actions arising out of or related to past, present or future infringement or misappropriation of the foregoing, (viii) rights under all agreements relating to the foregoing, and (ix) copies and tangible embodiments thereof (in whatever form or medium).

(b)          The Inventergy Intellectual Property is valid and enforceable, in whole and in part, and Inventergy has not undertaken or omitted to undertake any acts, and no circumstances or grounds exist, that would invalidate, reduce or eliminate, in whole or in part, the enforceability or scope of, or Inventergy’s entitlement to exclusively exploit such rights, or otherwise impair the conduct of the business.

(c)          Inventergy owns all right, title and interest in and to, or has valid and enforceable licenses to use the Inventergy Intellectual Property, which represents all intellectual property rights sufficient, necessary to the conduct of Inventergy’s business as now conducted, or as contemplated to be conducted.

(d)          Except as set forth on Schedule 2.17(d), Inventergy has sole, exclusive, valid and unencumbered title to and has not granted any liens, mortgages or other encumbrances on such Inventergy Intellectual Property.

(e)          Inventergy has not received any written notices or other communications alleging that Inventergy (or any of its employees or consultants) has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other Person or entity. To its knowledge, Inventergy Intellectual Property has not, does not, and will not interfere with, infringe upon, misappropriate or otherwise breach the rights of any third party.

(f)          No present or former employee of Inventergy owns any intellectual property created during their employment that relate to Inventergy’s business as now conducted or currently proposed to be conducted except for intellectual property rights that have been assigned to Inventergy. All work-product created or developed by current or former consultants of Inventergy have been assigned by such consultants to Inventergy pursuant to inventions assignment agreements, and all such consultants have granted licenses to Inventergy to the pre-existing intellectual property rights, if any, of such consultants necessary or desirable for the use of such work-product by Inventergy.

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(g)          To the knowledge of Inventergy, no dispute exists which challenges the legality, validity or enforceability of any of Inventergy Intellectual Property, and to Inventergy’s knowledge, no circumstances or grounds exists that would give rise to such disputes.

Section 2.18.       Employee Benefit Plans.

(a)          Schedule 2.18 lists, with respect to Inventergy, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) material loans from Inventergy to managers, officers and directors other than advances for expense reimbursements incurred in the ordinary course of business, (iii) any securities option, securities stock purchase, phantom securities, securities appreciation right, equity-related, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs, agreements or arrangements, (iv) all bonus, pension, retirement, profit sharing, savings, deferred compensation or incentive plans, programs, policies, agreements or arrangements, (v) other material fringe, perquisite, or employee benefit plans, programs, policies, agreements or arrangements, and (vi) any current or former employment, change of control, retention or executive compensation, termination or severance plans, programs, policies, collective bargaining, agreements or arrangements, written or otherwise, as to which material unsatisfied liabilities or obligations, contingent or otherwise, remain for the benefit of, or relating to, any present or former employee, consultant, manager or director, or which could reasonably be expected to have any material liabilities or obligations (together, the “Inventergy Benefit Plans”). The term Inventergy Benefit Plans also includes all benefit plans subject to Title IV of ERISA in connection with which any trade or business (whether or not incorporated) that is treated as a single employer with Inventergy within the meaning of Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”) has any liability.

(b)          Other than as would not reasonably be expected to result in a material adverse effect on the Condition of Inventergy, (i) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, by Inventergy or by any trusts created thereunder, any trustee or administrator thereof or any other Person, with respect to any Inventergy Benefit Plan, (ii) each Inventergy Benefit Plan has been administered in material accordance with its terms and in material compliance with the requirements prescribed by any and all applicable Laws (including ERISA and the Code), (iii) Inventergy and each Inventergy ERISA Affiliate have performed in all material respects all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Inventergy Benefit Plans that are subject to Title IV of ERISA, and (iv) all contributions and premiums required to be made by Inventergy or any Inventergy ERISA Affiliate to any Inventergy Benefit Plan subject to Title IV of ERISA have been made on or before their due dates, including any legally permitted extensions. Except with respect to claims for benefits in the ordinary course, no Action has been brought, or to the knowledge of Inventergy is threatened, against or with respect to any such Inventergy Benefit Plan, including any audit or inquiry by the Internal Revenue Service (“IRS”), United States Department of Labor (the “DOL”) or other Governmental Authority (other than as would not result in a material adverse effect on the Condition of Inventergy). Each Inventergy Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and any awards thereunder, in each case that is subject to Section 409A of the Code, has been operated in good faith compliance, in all material respects, with Section 409A of the Code since inception.

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(c)          Except as otherwise provided in this Agreement or as provided by applicable Law, with respect to Inventergy Benefit Plans, the consummation of the transactions contemplated by this Agreement and any ancillary agreement related hereto to which Inventergy is a party, will not, either alone or in combination with any other event or events, (i) entitle any current or former employee, manager, director or consultant of Inventergy to any payment of severance pay, golden parachute payments, or bonuses, (ii) accelerate, forgive indebtedness, vest, distribute, or increase benefits or obligation to fund benefits with respect to any employee or director of Inventergy, or (iii) accelerate the time of payment or vesting of options to purchase securities of Inventergy, or increase the amount of compensation due any such employee, director or consultant.

(d)          None of Inventergy Benefit Plans contains any provision requiring a gross-up pursuant to Section 280G or 409A of the Code or similar Tax provisions.

(e)          No Inventergy Benefit Plan maintained by Inventergy provides material benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of Inventergy after termination of employment (other than (i) coverage mandated by applicable Laws, (ii) death benefits or retirement benefits under any “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, or (iii) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

(f)          Neither Inventergy nor any Inventergy ERISA Affiliate has any liability with respect to any (i) employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” as defined in Section 3(37) of ERISA or (iii) “multiple employer plan” within the meaning of Sections 4063 and 4064 of ERISA or Section 413(c) of the Code.

Section 2.19.      Title to Property Other than Inventergy Intellectual Property and Encumbrances. With respect to property other than Inventergy Intellectual Property, which is the subject of Section 2.17 above, and except as set forth on Schedule 2.19, Inventergy has good, valid and indefeasible marketable title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting licenses or leases that are in full force and effect and which are not in default) free of all Liens and other encumbrances, except Permitted Liens (as defined below) and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by Inventergy in its business. Without limiting the generality of the foregoing, Inventergy has good and indefeasible title to all of its properties and assets reflected in the Inventergy Financial Statements, except for property disposed of in the usual and ordinary course of business since the Inventergy Balance Sheet Date and for property held under valid and subsisting leases that are in full force and effect and that are not in default. For purposes of this Agreement, “Permitted Liens” shall mean (a) Liens for Taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen’s compensation Laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmens’ and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of Inventergy that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by Inventergy in its business.

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Section 2.20.       Condition of Properties. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by Inventergy are in reasonably good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for Inventergy’s business.

Section 2.21.       Insurance Coverage. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring Inventergy and its properties, products and business against such losses and risks, and in such amounts, as are customary for corporations of established reputation engaged in the same or similar business and similarly situated. Inventergy has not been refused any insurance coverage sought or applied for, and Inventergy has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable to those currently in effect, other than possible increases in premiums that do not result from any act or omission of Inventergy. No suit, proceeding or action or, to the knowledge of Inventergy, threat of suit, proceeding or action has been asserted or made against Inventergy since its inception due to alleged bodily injury, disease, medical condition, death or property damage arising out of the function or malfunction of a product, procedure or service designed, manufactured, sold or distributed by Inventergy.

Section 2.22.       Litigation. There is no Action pending or, to the knowledge of Inventergy, threatened against or affecting Inventergy or its properties, assets or business, and after reasonable investigation, Inventergy is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such Action. Inventergy is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

Section 2.23.       Licenses. Inventergy possesses from all appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for Inventergy to engage in the business currently conducted by it, all of which are in full force and effect.

Section 2.24.       Interested Party Transactions. Except as described on Schedule 2.24 hereto, to Inventergy’s knowledge, no officer, director or stockholder of Inventergy or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or Inventergy has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Inventergy or (ii) purchases from or sells or furnishes to Inventergy any goods or services, or (b) a beneficial interest in any contract or agreement to which the Inventergy is a party or by which is bound.

Section 2.25.       Environmental Matters.

(a)          To the knowledge of Inventergy, Inventergy has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials (as defined below) on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws (as defined below).

(b)          To the knowledge of Inventergy the historical and present operations of the business of Inventergy are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a material adverse effect on the Condition of Inventergy.

(c)          There are no material pending or, to the knowledge of Inventergy, threatened, demands, claims, information requests or notices of noncompliance or violation against or to Inventergy relating to any Environmental Law; and, to the knowledge of Inventergy, there are no conditions or occurrences on any of the real property used by Inventergy in connection with its business that would reasonably be expected to lead to any such demands, claims or notices against or to Inventergy, except such as have not had, and would not reasonably be expected to have, a material adverse effect on the Condition of Inventergy.

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(d)          To the knowledge of Inventergy, (i) Inventergy has not sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Material to or at a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, (A) has been placed on the “National Priorities List”, the “CERCLIS” list, or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative order or other request to take “removal”, “remedial”, “corrective” or any other “response” action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) Inventergy is not involved in (and has no basis to reasonably expect to be involved in) any suit or proceeding and has not received (and has no basis to reasonably expect to receive) any notice, request for information or other communication from any Governmental Authority or other third party with respect to a release or threatened release of any Hazardous Material or a violation or alleged violation of any Environmental Law, and has not received (and has no basis to reasonably expect to receive) notice of any claims from any Person relating to property damage, natural resource damage or to personal injuries from exposure to any Hazardous Material; and (iii) Inventergy has timely filed every report required to be filed, acquired all necessary certificates, approvals and permits, and generated and maintained all required data, documentation and records under all Environmental Laws, in all such instances except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of Inventergy.

(e)          For purposes of this Agreement, the following terms shall have the meanings provided below:

“Environmental Laws” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136, et seq. and comparable state statutes dealing with the registration, labeling and use of pesticides and herbicides; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801, et seq.; as any of the above statutes have been amended as of the date hereof, all rules, regulations and policies promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local Law, statute, ordinance, rule, regulation or policy governing environmental matters, as the same have been amended as of the date hereof.

“Hazardous Material” shall mean any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law; or (c) it contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, pesticides, herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

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Section 2.26.      Questionable Payments. Neither Inventergy nor any director, officer or, to the knowledge of Inventergy, agent, employee or other Person associated with or acting on behalf of Inventergy, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to government officials or employees from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entries on the books of record of any such corporations; (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (vi) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”).

Section 2.27.       Obligations to or by Inventergy Stockholders. Except as set forth in Schedule 2.27 hereto, Inventergy has no liability or obligation or commitment to any Inventergy Stockholder or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any Inventergy Stockholder, nor does any Inventergy Stockholder or any Affiliate or associate of an Inventergy Stockholder have any liability, obligation or commitment to Inventergy.

Section 2.28.       Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article II are qualified by “knowledge” or “belief,” Inventergy represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors, officers and key personnel.

Section 2.29.       Disclosure. There is no fact relating to Inventergy that Inventergy has not disclosed to Parent and Merger Sub in writing that has had or is currently having a material and adverse effect or, insofar as Inventergy can now foresee, will materially and adversely affect the Condition of Inventergy. No representation or warranty by Inventergy herein, no statement contained in any certificate furnished by Inventergy in connection herewith and no information disclosed in the schedules or exhibits hereto by Inventergy contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 2.30.       Books and Records.  The minute books and other similar records of Inventergy contain true, complete and correct records of all actions taken at any meetings of Inventergy, its stockholders, the Board of Directors of Inventergy or any committee thereof and of all written consents in lieu of the holding of any such meeting. The books and records of Inventergy accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Inventergy and have been maintained in accordance with good business and bookkeeping practices.

Section 2.31       Form 8-K; Registration Statement; Proxy Statement/Prospectus.  Pursuant to Section 5.01 hereof, Parent has agreed to file the Signing Form 8-K (as defined below) and the Closing Form 8-K (as defined below), which forms Inventergy shall review and comment upon, and pursuant to Section 5.02 hereof, Inventergy has agreed to cooperate and assist Parent and their respective counsel in preparing the Registration Statement (as defined in Section 5.02) and the Proxy Statement/Prospectus (as defined in Section 5.02). None of the information provided by Inventergy to Parent for inclusion in the Signing Form 8-K or the Closing Form 8-K (collectively, the “Inventergy Form 8-K Disclosure”) at the time such Form 8-K’s are filed will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Inventergy Form 8-K Disclosure provided to Parent in connection with the Signing Form 8-K includes all information that constitutes, or could reasonably be expected to constitute, material non-public information regarding Inventergy received by any of the Buyers (as defined in the Parent SPA) from Inventergy or any of its officers, directors, affiliates or agents. None of the information provided by Inventergy to Parent for inclusion in the Registration Statement (the “Inventergy Registration Statement Disclosures”), at the time the Registration Statement (and any amendment or supplement thereto) is filed, at the time the Registration Statement (and any amendment or supplement thereto) is declared effective by the Securities and Exchange Commission (the “SEC”) or at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information provided by Inventergy for inclusion in the Proxy Statement/Prospectus (the “Inventergy Proxy Statement/Prospectus Disclosures”), at the date the Proxy Statement/Prospectus (and any amendment or supplement thereto) is first mailed to Parent Stockholders and at the time of the Special Meeting or any adjournment or postponement thereof, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 2.31 will only apply to statements or omissions included in the Signing Form 8-K, the Closing Form 8-K, the Registration Statement or Proxy Statement/Prospectus (and, in each case, any amendment or supplement thereto) based upon information regarding Inventergy supplied to Parent in writing by Inventergy for use therein (it being understood that all other information in the Registration Statement and Proxy Statement/Prospectus (and, in each case, any amendment or supplement thereto) will be deemed to have been supplied by Parent).

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

The following representations and warranties by Parent and Merger Sub to Inventergy are qualified by the Parent disclosure schedules, which set forth certain disclosures concerning Parent and Merger Sub (the “Parent Disclosure Schedules”). Except as disclosed in the Parent Disclosure Schedules, Parent and Merger Sub hereby jointly represent and warrant to Inventergy as follows:

Section 3.01.       Organization, Standing, Subsidiaries, Etc.

(a)          Parent and Merger Sub is each a corporation duly organized and existing in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate power and authority to carry on its respective business, to own or lease its properties and assets, to enter into this Agreement and the Certificate of Merger, and to carry out the terms hereof and thereof. Copies of the certificates of incorporation and bylaws of Parent and Merger Sub that have been delivered to Inventergy prior to the execution of this Agreement are true and complete and have not since been amended or repealed.

(b)          Except as set forth on Schedule 3.01(b), neither Parent nor any Subsidiary of Parent have subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

Section 3.02.       Qualification. Parent and Merger Sub is each duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations, or results of operations of Parent and Merger Sub taken as a whole and/or prevent the consummation of the Merger (the “Condition of Parent”).

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Section 3.03.       Capitalization. The authorized capital stock of Parent and Merger Sub is as set forth on Schedule 3.03. All such shares are duly authorized, validly issued, fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any Person. The offer, issuance and sale of such securities were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable federal and state securities Laws and (c) accomplished in conformity with all other applicable securities Laws. None of such securities are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law. Except as set forth on Schedule 3.03, neither Parent nor Merger Sub has any outstanding options, warrants, rights or commitments to issue Equity Securities of Parent or Merger Sub, and there are no outstanding securities convertible or exercisable into or exchangeable for Equity Securities of Parent or Merger Sub.

Section 3.04.       Indebtedness. Schedule 3.04 hereto contains a true and complete list of Indebtedness for Borrowed Money by Parent and Merger Sub.

Section 3.05.       Parent Stockholders. Parent has previously delivered to Inventergy a report by its transfer agent listing the names of the record owners of all of the outstanding shares of Parent Common Stock. Schedule 3.05 hereto contains a true and complete list of the names of the record owners of all outstanding Equity Securities of Parent other than shares of Common Stock, together with the number of securities held or to which such Person has rights to acquire. To the knowledge of Parent and Merger Sub, except as set forth on Schedule 3.05, there is no voting trust, agreement or arrangement among any of the beneficial holders of Equity Securities of Parent affecting the nomination or election of directors or the exercise of the voting rights of Equity Securities of Parent.

Section 3.06.       Corporate Acts and Proceedings.

(a)          The execution, delivery and performance of the Merger Documents have been duly authorized by the Board of Directors of Parent and Merger Sub and have been approved by Parent as the sole stockholder of Merger Sub, and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken other than receipt of the Required Parent Vote (as defined below) and the receipt of confirmation that the Registration Statement has been declared effective by the SEC.

(b)          The Parent Board of Directors has by a unanimous vote of all directors: (i) approved and declared advisable this Agreement; (ii) determined that the Merger and other transactions contemplated by this Agreement are advisable, fair to and in the best interests of Parent and the Parent Stockholders; (iii) recommended to the Parent Stockholders (A) the approval of the Merger and the other transactions contemplated hereby and (B) the approval and adoption of this Agreement; and (iv) directed that this Agreement be submitted to the Parent Stockholders for their approval and adoption.

(c)          The approval of the holders of shares of Parent Common Stock and Series B Preferred Stock of Parent (the “Parent Series B Preferred Stock”) in accordance with the Parent’s certificate of incorporation is the only vote of the holders of any class or series of Parent Securities necessary to approve and adopt this Agreement, the Merger or the other transactions contemplated hereby (the “Required Parent Vote”).

Section 3.07.        Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state Governmental Authority on the part of Parent or Merger Sub required in connection with the consummation of the Merger (each a “Parent Required Governmental Approval” and, together with the Inventergy Required Governmental Approval, the “Required Governmental Approvals”), except for the filing of Certificate of Merger, shall have been obtained prior to, and be effective as of, the Closing.

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Section 3.08.        Compliance with Laws and Instruments. The business, products and operations of Parent and Merger Sub have been and are being conducted in compliance in all material respects with all applicable Laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of Parent. The execution, delivery and performance by Parent and Merger Sub of the Merger Documents and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement: (a) will not cause Parent or Merger Sub to violate or contravene (i) any provision of Law, (ii) any rule or regulation of any agency or government having jurisdiction over Parent, Merger Sub, or their respective property or assets, (iii) any order, judgment or decree of any court applicable to Parent, Merger Sub, or their respective property or assets, or (iv) any provision of the certificates of incorporation or bylaws of Parent or Merger Sub, (b) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of its properties is bound or affected, except as would not have a material adverse effect on the Condition of Parent and (c) will not result in the creation or imposition of any Lien upon any property or asset of Parent or Merger Sub. Neither Parent nor Merger Sub is in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Certificate of Incorporation or Bylaws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely affect the Condition of Parent, any other material agreement or instrument to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties is bound or affected.

Section 3.09.        Binding Obligations. The Merger Documents constitute the legal, valid and binding obligations of Parent and Merger Sub and are enforceable against Parent and Merger Sub in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.10.        Broker’s and Finder’s Fees. Neither Parent nor Merger Sub has entered into any agreement or arrangement or otherwise taken any action which would result in any Person having, or as a result of the transactions contemplated or described herein would have, any right or valid claim against Inventergy, Parent, Merger Sub or any Inventergy Stockholder or Parent Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Section 3.11.        SEC Filings and Parent Financial Statements.

(a)          Parent has filed all forms, reports, schedules, registration statements and other documents required to be filed or furnished by Parent with the SEC since January 1, 2008 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, together with any amendments, restatements or supplements thereto (collectively, the “Parent SEC Reports”) and all certifications and statements required by Rules 13A-14 or 15d-14 under the Exchange Act or 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”) (collectively, the “Certifications”). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed with the SEC (except to the extent that information contained in any Parent SEC Report has been revised or superseded by a later filed Parent SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To Parent’s knowledge, the Certifications were each true and correct at the time such Certifications were filed. Parent maintains disclosure controls and procedures required by Rules 13a-15(e) or 15d-15(e) under the Exchange Act. To Parent’s knowledge, each director and executive officer of Parent has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2008, except as otherwise disclosed in the Parent SEC Reports. As used in this Section 3.11, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

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(b)          The financial statements and notes contained or incorporated by reference in the Parent SEC Reports (“Parent Financial Statements”) fairly present in all material respects the consolidated financial condition and the results of operations, changes in stockholders’ equity, and cash flow of Parent as at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP and (ii) Regulation S-X, subject to, in the case of unaudited interim financial statements, to normal and year-end audit adjustments and the omission of notes to the extent permitted by Regulation S-X. Parent has no off-balance sheet arrangements, except as disclosed in the Parent SEC Reports. The Parent Financials, to the extent required for inclusion in the Proxy Statement/Prospectus, comply in all material respects with the Exchange Act, Regulation S-X and the published general rules and regulations of the SEC.

(c)          Neither Parent nor, to Parent’s knowledge, any manager, director, officer or employee of Parent has received any complaint, allegation, assertion or claim, whether or not in writing, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or its internal accounting controls, including any complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices. To Parent’s knowledge, no attorney representing Parent, whether or not employed by Parent, has reported evidence of any violation of any securities Laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or executive officer of Parent.

(d)          Parent maintains accurate books and records reflecting its assets and liabilities and maintains and complies with a system of internal accounting controls that is sufficient to provide reasonable assurance that (i) all of its transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and (vi) accounts, notes and procedures are implemented to effect the collection thereof on a current and timely basis.

(e)          Merger Sub has never been subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act.

Section 3.12.       Absence of Undisclosed Liabilities. Neither Parent nor Merger Sub has any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Parent Financial Statements, (b) to the extent set forth on or reserved against in the Parent Financial Statements or the notes to the Parent Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since October 31, 2013 (the “Parent Balance Sheet Date”), none of which (individually or in the aggregate) has had or will have a material adverse effect on the Condition of Parent and (d) by the specific terms of any written agreement, document or arrangement identified in the Parent Disclosure Schedules.

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Section 3.13.       Changes. Except as set forth on Schedule 3.13, since the Parent Balance Sheet Date, neither Parent nor Merger Sub has (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Merger and the Parent SPA (as defined below) and related transactions and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Parent Financial Statements and current liabilities incurred since the Parent Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Condition of Parent, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the Condition of Parent other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Parent Financial Statements or its statement of income for the period ended on the Parent Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

Section 3.14.       Assets and Contracts.

(a)          Schedule 3.14(a) contains a true and complete list of all real property leased by Parent and of all tangible personal property owned or leased by Parent. All the real property listed in Schedule 3.14(a) is leased by Parent under valid leases enforceable in accordance with their terms, and there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by Parent, and Parent has not received any notice or claim of any such default by Parent. None of Parent or Merger Sub owns any real property.

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(b)          Except as expressly set forth in Schedule 3.14(b) hereto, neither Parent nor Merger Sub is a party to any written or oral agreement not made in the ordinary course of business that is material to Parent or Merger Sub. Except as disclosed in Schedule 3.14(b) hereto neither Parent nor Merger Sub is a party to any written or oral (i) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (ii) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (iii) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Parent or Merger Sub to any Lien or evidencing any Indebtedness, (iv) guaranty of any Indebtedness, (v) other than as set forth in Schedule 3.14(a) hereto, lease or agreement under which Parent or Merger Sub is lessee of or holds or operates any property, real or personal, owned by any other Person, (vi) agreement granting any preemptive right, right of first refusal or similar right to any Person, (vii) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of Parent or Merger Sub or any present or former officer, director or stockholder of Parent or Merger Sub, (viii) agreement obligating Parent or Merger Sub to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (ix) covenant not to compete or other material restriction on its ability to conduct a business or engage in any other activity, (x) agreement to register securities under the Securities Act, or (xi) collective bargaining agreement.

(c)          Except as disclosed in Schedule 3.14(c), none of the agreements, contracts, leases, instruments or other documents or arrangements listed in Schedules 3.14(a) or 3.14(b) requires the consent of any of the parties thereto other than Parent or Merger Sub to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby (each a “Parent Required Contractual Consent” and, together with the Inventergy Required Contractual Consents, the “Required Contractual Consents”).

(d)          Parent has made available to Inventergy true and complete copies of all agreements and other documents and a description of all applicable oral agreements disclosed or referred to in Schedules 3.14(a) and 3.14(b), as well as any additional agreements or documents requested by Inventergy. Parent and Merger Sub in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected.

Section 3.15.       Personnel. Each of Parent and Merger Sub have, to Parent’s knowledge, complied in all material respects with all Laws relating to the employment of labor, and each of Parent and Merger Sub have encountered no material labor union difficulties. Except as set forth in Schedule 3.15 hereto, other than pursuant to ordinary arrangements of compensation to personnel, neither Parent nor Merger Sub is under any obligation or liability to any officer, director, consultant or staff member of Parent or Merger Sub.

Section 3.16.       Tax Returns and Audits.

(a)          Except as set forth on Schedule 3.16, all required federal, state, local and foreign Tax Returns (as defined below) of Parent and Merger Sub have been accurately prepared and duly and timely filed, and all federal, state, local and foreign required to be paid with respect to the periods covered by such returns have been paid. Neither Parent nor Merger Sub is and have not been delinquent in the payment of any Tax. Neither Parent nor Merger Sub has had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of Parent or Merger Sub’s federal income Tax Returns have been audited by any Governmental Authority. The reserves for Taxes reflected on the Parent Financial Statements, if any, are and will be sufficient for the payment of all unpaid Taxes payable by Parent or Merger Sub as of the Parent Balance Sheet Date. Since the Parent Balance Sheet Date, Parent and Merger Sub has made adequate provisions on its respective books of account for all Taxes with respect to its business, properties and operations for such period. Each Parent and Merger Sub has withheld or collected the amount of all Taxes (including, but not limited to, federal, state and local income Taxes, Federal Insurance Contribution Act Taxes and Federal Unemployment Tax Act Taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Parent or Merger Sub now pending, and neither Parent nor Merger Sub has received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. Neither Parent nor Merger Sub is obligated to make a payment, nor is it a party to any agreement that under certain circumstances could obligate it to make a payment that would not be deductible under Section 280G of the Code. Neither Parent nor Merger Sub has agreed, nor is it required, to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign Law), whether by reason of a change in accounting method or otherwise, for any Tax period for which the applicable statute of limitations has not yet expired. Neither Parent nor Merger Sub (i) is a party to, nor is it bound by or obligated under, any Tax Sharing Agreements and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such Tax Sharing Agreements.

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Section 3.17.       Intellectual Property.

(a)          Schedule 3.17 sets forth a true and complete list of all trademark applications and registrations, all patent registrations and applications, registered copyrights and copyright applications, Internet domain names, websites, licenses, permissions, claims, software, databases and agreements relating to Intellectual Property that are owned by Parent or Merger Sub (collectively “Parent Intellectual Property”).

(b)          The Parent Intellectual Property is valid and enforceable, in whole and in part, and neither Parent nor Merger Sub has undertaken or omitted to undertake any acts, and no circumstances or grounds exist, that would invalidate, reduce or eliminate, in whole or in part, the enforceability or scope of, or Parent or Merger Sub’s entitlement to exclusively exploit such rights, or otherwise impair the conduct of the business.

(c)          Parent or Merger Sub, as applicable, owns all right, title and interest in and to, or has valid and enforceable licenses to use the Parent Intellectual Property, which represents all intellectual property rights sufficient, necessary or desirable to the conduct of the business of Parent and Merger Sub as now conducted, or as contemplated to be conducted.

(d)          Parent and/or Merger Sub have sole, exclusive, valid and unencumbered title to and has not granted any liens, mortgages or other encumbrances on such Parent Intellectual Property.

(e)          Except as set forth on Schedule 3.17(e) hereto, neither Parent nor Merger Sub has received any written notices or other communications alleging that either Parent or Merger Sub (or any of their respective employees or consultants) has violated or, by conducting their respective businesses as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other Person or entity. To its knowledge, Parent Intellectual Property has not, does not, and will not interfere with, infringe upon, misappropriate or otherwise breach the rights of any third party.

(f)          No present or former employee of Parent or Merger Sub owns any intellectual property created during their employment that relate to Parent or Merger Sub’s business as now conducted or currently proposed to be conducted except for intellectual property rights that have been assigned to Parent and/or Merger Sub. All work-product created or developed by current or former consultants of Parent or Merger Sub have been assigned by such consultants to Parent and/or Merger Sub pursuant to inventions assignment agreements, and all such consultants have granted licenses to Parent and/or Merger Sub to the pre-existing intellectual property rights, if any, of such consultants necessary or desirable for the use of such work-product by Parent and/or Merger Sub.

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(g)          Except as set forth on Schedule 3.17(e) hereto, no dispute exists which challenges the legality, validity or enforceability of any of Parent Intellectual Property, and to Parent’s knowledge, no circumstances or grounds exists that would give rise to such disputes.

(h)          There are no disputes by Parent or Merger Sub asserted against any third party, neither Parent nor Merger Sub has sent any notice of any such dispute, and no circumstances or grounds exist upon which Parent or Merger Sub could assert any such claim as pertaining to the Parent Intellectual Property.

Section 3.18.       Employee Benefit Plans.

(a)          Schedule 3.18 lists, with respect to Parent and Merger Sub, (i) all employee benefit plans (as defined in Section 3(3) of ERISA, (ii) material loans from Parent or Merger Sub to managers, officers and directors other than advances for expense reimbursements incurred in the ordinary course of business, (iii) any securities option, securities stock purchase, phantom securities, securities appreciation right, equity-related, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs, agreements or arrangements, (iv) all bonus, pension, retirement, profit sharing, savings, deferred compensation or incentive plans, programs, policies, agreements or arrangements, (v) other material fringe, perquisite, or employee benefit plans, programs, policies, agreements or arrangements, and (vi) any current or former employment, change of control, retention or executive compensation, termination or severance plans, programs, policies, collective bargaining, agreements or arrangements, written or otherwise, as to which material unsatisfied liabilities or obligations, contingent or otherwise, remain for the benefit of, or relating to, any present or former employee, consultant, manager or director, or which could reasonably be expected to have any material liabilities or obligations (together, the “Parent Benefit Plans”). The term Parent Benefit Plans also includes all benefit plans subject to Title IV of ERISA in connection with which any trade or business (whether or not incorporated) that is an ERISA Affiliate has any liability.

(b)          Other than as would not reasonably be expected to result in a material adverse effect on the Condition of Parent, (i) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, by Parent or Merger Sub or by any trusts created thereunder, any trustee or administrator thereof or any other Person, with respect to any Parent Benefit Plan, (ii) each Parent Benefit Plan has been administered in material accordance with its terms and in material compliance with the requirements prescribed by any and all applicable Laws (including ERISA and the Code), (iii) Parent and each Parent ERISA Affiliate have performed in all material respects all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Parent Benefit Plans that are subject to Title IV of ERISA, and (iv) all contributions and premiums required to be made by Parent or any Parent ERISA Affiliate to any Parent Benefit Plan subject to Title IV of ERISA have been made on or before their due dates, including any legally permitted extensions. Except with respect to claims for benefits in the ordinary course, no Action has been brought, or to the knowledge of Parent is threatened, against or with respect to any such Parent Benefit Plan, including any audit or inquiry by the IRS, the DOL or other Governmental Authority (other than as would not result in a material adverse effect on the Condition of Parent). Each Parent Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and any awards thereunder, in each case that is subject to Section 409A of the Code, has been operated in good faith compliance, in all material respects, with Section 409A of the Code since inception.

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(c)          Except as otherwise provided in this Agreement or as provided by applicable Law, with respect to Parent Benefit Plans, the consummation of the transactions contemplated by this Agreement and any ancillary agreement related hereto to which Parent or Merger Sub is a party, will not, either alone or in combination with any other event or events, (i) entitle any current or former employee, manager, director or consultant of Parent or Merger Sub to any payment of severance pay, golden parachute payments, or bonuses, (ii) accelerate, forgive indebtedness, vest, distribute, or increase benefits or obligation to fund benefits with respect to any employee or director of Parent or Merger Sub, or (iii) accelerate the time of payment or vesting of options to purchase securities of Parent or Merger Sub, or increase the amount of compensation due any such employee, director or consultant.

(d)          None of Parent Benefit Plans contains any provision requiring a gross-up pursuant to Section 280G or 409A of the Code or similar Tax provisions.

(e)          No Parent Benefit Plan maintained by Parent provides material benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of Parent after termination of employment (other than (i) coverage mandated by applicable Laws, (ii) death benefits or retirement benefits under any “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, or (iii) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

(f)          Neither Parent nor any Parent ERISA Affiliate has any liability with respect to any (i) employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) ”multiemployer plan” as defined in Section 3(37) of ERISA or (iii) ”multiple employer plan” within the meaning of Sections 4063 and 4064 of ERISA or Section 413(c) of the Code.

Section 3.19.       Title to Property and Encumbrances. Parent and Merger Sub have good, valid and indefeasible marketable title to all properties and assets used in the conduct of their respective business (except for property held under valid and subsisting leases that are in full force and effect and which are not in default) free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by Parent or Merger Sub, as applicable, in their respective business. Without limiting the generality of the foregoing, Parent and Merger Sub has good and indefeasible title to all of their respective properties and assets reflected in the Parent Financial Statements, except for property disposed of in the usual and ordinary course of business since the Parent Balance Sheet Date and for property held under valid and subsisting leases that are in full force and effect and that are not in default.

Section 3.20.       Condition of Properties. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by Parent or Merger Sub are in reasonably good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for the business or Parent and/or Merger Sub, as applicable.

Section 3.21.       Insurance Coverage. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring Parent and Merger Sub and their respective properties, products and business against such losses and risks, and in such amounts, as are customary for corporations of established reputation engaged in the same or similar business and similarly situated. Neither Parent nor Merger Sub has been refused any insurance coverage sought or applied for, and neither Parent nor Merger Sub has reason to believe that it will be unable to renew its respective existing insurance coverage as and when the same shall expire upon terms at least as favorable to those currently in effect, other than possible increases in premiums that do not result from any act or omission of Parent or Merger Sub. Except as set forth on Schedule 3.21 hereto, there is no Action pending or, to the knowledge of Parent, threatened Action asserted or made against Parent or Merger Sub due to alleged bodily injury, disease, medical condition, death or property damage arising out of the function or malfunction of a product, procedure or service designed, manufactured, sold or distributed by Parent or Merger Sub.

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Section 3.22.       Litigation. Except as disclosed in Schedule 3.22 hereto, there is no Action pending or, to the knowledge of Parent, threatened against or affecting Parent or Merger Sub or its properties, assets or business, and after reasonable investigation, neither Parent nor Merger Sub is aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such Action. Neither Parent nor Merger Sub is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

Section 3.23.       Licenses. Parent and Merger Sub each possess from all appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for Parent and Merger Sub to engage in the business currently conducted by it, all of which are in full force and effect.

Section 3.24.       Interested Party Transactions. Except as described on Schedule 3.24 hereto, to Parent’s knowledge, no officer, director or Principal Stockholder (as defined below) of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or Parent has either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Parent or (ii) purchases from or sells or furnishes to Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which Parent is a party or by which is bound. The term Principal Stockholder with respect to a Person means a registered owner of ten percent (10%) or more of the total outstanding Equity Securities of a Person.

Section 3.25.       Environmental Matters.

(a)          Except as described on Schedule 3.25 hereto, to the knowledge of Parent, neither Parent nor Merger Sub has ever generated, used, handled, treated, released, stored or disposed of any Hazardous Materials on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.

(b)          To the knowledge of Parent, the historical and present operations of the business of Parent and Merger Sub are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a material adverse effect on the Condition of Parent.

(c)          There are no material pending or, to the knowledge of Parent and Merger Sub, threatened, demands, claims, information requests or notices of noncompliance or violation against or to Parent or Merger Sub relating to any Environmental Law; and, to the knowledge of Parent, there are no conditions or occurrences on any of the real property used by Parent or Merger Sub in connection with its business that would reasonably be expected to lead to any such demands, claims or notices against or to Parent or Merger Sub, except such as have not had, and would not reasonably be expected to have, a material adverse effect on the Condition of Parent.

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(d)          Except as described on Schedule 3.25 hereto, to the knowledge of Parent and Merger Sub, (i) neither Parent nor Merger Sub has sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Material to or at a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, (A) has been placed on the National Priorities List, or (B) is subject to or the source of a claim, an administrative order or other request to take “removal”, “remedial”, “corrective” or any other “response” action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) neither Parent nor Merger Sub is involved in (and has no basis to reasonably expect to be involved in) any suit or proceeding and has not received (and has no basis to reasonably expect to receive) any notice, request for information or other communication from any Governmental Authority or other third party with respect to a release or threatened release of any Hazardous Material or a violation or alleged violation of any Environmental Law, and has not received (and has no basis to reasonably expect to receive) notice of any claims from any Person relating to property damage, natural resource damage or to personal injuries from exposure to any Hazardous Material; and (iii) Parent and Merger Sub has timely filed every report required to be filed, acquired all necessary certificates, approvals and permits, and generated and maintained all required data, documentation and records under all Environmental Laws, in all such instances except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of Parent.

Section 3.26.       Questionable Payments. Neither Parent nor Merger Sub nor any director, officer or, to the knowledge of Parent, agent, employee or other Person associated with or acting on behalf of Parent or Merger Sub, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the FCPA.

Section 3.27.       Obligations to or by Parent and/or Subsidiary Stockholders. Except as set forth in Schedule 3.27 hereto, neither Parent nor any Subsidiary has any liability or obligation or commitment to any Parent and/or Subsidiary Stockholder or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any Stockholder, nor does any stockholder of a Parent or any Subsidiary or any Affiliate or associate of such stockholder of a Parent or and Subsidiary have any liability, obligation or commitment to Parent and/or any Subsidiary.

Section 3.28.       Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article III are qualified by “knowledge” or “belief,” Parent and Merger Sub represent and warrant that each of them has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors, officers and key personnel.

Section 3.29.       Disclosure. There is no fact relating to Parent or Merger Sub that Parent and Merger Sub have not disclosed to Inventergy in writing that has had or is currently having a material and adverse effect or, insofar as Parent and Merger Sub can now foresee, will materially and adversely affect the Condition of Parent. No representation or warranty by Parent and Merger Sub herein, no statement contained in any certificate furnished by Parent or Merger Sub in connection herewith and no information disclosed in the schedules or exhibits hereto by Parent and Merger Sub contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading

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Section 3.30.       Registration Statement; Proxy Statement/Prospectus.  The Registration Statement, at the time the Registration Statement (and any amendment or supplement thereto) is filed, at the time the Registration Statement (and any amendment or supplement thereto) is declared effective by the SEC and at the Effective Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus, at the date the Proxy Statement/Prospectus (and any amendment or supplement thereto) is first mailed to Parent Stockholders and at the time of the Special Meeting or any adjournment or postponement thereof, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.30 will not apply to statements or omissions included in the Registration Statement or Proxy Statement/Prospectus (and, in each case, any amendment or supplement thereto) based upon the Inventergy Registration Statement Disclosures or the Inventergy Proxy Statement/Prospectus Disclosures (collectively, the “Inventergy Disclosures”) (it being understood that all other information in the Registration Statement and Proxy Statement/Prospectus (and, in each case, any amendment or supplement thereto) will be deemed to have been supplied by Parent). The Registration Statement and Proxy Statement/Prospectus (and, in each case, any amendment or supplement thereto) will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

Section 3.31.       Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated in this Agreement.

Section 3.32.       Restrictions on Business Activities.  Other than as contemplated by this Agreement, there is no agreement, judgment, injunction, order or decree binding upon or otherwise applicable to the Parent or Merger Sub which has, or could reasonably be expected to have, the effect of prohibiting or materially impairing (i) any current or reasonably foreseeable business practice of the Parent or Merger Sub; or (ii) any acquisition of any Person or property by the Parent or Merger Sub.

Section 3.33.       Books and Records.  The minute books and other similar records of Parent and Merger Sub contain true, complete and correct records of all actions taken at any meetings of Parent and Merger Sub, its stockholders, the Board of Directors of Parent and Merger Sub or any committee thereof and of all written consents in lieu of the holding of any such meeting. The books and records of Parent and Merger Sub accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Parent and Merger Sub and have been maintained in accordance with good business and bookkeeping practices.

Section 3.34.       Interested Party Transactions.  Since January 1, 2012, no event has occurred that would be required to be reported by Parent as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K.

Section 3.35.       Transition Agreement. The transactions contemplated in that certain transition agreement by and among Parent and certain of its Subsidiaries dated the same date as this Agreement (the “Transition Agreement”) when consummated in accordance with the terms of the Transition Agreement, will be consummated in accordance with applicable Laws. Parent shall have obtained all Parent Required Consents and Required Governmental Approvals in connection with the transactions contemplated by the Transition Agreement.

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ARTICLE IV.

COVENANTS

Section 4.01.       Conduct of Businesses Pending the Merger.

(a)          Unless the other Parties hereto shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 7.01 or the Closing (the “Executory Period”), except as expressly contemplated by this Agreement or as set forth on Schedule 4.01 of the Inventergy Disclosure Schedule with respect to Inventergy or Schedule 4.01 of the Parent Disclosure Schedule with respect to the Parent, respectively, (i) Inventergy and Parent shall conduct their respective business, in all material respects in the ordinary course of business as contemplated to be conducted or consistent with past practice and (ii) Inventergy and Parent shall use its respective commercially reasonable efforts consistent with the foregoing to preserve intact, in all material respects, its business organization, to keep available the services of its respective directors, officers, key employees and consultants, to maintain, in all material respects, existing relationships with all Persons with whom it does significant business, and to preserve the possession, control and condition of its respective assets, all as consistent with past practice; provided, however, Inventergy may create one or more wholly-owned subsidiaries during the Executory Period and transfer to such wholly-owned subsidiaries portions of the assets held by Inventergy. Without limiting the foregoing, Parent agrees to use its commercially reasonable efforts to timely file all Parent SEC Reports required to be filed during the Executory Period.

(b)          Without limiting the generality of the foregoing clause (a), except (x) as contemplated by the terms of this Agreement (including the proposed Reverse Split (as defined below) and the Parent Stockholder Dividend (as defined below), the Transition Agreement, or the securities purchase agreement by and among Parent and those certain buyers of preferred stock of Parent and warrants to purchase Parent Common Stock dated as of December 17, 2013 (the “Parent SPA”), (y) as such action is in the ordinary course of business consistent with past practice in all material respects or (z) as set forth on Schedule 4.01 of the Inventergy Disclosure Schedule with respect to Inventergy or Schedule 4.01 of the Parent Disclosure Schedule with respect to the Parent, respectively, during the Executory Period, neither Inventergy nor Parent will, without the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed):

(i)          amend, waive or otherwise change, in any respect, its respective Certificate of Incorporation, as amended;

(ii)         authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its capital stock or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its capital stock, or other securities or equity interests, including any securities convertible into or exchangeable for any of its capital stock or equity interest of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such capital stock or other securities or equity interests;

(iii)        split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof, or declare, pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its capital equity or other securities or equity interests;

(iv)        incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any Person;

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(v)         increase the wages, salaries or compensation of any of its employees by more than five percent (5%) or increase bonuses for the foregoing individuals in excess of five percent (5%) other than as contemplated by existing employment agreements or arrangements, or make commitments to advance with respect to bonuses for fiscal year 2013 or 2014, or materially increase other benefits of any of the foregoing individuals, or enter into, establish, materially amend or terminate any Inventergy Benefit Plan or Parent Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law or pursuant to the terms of any Inventergy Benefit Plan or Parent Benefit Plan in effect on the date of this Agreement;

(vi)        make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii)       transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any of the Inventergy Intellectual Property or Parent Intellectual Property, other than nonexclusive licenses in the ordinary course of business consistent with past practice, or disclose to any Person who has not entered into a confidentiality agreement any trade secrets;

(viii)      terminate or waive or assign any material right under any Inventergy Material Contract or Parent Material Contract (each as would be required to be filed as an exhibit to a Form 10-K) or enter into any contract (A) involving amounts potentially exceeding $100,000 or (B) that would be an Inventergy Material Contract or Parent Material Contract or (C) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of 60 days or less;

(ix)         fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x)          except as contemplated in Section 4.01(a), establish any Subsidiary or enter into any new line of business;

(xi)         fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of Inventergy or Parent in an amount and scope of coverage as are currently in effect;

(xii)        revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with GAAP and approved by the outside auditors of Inventergy or Parent, as applicable;

(xiii)       waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, either Inventergy or Parent) not in excess of $100,000 individually or in the aggregate, or otherwise pay, discharge or satisfy any claims, liabilities or obligations, unless such amount has been reserved in the Inventergy Financial Statements or Parent Financial Statements, as applicable;

(xiv)      close or materially reduce the respective activities of Inventergy or Parent, as applicable, or effect any layoff or other Inventergy-initiated or Parent initiated personnel reduction or change, at any of their respective facilities;

(xv)       acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

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(xvi)      make capital expenditures in excess of $300,000;

(xvii)     adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii)    voluntarily incur any material liability or obligation (whether absolute, accrued, contingent or otherwise);

(xix)       sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xx)        enter into any agreement, understanding or arrangement with respect to the voting of the capital equity of Inventergy and/or Parent or Merger Sub;

(xxi)       take any action that would reasonably be expected to delay or impair the obtaining of any Required Governmental Approval or any Required Contractual Consent to be obtained in connection with this Agreement;

(xxii)      enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with an Affiliate; or

(xxiii)     authorize or agree to do any of the foregoing actions.

Section 4.02.        Access and Information; Confidentiality.

(a)          Between the date of this Agreement and the Closing, Inventergy, on the one hand, and Parent, on the other hand, shall give, and shall direct its accountants and legal counsel to give, Inventergy, on the one hand, and Parent, on the other hand, respectively, and its respective officers, managers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents or other representatives (collectively, the “Representatives”), at reasonable times and upon reasonable intervals and notice, and subject to any confidentiality agreements with third Persons (the existence and scope of which have been disclosed to the other Parties), access to all offices and other facilities and to all employees, properties, contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client contracts and director service agreements), of or pertaining to such Party and its subsidiaries, as the requesting Party or its Representatives may reasonably request regarding such Party’s business, assets, liabilities, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, each as they become available during the Executory Period, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountant, if any) and instruct such Party’s Representatives to reasonably cooperate with the requesting Party in its investigation; provided that the requesting Party shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of such Party providing such information. No information or knowledge obtained by any Party hereto pursuant to this Section 4.02(a) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

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(b)          Except as expressly contemplated by this Agreement, including the disclosures contemplated by Article V of this Agreement, all information obtained by Inventergy, on the one hand, and Parent, on the other hand, pursuant to this Agreement shall be kept confidential in accordance with and subject to the Non-Disclosure Agreement, effective September 11, 2013, among Inventergy, Parent and the other party signatory thereto (the “Confidentiality Agreement”).

Section 4.03.       No Solicitation.

(a)          For purposes of this Agreement, “Acquisition Proposal” means (other than the transactions contemplated by this Agreement, including the Merger) any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to a merger, reorganization, recapitalization, consolidation, share exchange, business combination or similar transaction, including any single or multi-step transaction or series of related transactions involving any of Inventergy or Parent on the one hand and any third Person on the other hand, or acquisition or purchase of assets of Inventergy or Parent representing 50% or more of such Person’s assets or business.

(b)          During the Executory Period, in order to induce Inventergy and Parent to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, neither Inventergy nor Parent, shall, directly or indirectly, and shall not, directly or indirectly, authorize or permit any of its respective Representatives to, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding Inventergy or Parent to any Person or group (other than a Party to this Agreement or their Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Inventergy or Parent, the approval of this Agreement or the Merger or Parent Board’s recommendation that Parent Stockholders adopt this Agreement, unless in the reasonable determination of Parent’s Board of Directors, after consultation with its legal counsel, that the failure to take such action would likely result in a violation of the Parent Board of Directors’ fiduciary duties, (v) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (vi) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vii) release any third Person from, or waive any provision of, any confidentiality agreement to which Inventergy or Parent is a party. Without limiting the foregoing, each Party agrees that it shall be responsible for the actions of its Representatives that would constitute a violation of the restrictions set forth in this Section 4.03 if done by such Party. Each Party shall promptly inform its Representatives of the obligations undertaken in this Section 4.03.

(c)          Each Party shall notify the other Party hereto as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party, specifying in each case the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if verbal) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the other Party hereto promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Executory Period, each Party shall immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall direct, and use its commercially reasonable efforts to cause, its Representatives to cease and terminate any such solicitations, discussions or negotiations.

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Section 4.04.       Notification of Certain Matters. Each of Inventergy, on one hand, and each of Parent and Merger Sub, on the other hand, shall give prompt notice to the other (and, if in writing, furnish copies of) if any of the following occurs during the Executory Period: (i) there has been a material failure on the part of the Party providing the notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (ii) receipt of any notice or other communication in writing from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement; (iii) receipt of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iv) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Merger set forth in Article VI not being satisfied or the satisfaction of any of those conditions being materially delayed; or (v) the commencement or threat, in writing, of any Action against any Party or any of its Affiliates, or any of their respective properties or assets, or, to the knowledge of Inventergy or Parent, as applicable, any officer, director, partner, member or manager, in his or her capacity as such, of Inventergy or Parent, as applicable, or any of their Affiliates with respect to the consummation of Merger. No such notice to any Party shall constitute an acknowledgement or admission by the Party providing notice regarding whether or not any of the conditions to Closing or to the consummation of the Merger have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached. Moreover, no information or knowledge obtained by any Party hereto pursuant to this Section 4.04 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

Section 4.05.       Further Assurances.

(a)          Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the Parties hereto, to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In order to obtain any Required Governmental Approval, each of Inventergy and Parent agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Inventergy and Parent shall take all such necessary action.

(b)          In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the Merger or any other transaction contemplated by this Agreement, or any other ancillary agreement contemplated hereby, each of Inventergy and Parent shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such Action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement; provided however, that any obligations under this Section 4.05(b) shall be limited to the extent required to preserve attorney-client privilege.

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(c)          Prior to the expiration of the Executory Period, each of Inventergy and Parent shall use its commercially reasonable efforts to obtain any Required Contractual Consents as may be necessary or appropriate for the consummation of the transactions contemplated hereby or required by the terms of any contract as a result of the execution, performance or consummation of the transactions contemplated hereby; provided, however, that Parent shall, upon the Closing, reimburse Inventergy for all costs associated with obtaining Inventergy Required Contractual Consents. Notwithstanding anything herein to the contrary, neither Inventergy nor Parent shall be required to agree to any term, condition or modification with respect to obtaining any Required Governmental Approval or Required Contractual Consents in connection with the Merger and consummation of the transactions contemplated by this Agreement that would result in, or would be reasonably likely to result in an material adverse effect in the Condition of Inventergy or the Condition of Parent.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01.        Public Filings and Announcements.

(a)          Notwithstanding the provisions of Section 4.02(b), as promptly as practicable after the date of this Agreement, Inventergy and Parent shall mutually agree on and issue a press release announcing the execution of this Agreement (the “Signing Press Release”). As promptly as practicable after the voting results at the Special Meeting are known, Inventergy and Parent shall mutually agree on and issue a press release announcing such voting results and, if applicable, the consummation of the Merger (“Closing Press Release”).

(b)          Concurrently with the issuance of the Signing Press Release, Parent shall file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, attaching this Agreement and the Signing Press Release thereto (“Signing Form 8-K”). Prior to filing the Signing Form 8-K, Parent shall provide a draft for Inventergy to review and comment upon (which comments shall be reasonably considered by Parent prior to filing the Signing Form 8-K with the SEC). As promptly as practicable after the voting results at the Special Meeting are known, Parent shall prepare a draft Form 8-K reporting such results, and reporting the Closing, if applicable, together with, or incorporating by reference, the financial statements prepared by Inventergy and its accountant, and such other information that may be required to be disclosed with respect to such results, including the Merger, if applicable, in any report or form to be filed with the SEC (“Closing Form 8-K”), which Inventergy shall review and comment upon (which comments shall be reasonably considered by Parent prior to filing the Closing Form 8-K with the SEC). Concurrently with the Closing, Parent shall distribute the Closing Press Release and shall file the Closing Form 8-K with the SEC.

(c)          Inventergy and Parent agree that except as contemplated in this Section 5.01 and Section 5.02, no public release or announcement concerning this Agreement or the Merger shall be issued by either Party or any of their Affiliates without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that either Inventergy or Parent may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with and do not provide any additional material information than previous public releases or announcements made by Inventergy and Parent in compliance with this Agreement.

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Section 5.02.       Registration Statement; Proxy Statement/Prospectus.

(a)          As soon as practical after the later of (i) the date of this Agreement and (ii) the date that Inventergy’s Financial Statements (together with any required pro forma financial statement), have been prepared by Inventergy’s auditors, (x) Parent, with Inventergy’s cooperation and assistance, shall prepare and Parent shall file with the SEC a registration statement on Form S-4 (or other appropriate form), which shall include the Proxy Statement/Prospectus (as defined below), for the purpose of registering the shares of Parent Common Stock to be issued to Inventergy Stockholders pursuant to the Merger (the “Registration Statement”), and (y) Parent shall prepare and file with the SEC a proxy statement on Schedule 14A, including the Proxy Statement/Prospectus, for the purpose of, among other things, soliciting proxies from the Parent Stockholders to vote, at a meeting of the Parent Stockholders to be called for such purpose (the “Special Meeting”), in favor of, among other things, (1) providing for the issuance of all of the Securities (as defined in the Parent SPA), including, without limitation, the issuance of Parent Series B Preferred Stock with the rights and preferences set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Parent, warrants to purchase Parent Common Stock (the “Parent Warrants”), the Parent Common Stock issuable upon conversion of the Parent Series B Preferred Stock and the Parent Common Stock issuable upon exercise of the Parent Warrants, as described in the Parent SPA and in accordance with applicable Law, the provisions of the Parent Bylaws and the rules and regulations of Nasdaq without giving effect to the Exchange Cap (as such term is defined in Parent’s Certificate of Designations of the Series B Preferred Stock) (the “Parent SPA Issuance Proposal”,) (2) the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby, including, without limitation, the issuance of Parent Securities to the Inventergy Securityholders (the “Merger Proposal”); (3) approve the Amended and Restated Certificate of Incorporation (the “Charter Amendment Proposals”), which amendments shall include, without limitation, (A) changing the name of the Parent to “Inventergy Holdings, Inc.” and (B) effecting a reverse split of the Parent Common Stock in a ratio between one-for-three and one-for-five (the “Reverse Split”); (4) the election of the Director Nominees to hold his or her respective office from and after the Effective Time until his or her successor shall have been elected and shall have been qualified in accordance with applicable Law (the “Director Nominee Proposal”); (5) assumption of the Inventergy 2013 Stock Incentive Plan, as amended (the “Incentive Plan Proposal”); (6) any other proposals the Parties deem necessary to effectuate the effectiveness of the Registration Statement; and (7) an adjournment proposal (the “Adjournment Proposal” and, together with the Parent SPA Issuance Proposal, the Merger Proposal, the Charter Amendment Proposals, the Director Nominee Proposal, and the Incentive Plan Proposal, the “Parent Stockholder Proposals”). For purposes of this Agreement, “Proxy Statement/Prospectus” means the letter to the Parent Stockholders, the notice of meeting, the proxy statement and forms of proxies to be distributed to the Parent Stockholders in connection with the Merger and the transactions contemplated by this Agreement, the prospectus relating to the exchange of Inventergy Pre-Merger Securities for Parent Securities and any additional solicitation materials required to be filed with the SEC in connection therewith.

(b)          Inventergy acknowledges that a substantial portion of the Proxy Statement/Prospectus shall include disclosure regarding Inventergy and its management, operations and financial condition. Accordingly, Inventergy agrees to promptly provide Parent with the information concerning Inventergy, its management and operations and financial condition required to be included in the Proxy Statement/Prospectus and the Registration Statement. Inventergy shall make its directors, officers and employees available to Parent and its counsel in connection with the drafting of the Proxy Statement/Prospectus and responding in a timely manner to comments on the Proxy Statement/Prospectus or the Registration Statement from the SEC. Prior to the filing of the Registration Statement and Proxy Statement/Prospectus with the SEC and each amendment thereto, Inventergy shall confirm in writing to Parent and its counsel that it has reviewed the Registration Statement and Proxy Statement/Prospectus (and each amendment thereto) and approved any information provided by Inventergy.

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(c)          Parent, with the assistance of Inventergy, shall promptly respond to any SEC comments on the Registration Statement and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon after filing as practicable. Parent, with the assistance of Inventergy, shall promptly respond to any SEC comments on the Proxy Statement/Prospectus and shall use commercially reasonable efforts to address all comments to the Proxy Statement/Prospectus made by the SEC under the Exchange Act as soon as practicable.

(d)          Inventergy shall bear all reasonable expenses of the Registration Statement and the Proxy Statement/Prospectus, including fees and expenses, if any, of legal counsel or other advisors.

(e)          Parent shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable “blue sky” Laws and the rules and regulations thereunder.

(f)          Parent will advise Inventergy, promptly after it receives notice thereof, of the time when the Registration Statement has been declared effective by the SEC or any supplement or amendment to the Registration Statement has been filed, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Parent will advise Inventergy, promptly after it receives notice thereof, of the time when the SEC has advised Parent it has no further comments with respect to the Registration Statement or Proxy Statement/Prospectus (“SEC Clearance”) or any supplement or amendment to the Proxy Statement/Prospectus has been filed, or any request by the SEC for amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Registration Statement or Proxy Statement/Prospectus shall be filed prior to Parent providing a draft of such filing to Inventergy for review and comment, with reasonable time to do so (which comments Parent will reasonably consider prior to making any such filing with the SEC).

(g)          If at any time prior to the Effective Time, any information relating to Parent or Inventergy, or any of their respective subsidiaries, Affiliates, officers or directors, should be discovered by Parent or Inventergy, as applicable, that should be set forth in an amendment or supplement to the Registration Statement, and/or the Proxy Statement/Prospectus, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Parent Stockholders.

Section 5.03.       Special Meeting; Proxy.

(a)          As promptly as practicable following SEC Clearance, Parent, acting through its Board of Directors, shall, in accordance with applicable Law:

(i)          duly call, give notice of, convene and hold the Special Meeting for the purposes of considering and taking action upon the Parent Stockholder Proposals;

(ii)         use commercially reasonable efforts to solicit the approvals required of the Parent Stockholders; and

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(iii)         include in the Proxy Statement/Prospectus (A) the Board of Directors’ recommendation to the stockholders of Parent that they vote in favor of all Parent Stockholder Proposals and (B) all other requests or approvals necessary to consummate the transactions contemplated by this Agreement.

(b)          Notwithstanding the foregoing, Parent may adjourn or postpone the Special Meeting as and to the extent required by applicable Law. Parent shall use its commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as promptly as practicable after the Proxy Statement/Prospectus is declared effective by the SEC.

(c)          If, prior to the Effective Time, any event occurs with respect to Inventergy or Parent, or any change occurs with respect to other information supplied by Inventergy or Parent for inclusion in the Proxy Statement/Prospectus, each of Parent and Inventergy shall promptly notify the other party of such event, and Inventergy and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement/Prospectus and, as required by Law, in disseminating the information contained in such amendment or supplement to the Parent Stockholders; and promptly transmit any amendment or supplement to the Parent Stockholders, if at any time prior to the Special Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus.

Section 5.04.       Option Plan. Inventergy has established, and Parent shall assume at the Effective Time, an incentive option or other equity plan for the directors, employees and consultants of Parent in substantially the form attached as Exhibit C (the “Incentive Plan”), which includes grant documentation. Parent shall use commercially reasonable efforts to obtain all necessary approval and authorization from the Parent Stockholders for the Incentive Plan including, without limitation, the Incentive Plan Proposal in the Proxy Statement/Prospectus. Such Incentive Plan shall generally provide for a four (4) year vesting period. The number of shares of Parent Common Stock authorized and reserved for issuance under the Incentive Plan shall be no less than 2,050,000 of the Parent Common Stock on a fully diluted basis as of the time immediately after the Effective Time.

Section 5.05.       Reservation of Parent Common Stock. Parent hereby agrees there shall be, or Parent shall cause to be, reserved for issuance and/or delivery (i) the number of shares of Parent Common Stock and Parent Series A Preferred Stock as shall be required for issuance and delivery of the Parent Securities issuable in accordance with Section 1.02, (ii) the number of shares of Parent Common Stock to be reserved for issuance upon exercise or conversion of the Parent Series A Preferred Stock, Parent Series B Preferred Stock, Parent Warrants and Parent Options and (iii) the number of shares of Common Stock reserved under the Incentive Plan.

Section 5.06.       Parent Filing. Promptly after the Effective Time, but in no event later than thirty (30) days after the Closing, Parent shall file a registration statement on Form S-8 to register the Parent Common Stock to be issued under the Incentive Plan.

Section 5.07.       [Reserved]

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Section 5.08.       Indemnification of Directors and Officers.

(a)          Each Party agrees that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors, officers or employees, as the case may be, of a Party as provided in its respective Certificate of Incorporation or Bylaws or in any agreement shall survive the Merger and shall continue in full force and effect. To give effect to the foregoing, Parent and the Surviving Corporation shall maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of each Party’s Certificate of Incorporation and Bylaws or similar organization documents in effect immediately prior to the Effective Time or in any indemnification agreements of a Party with any of their respective current or former directors, officers or employees in effect as of the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of a Party, and all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(b)          From and after the Effective Time, Parent and the Surviving Corporation shall continue to indemnify and hold harmless each present and former director, officer or employee of each Party (each, together with such Person’s heirs, executors or administrators, an “Indemnified Person”), pursuant to the terms of an Indemnification Agreement to be prepared by Inventergy, against any damages incurred in connection with any Action arising out of or pertaining to any action or omission occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of a Party) or any Action instituted by any Indemnified Person to enforce this Section 5.08, including, in each case, the advancing of expenses to the fullest extent permitted under applicable Law; provided, however, that the Indemnified Person to whom such expenses are advanced shall be required to provide an undertaking to Parent to repay such advances if it is ultimately determined that such Indemnified Person is not entitled to indemnification.

(c)          Prior to the Effective Time, Inventergy shall purchase, and for a period of six (6) years following the Effective Time Parent shall continue in effect, a directors’ and officers’ liability “tail” insurance policy or policies covering the Indemnified Persons for events occurring at or prior to the Effective Time, which insurance shall be of at least the same coverage and amounts and contain terms and conditions which are (i) no less advantageous than the coverage, amounts, terms and conditions of the directors’ and officers’ liability insurance policy maintained by Inventergy as of the date of this Agreement and (ii) no less advantageous than the coverage, amounts, terms and conditions of the directors’ and officers’ liability insurance policy maintained by Parent as of the date of this Agreement.

(d)  The rights of each Indemnified Person hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Person may have under the amended and restated Certificate of Incorporation and Bylaws of a Party, any other indemnification agreement or arrangement, the DGCL or otherwise. This Section 5.08 shall survive the consummation of the Merger, and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Persons, their heirs and personal representatives, shall be binding on Parent, the Surviving Corporation and their successors and assigns and may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Indemnified Persons. In the event that Parent, the Surviving Corporation or any of their successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation (as the case may be) are obligated to honor the indemnification obligations set forth in this Section 5.08. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to a Party or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.

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Section 5.09.       Reorganization. Neither Inventergy nor Parent shall knowingly take, and shall use their respective commercially reasonable efforts not to permit any Affiliate of Inventergy or Parent, as applicable, to take, any actions that could prevent the Merger from being treated as a “reorganization” within the meaning of Section 368 of the Code.

Section 5.10.      Senior Note Guaranty and Supplement to Security Agreement. As of the Effective Date, Parent shall execute, and Parent shall cause eOn Business Subsidiary and each other direct and indirect subsidiary of Parent, if any, to execute, those certain Guaranty and Supplement to Security Agreement in the forms attached hereto as Exhibits D and E, respectively, of even date therewith (respectively, the “Senior Note Guaranty” and the "Supplement to Security Agreement"), relating to the Senior Secured Notes (the “Inventergy Notes”) due May 10, 2018 issued by Inventergy to certain investors in the initial principal amount of $5 million pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated May 10, 2013, by and between Inventergy and the investors listed on the signature pages attached thereto (the “Senior Note Purchase Agreement”).

Section 5.11.      Assumption Agreement. As of the Effective Date, Inventergy and Parent shall execute and deliver that certain Assumption Agreement in the form attached hereto as Exhibit F of even date therewith (the “Assumption Agreement”), pursuant to which Parent agrees to assume certain obligations of Inventergy as set forth therein.

Section 5.12.       Note Amendment. As of the Effective Date, Inventergy shall execute and deliver to the holders of the Inventergy Notes that certain Letter Amendment Agreement in the form attached hereto as Exhibit G of even date therewith, amending the Inventergy Notes as set forth therein.

ARTICLE VI.
Conditions to Parties’ Obligations

Section 6.01.       Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger and other transactions described herein shall be subject to the satisfaction or waiver (where permissible), at or prior to the earlier of the Effective Date, of the following conditions:

(a)          Stockholder Approval. The Required Parent Vote shall have been obtained in accordance with the DGCL and Parent’s certificate of incorporation, as amended, and the rules and regulations of Nasdaq. In addition, each Parent Stockholder Proposal shall have been approved at the Special Meeting. Notwithstanding anything to the contrary contained herein, the requirement for approval of the Parent SPA Issuance Proposal may not be waived hereunder.

(b)          Required Governmental Approvals and Required Contractual Consents. All Required Governmental Approvals and all Required Contractual Consents shall have been obtained.

(c)          No Law. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and has the effect of making the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

(d)          Effective Registration Statement; Nasdaq Listing. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC. All necessary permits and authorizations under state securities or “blue sky” Laws, the Securities Act and the Exchange Act relating to the issuance and trading of the Parent Common Stock to be issued pursuant to the Merger shall have been obtained and shall be in effect and such shares of Parent Common Stock shall have been approved for listing on Nasdaq.

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(e)          Incentive Plan. Parent’s Board of Directors and Parent Stockholders shall have adopted the Incentive Plan.

(f)          Transition Agreement. The transactions contemplated by the Transition Agreement shall have been consummated.

(g)          New eOn Subsidiary. A new Subsidiary shall have been formed by Parent, which shall be named “eOn Communications Systems, Inc.” (the “eOn Business Subsidiary”).

(h)          Parent Stockholder Dividend. Parent shall have declared, and set aside funds for the payment of, a special dividend in the aggregate amount of $1,650,000, to Parent Stockholders of record on the date that is at least ten (10) days prior to the date established by the Board for the conduct of the Special Meeting (for clarity without the necessity of establishment of a new record date in the event of the adjournment or postponement of the Special Meeting), which dividend shall be payable within three (3) Business Days after the Effective Time (the “Parent Stockholder Dividend”).

(i)          Senior Note Guaranty and Supplement to Security Agreement. Each of Parent, eOn Business Subsidiary and each other direct and indirect subsidiary of Parent, if any, shall have duly executed and delivered (i) the Senior Note Guaranty to the Senior Note holders and (ii) the Supplement to Security Agreement to Hudson Bay IP Opportunities Master Fund, LP , in its capacity as Collateral Agent for the investors listed on the signature pages attached to the Senior Note Purchase Agreement.

(j)          No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction, or other legal restraint or prohibition shall be in effect which prevents the consummation of the Merger on substantially identical terms and conferring upon Parent substantially all the rights and benefits as contemplated herein, nor shall any proceeding brought by any Governmental Authority, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any Law, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger on substantially identical terms and conferring upon Parent substantially all the rights and benefits as contemplated herein illegal.

Section 6.02.       Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction by Inventergy or waiver by Parent, at or prior to the Effective Date, of the following additional conditions:

(a)          Representations and Warranties. Each of the representations and warranties of Inventergy set forth in this Agreement that are qualified by materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made as of the Effective Date (except (i) to the extent that any of such representations and warranties expressly speaks only as of an earlier date, in which case such representation and warranty that is qualified by materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of such earlier date, and (ii) this condition shall be deemed satisfied unless the incorrectness or such representations and warranties would, in the aggregate, reasonably be expected to result in a material adverse effect on the Condition of Inventergy ..

(b)          Agreements and Covenants. Inventergy shall have performed in all material respects all of its obligations and complied with in all material respects all of its agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Effective Time.

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(c)          Officer Certificate. Inventergy shall have delivered to Parent a certificate, dated the Effective Date, signed by the chief executive officer of Inventergy, certifying in such capacity as to the satisfaction of the conditions specified in Sections 6.02(a), 6.02(b) and 6.02(e).

(d)          Secretary’s Certificate. Inventergy shall have delivered to Parent a true copy of the resolutions of Inventergy authorizing the execution of this Agreement and the consummation of the Merger and transactions contemplated herein, certified by the Secretary of Inventergy.

(e)          Condition of Inventergy. No material adverse effect shall have occurred since the date of this Agreement on the Condition of Inventergy.

(f)          Legal Opinion. Parent shall have received an opinion of Inventergy counsel, Ellenoff Grossman & Schole LLP, in form and substance reasonably satisfactory to Parent, addressed to Parent and dated as of the Effective Date.

(g)         Other Deliveries.  Parent shall have received such other certificates and instruments (including without limitation certificates of good standing of Inventergy in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

Section 6.03.       Conditions to Obligations of Inventergy. The obligations of Inventergy to consummate the Merger are subject to the satisfaction by Parent or waiver by Inventergy, at or prior to the Effective Date, of the following additional conditions:

(a)          Representations and Warranties. Each of the representations and warranties of the Parent and Merger Sub set forth in this Agreement that are qualified by materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except (i) to the extent that any of such representations and warranties expressly speaks only as of an earlier date, in which case such representation and warranty that is qualified by materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of such earlier date, and (ii) this condition shall be deemed satisfied unless the incorrectness or such representations and warranties would, in the aggregate, reasonably be expected to result in a material adverse effect on the Condition of Parent).

(b)          Agreements and Covenants. Parent and Merger Sub shall have performed, in all material respects, its obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Effective Time, including, without limitation, the resignation from the Parent Board of those persons currently on the Parent Board who are not named as nominees for election as directors of Parent following the Effective Time in the Proxy Statement/Prospectus.

(c)          Officer Certificate. Parent shall have delivered to Inventergy a certificate, dated the Effective Date, signed by the principal executive officer of Parent, certifying in such capacity as to the satisfaction of the conditions specified in Sections 6.02(a), 6.02(b) and 6.02(e).

(d)          Secretary’s Certificate. Parent shall have delivered to Inventergy a true copy of the resolutions of Parent and Merger Sub authorizing the execution of this Agreement and the consummation of the Merger and transactions contemplated herein, certified by the Secretary of Parent.

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(e)          Condition of Parent. No material adverse effect shall have occurred since the date of this Agreement on the Condition of Parent.

(f)          Legal Opinion. Inventergy shall have received an opinion of Parent counsel, Baker Donelson, Bearman, Caldwell & Berkowitz, PC, in form and substance reasonably satisfactory to Inventergy, addressed to Inventergy and dated as of the Effective Date.

(g)          Nasdaq Filing. Parent Common Stock shall be approved for continued listing on Nasdaq effective at the Effective Time.

(h)          Cash Balance. The unrestricted cash amount available to Parent and eOn Business Subsidiary for working capital of eOn Business Subsidiary following the Closing shall be not less than an amount equal to (i) $1,100,000 less (ii) the amount transferred by eOn Business Subsidiary to Cortelco, Inc. at Closing to purchase certain inventory as set forth in the Transition Agreement; after giving effect to (x) the consummation of the Parent Stockholder Dividend and the transactions contemplated by the Transition Agreement, and (y) any reasonable fees and expenses payable to Parent’s attorneys, accountants and other advisors in connection with the preparation of the Registration Statement and the Proxy Statement/Prospectus.

(i)          Lock Up Agreements. Parent shall have received the Lock-Up Agreements from the Inventergy Stockholders identified on Schedule 1.05 prior to the execution of this Agreement.

(j)          Employment Agreements. Stephen Swartz shall have executed an employment agreement with Parent and/or eOn Business Subsidiary to be effective at the Effective Time in a form satisfactory to Inventergy (the “Swartz Employment Agreement”).

(k)          Resignations. The persons listed on Schedule 1.07(d), constituting all of the directors and officers of Parent and Merger Sub immediately prior to the Closing, shall resign from all of their positions and offices as of the Effective Time.

(l)          Parent Officer Appointments. The officers of Parent shall be constituted as set forth in Schedule 1.07(c), effective as of the Effective Time.

(m)          Subsidiary Appointments. The Board of Directors and officers of the Surviving Corporation shall be constituted as set forth in Schedule1.07(a), effective as of the Effective Time.

(n)          SEC Compliance. Immediately prior to Closing, Parent shall be in compliance in all material respects with the reporting requirements under the Exchange Act.

(o)          Additional Agreements. (i) Inventergy, holders representing at least the majority of the Inventergy Common Stock and holders representing at least the majority of the Inventergy Series A Preferred Stock shall have entered into an agreement prior to the execution of this Agreement that provides for the automatic termination of the agreements set forth on Schedule 6.03(o) hereto upon Closing and (ii) Parent and Inventergy shall have entered into the Assumption Agreement effective at the Effective Time assuming the obligations of Inventergy to the holders of the Inventergy Series A-1 Preferred Stock and Inventergy Series A-2 Preferred Stock, including, without  limitation, the obligation to issue Adjustment Shares (as defined in, and as used in, the Senior Note Purchase Agreement).

(p)          Other Deliveries.  Inventergy shall have received such other certificates and instruments (including without limitation certificates of good standing of Parent and Merger Sub in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

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Section 6.04.       Frustration of Conditions. Neither Parent nor Inventergy may rely on the failure of any condition set forth in this Article VI to be satisfied as a reason not to consummate the transactions contemplated hereby if such failure was caused by such Party’s failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE VII.
Termination Prior to Closing; AMENDMENT

Section 7.01.       Termination of Agreement. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding any approval of the matters presented in connection with the Merger by the Inventergy Stockholders and the Parent Stockholders, as follows:

(a)          by the mutual written consent of Inventergy, Parent and Merger Sub, as duly authorized by the Inventergy Board of Directors and Parent Board of Directors;

(b)          by written notice by either Inventergy or Parent, if, at the Special Meeting (including any adjournment or postponement thereof at which this Agreement is voted upon), the Required Parent Vote is not obtained; provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to Parent where the failure to obtain the Required Parent Vote shall have resulted from Parent’s breach of this Agreement.

(c)          by written notice by (i) either Inventergy or Parent if the Closing conditions set forth in Section 6.01 have not been satisfied (or waived by Inventergy and Parent where permissible), (ii) Parent if the Closing conditions set forth in Section 6.02 have not been satisfied (or waived by Parent), (iii) Inventergy if the Closing conditions set forth in Section 6.03 have not been satisfied (or waived by Inventergy), each on or prior to June 1, 2014; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to Inventergy or Parent due to failure by Inventergy, on one hand, or Parent, on the other hand, to fulfill any obligation under this Agreement;

(d)          by written notice by Parent, if there has been a breach by Inventergy of any of its respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Inventergy shall have become untrue or inaccurate, in either case that would result in a failure of a condition set forth in Section 6.02 (a “Terminating Inventergy Breach”); provided, however, that if such Terminating Inventergy Breach is curable by Inventergy prior to the Effective Date, then Parent may not terminate this Agreement under this Section 7.1(d) for fifteen (15) calendar days after delivery of written notice from Parent to Inventergy of such Terminating Inventergy Breach, provided Inventergy continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(d) if it shall have materially breached this Agreement or if such Terminating Inventergy Breach by Inventergy is cured during such fifteen (15) calendar day period).

(e)          by written notice by Inventergy, if there has been a breach by Parent or Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue or inaccurate, in either case that would result in a failure of a condition set forth in Section 6.03 (a “Terminating Parent Breach”); provided, however, that if such Terminating Parent Breach is curable by Parent prior to the Effective Date, then Inventergy may not terminate this Agreement under this Section 7.01(e) for fifteen (15) calendar days after delivery of written notice from Inventergy to Parent of such Terminating Parent Breach, provided Parent continues to exercise commercially reasonable efforts to cure such Terminating Parent Breach (it being understood that Inventergy may not terminate this Agreement pursuant to this Section 7.01(e) if it shall have materially breached this Agreement or if such Terminating Parent Breach by the Parent is cured during such fifteen (15) calendar day period).

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(f)          by either Inventergy, on the one hand, or Parent and Merger Sub, on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, Merger Sub or Inventergy that prohibits or materially restrains any of them from consummating the transactions contemplated hereby, provided that the Parties hereto shall have used their commercially reasonable efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within thirty (30) days after entry by any such court or governmental or regulatory agency; or

(g)          by Inventergy if there has been a material adverse change to the Condition of Parent or by Parent if there has been a material adverse change to the Condition of Inventergy.

Section 7.02.        Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party hereto or any of their respective Affiliates or the directors, officers, partners, employees, agents or other Representatives of any of them, and all rights and obligations of each Party hereto shall cease, except as set forth in this Section 7.02 and in Section 7.03. Nothing herein shall relieve any Party from liability for any fraud or breach of any of its respective representations, warranties, covenants or agreements contained in this Agreement prior to termination. Without limiting the foregoing, Section 4.02(b), this Section 7.02, Section 7.03 and Article VIII shall survive the termination of this Agreement.

Section 7.03.       Fees and Expenses. Except as otherwise set forth in that certain letter agreement by and between Parent and Inventergy dated as of the date of this Agreement and this Agreement, including Section 5.02 and this Section 7.03, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger or any other related transaction is consummated. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a Party hereto and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any ancillary agreement related hereto, the preparation, and filing of the Proxy Statement/Prospectus and the Registration Statement, the printing and mailing of the Proxy Statement/Prospectus, the solicitation of the Required Parent Vote and all other matters related to the consummation of the Merger. Notwithstanding the foregoing and only in the event the Merger is consummated pursuant to the terms of this Agreement, Parent shall pay the reasonable Expenses incurred by Inventergy in connection with this Agreement and the transactions contemplated hereby.

Section 7.04.        Amendment. This Agreement may only be amended pursuant to a written agreement signed by each of the Parties hereto.

Section 7.05.       Waiver. At any time prior to the Effective Time, subject to applicable Law and as otherwise set forth in this Agreement, any Party hereto may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Inventergy, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

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ARTICLE VIII.
MISCELLANEOUS

Section 8.01.       Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in Person, by electronic mail or other electronic means, receipt confirmed, or on the next Business Day when sent by reliable overnight courier to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)          if to Inventergy, to:

Inventergy, Inc.

19925 Stevens Creek Boulevard, Suite 100

Cupertino, California 95014
Attention: Joseph W. Beyers, CEO

E-mail: joe@inventergy.com

with a copy to (but which shall not constitute notice to Inventergy):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105-0302

Attention:  Joseph Smith, Esq.

E-mail: jsmith@egsllp.com

(b)          if to Parent or Merger Sub (before the Closing) to:

eOn Communications Corporation

1703 Sawyer Road

Corinth, Mississippi 38829

Attention: Stephen Swartz, Principal Executive Officer

E-mail: sswartz@cortelco.com

with a copy to (but which shall not constitute notice to Parent or Merger Sub):

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

165 Madison Suite 200

Memphis, Tennessee 38103

Attention: Jackie G. Prester, Esq.

E-mail: jpreseter@bakerdonelson.com

Section 8.02.       Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

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Section 8.03.        Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of Laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Delaware. The Parties hereto hereby (A) submit to the exclusive jurisdiction of any Delaware state or federal court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (B) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts. Each of Parent, Merger Sub and Inventergy agrees that a final judgment in any Action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of Parent, Merger Sub and Inventergy irrevocably consents to the service of the summons and complaint and any other process in any other Action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such Party. Nothing in this Section 8.03 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 8.04.       Waiver of Jury Trial. Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the Parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.04.

Section 8.05.        Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.06.        Interpretation; Certain Defined Terms. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term “Action” means claim, action, suit, arbitration, proceeding or governmental investigation, (ii) the term “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the State of Delaware, (iii) the term “Governmental Authority” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-Governmental Authority, (iv) the term “knowledge,” when used with respect to Inventergy, shall mean the actual knowledge of the executive officers of Inventergy after due inquiry, and, when used with respect to Parent, shall mean the knowledge of the executive officers of Parent after due inquiry, (v)  the term “Law” means any common laws, statutes, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity, (vi) the term “Order” means any order writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Authority and (vii) the term “Subsidiary” of any specified Person shall mean any corporation a majority of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity a majority of the total equity interests of which, is directly or indirectly (either alone or through or together with any other subsidiary) owned by such specified Person. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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Section 8.07.       Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits attached hereto and the Disclosure Schedules referred to herein, which exhibits and Disclosure Schedules are incorporated herein by reference and the Confidentiality Agreement embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement and such other agreements supersede all prior agreements and the understandings among the Parties with respect to such subject matter.

Section 8.08.       Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

Section 8.09.       Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Inventergy or the Parent or Merger Sub in accordance with their specific terms or were otherwise breached. Accordingly, the Parties further agree that prior to the termination of this Agreement in accordance with Section 7.01, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at Law or in equity.

Section 8.10.       Third Parties. Except for the rights of the Indemnified Persons pursuant to Section 5.08, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby (except as specifically contemplated in any such instrument or document) shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

INVENTERGY, INC.

By:	/s/ Joseph W. Beyers
	Name:	Joseph W. Beyers
	Title:	Chairman and Chief Executive Officer

eON COMMUNICATIONS CORPORATION

By:	/s/ David S. Lee
	Name:	David S. Lee
	Title:	Chairman

INVENTERGY MERGER SUB, INC.

By:	/s/ David S. Lee
	Name:	David S. Lee
	Title:	Chairman

EXHIBIT A

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EON COMMUNICATIONS CORPORATION

ARTICLE I

The name of the corporation is Inventergy Global, Inc. (the “Corporation”).

ARTICLE II

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is [●] shares of common stock, par value $[0.0050] per share (the “Common Stock”), and [●] shares of preferred stock, par value $[0.001] per share (the “Preferred Stock”).

Upon the effectiveness of this Fourth Amended and Restated Certificate of Incorporation (the "Split Effective Time") each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each [●] shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock upon the surrender of such stockholders' original stock certificate. No stockholders will receive cash in lieu of fractional shares.

A. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as follows:

1. Dividend Rights. Holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Company’s Board of Directors (the “Board of Directors”), out of any assets of the Corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors, subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends.

2. Liquidation Rights. Holders of Common Stock shall be entitled to, upon liquidation, dissolution or winding up of the Corporation, and subject to any Preferred Stock designations, their pro rata share of such assets being distributed.

3. Redemption. The Common Stock is not redeemable at the option of the holder.

4. Voting Rights. Holders of Common Stock shall have the right to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL. The Common Stock does not have cumulative voting rights.

B. Preferred Stock. The Preferred Stock shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine from time to time.

ARTICLE V

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders of any class thereof, as the case may be, it is further provided, with respect to the Board of Directors, that:

A. Powers. The management of the business and the conduct of the affairs of the Corporation shall be vested in the powers of the Board of Directors.

B. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

C. Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At each annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this Article V, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. Removal of Directors. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

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E. Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least twenty percent (20%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

F. Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VI

In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders; provided that any Bylaw adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

ARTICLE VII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. No amendment to, modification of or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE VIII

The Corporation shall indemnify its directors and executive officers (for the purposes of this Article VIII, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL Law or any other applicable law or (iv) such indemnification is required to be made under this Article VIII.

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The Corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person.

The Corporation may advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VIII or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to this Article VIII, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such executive officer is or was a director or executive officer of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

Any amendment, repeal or modification of this paragraph shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article IX, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII, VIII, IX and X.

ARTICLE X

A. No action shall be taken by the stockholders of the Corporation, other than holders of any class or series of Preferred Stock, except at an annual or special meeting of stockholders called in accordance with the Bylaws.

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B. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE XI

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the By-laws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE XII

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XIII

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

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CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES A-1 CONVERTIBLE PREFERRED STOCK
OF EON COMMUNICATIONS CORPORATION1

eOn Communications Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Sections 151 and 141 of the DGCL, the Board adopted resolutions (i) designating a series of the Corporation's previously authorized preferred stock, par value $0.005 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of five million (5,000,000) shares of Series A-1 Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue five million (5,000,000) shares of Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred Stock"), par value $0.005 per share, which shall have the following powers, designations, preferences and other special rights:

1.          Designation and Amount. The class of preferred stock hereby classified shall be designated the "Series A-1 Preferred Stock". The initial number of authorized shares of the Series A-1 Preferred Stock shall be five million (5,000,000), which shall not be subject to increase without the consent of the holders of a majority of the then outstanding shares of Series A-1 Preferred Stock voting together as a single class and the consent of all Substantial Holders. Each share of the Series A Preferred Stock shall have a par value of $0.005.

2.          Ranking. The Series A Preferred Stock shall rank prior and superior to all of the common stock, par value $0.005 per share, of the Corporation ("Common Stock") and, subject to the rights of any Senior Preferred Stock (as defined in Section 4(a) below) any other capital stock of the Corporation (other than the Series A Preferred Stock) with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The Series A-1 Preferred Stock shall rank pari passu with the other Series A Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock and other capital stock of the Corporation (other than the Series A Preferred Stock) shall be subject to the preferences and relative rights of the Series A Preferred Stock.

1 Subject to name change pursuant to Reverse Merger.

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3.           Participation. From and after the first date of issuance of any shares of Series A Preferred Stock (the "Issuance Date"), the holders of Series A Preferred Stock (each, a "Holder" and collectively, the "Holders") shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A Preferred Stock into Common Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage (as defined in Section 7(d), if applicable) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference, other than as set forth in Section 4 below, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. Subject to any voting or consent rights contained herein, the Corporation shall not declare or pay any dividends on any other shares of capital stock whether such capital stock is pari-passu (such stock referred to hereinafter as "Pari Passu Stock") or junior (such stock being referred to hereinafter collectively as "Junior Stock") unless the holders of Series A Preferred Stock then outstanding shall simultaneously receive a dividend on a pro rata basis as if the shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to Section 7 immediately prior to the record date for determining the stockholders eligible to receive such dividends. Notwithstanding the foregoing, to the extent that a Holder's right to participate in any such dividend or distribution pursuant to this Section 3 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such rights (and any rights under this Section 3 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

4.           Liquidation Preference.

(a)          Preferential Payment to Holders of Series A Preferred Stock. Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as "Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to a price equal to the sum of (i) the greater of (x) the product of (I) the Stated Value and (II) the number of shares of Series A Preferred Stock then held by each Holder and (y) the product of (I) the fair market value of one share of Common Stock, as mutually determined by the Corporation and the Required Holders (provided that if the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7(f)) and (II) the number of shares of Common Stock issuable upon conversion of such Holder's Series A Preferred Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage, if applicable) and (ii) any declared accrued and unpaid dividends. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. For purposes of this Certificate of Designations, the term "Stated Value" shall mean $0.01 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series A Preferred Stock after the Subscription Date ..

(b)          Distribution of Remaining Assets. Upon a Liquidation Event and subject to the rights of any Senior Preferred Stock, after the payment of all preferential amounts required to be paid to the Holders, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of Junior Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation.

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5.           Fundamental Transactions.

(a)          Assumption. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations and all obligations of Inventergy Inc., the Corporation's wholly-owned subsidiary, under the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series A Preferred Stock in exchange for such Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value equal to the Stated Value of the Series A Preferred Stock held by such Holder and having similar ranking to the Series A Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Corporation" shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Corporation herein. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series A Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series A Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Preferred Stock, including without limitation, the Maximum Percentage, if applicable), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Series A Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage, if applicable) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series A Preferred Stock.

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(b)                       Redemption Right.

(i)          General. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Corporation shall deliver written notice thereof via facsimile and overnight courier to the Holders (a "Fundamental Transaction Notice"). At any time during the period (the "Fundamental Transaction Period") beginning after a Holder's receipt of a Fundamental Transaction Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Fundamental Transaction, such Holder may, except solely to the extent expressly prohibited by law, require the Corporation to redeem all or any portion of such Holder's Series A Preferred Stock by delivering (such date of delivery, the "Fundamental Transaction Redemption Notice Date") written notice thereof ("Fundamental Transaction Redemption Notice") to the Corporation, which Fundamental Transaction Redemption Notice shall indicate the number of shares of Series A Preferred Stock the Holder is electing to redeem. Any Series A Preferred Stock subject to redemption pursuant to this Section 5(b) shall be redeemed by the Corporation in cash at a price per share of Series A Preferred Stock equal to the sum of (i) the greater of (x) the Stated Value and (y) the product of (I) the fair market value of one share of Common Stock, as mutually determined by the Corporation and the Required Holders (provided that if the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7(f)) and (II) the number of shares of Common Stock issuable upon conversion per share of Series A Preferred Stock being redeemed (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage, if applicable) and (ii) any declared accrued and unpaid dividends per share of Series A Preferred Stock being redeemed (the "Fundamental Transaction Redemption Price"). Upon the Corporation's receipt of a Fundamental Transaction Redemption Notice(s) from any Holder, the Corporation shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Corporation's receipt of such notice(s). The Corporation shall make payment of the Fundamental Transaction Redemption Price concurrently with the consummation of such Fundamental Transaction to all Holders that deliver a Fundamental Transaction Redemption Notice at least three Trading Days prior to the consummation of such Fundamental Transaction and within five (5) Trading Days after the Corporation's receipt of such notice otherwise (the "Fundamental Transaction Redemption Date"). To the extent redemptions required by this Section 5(b)(i) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(b)(i), until the Fundamental Transaction Redemption Price (together with any interest thereon) is paid in full, the number of shares of Series A Preferred Stock submitted for redemption under this Section 5(b)(i) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Fundamental Transaction, shares or equity interests of the Successor Entity substantially equivalent to the Corporation's Common Stock pursuant to Section 7(b)(i). The Holders and the Corporation agree that in the event of the Corporation's redemption of any Series A Preferred Stock under this Section 5(b)(i), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b)(i) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. In the event that the Corporation does not pay the Fundamental Transaction Redemption Price on the Fundamental Transaction Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 5(b)(iii).

(ii)         Miscellaneous. If the Corporation is unable to redeem all of the Series A Preferred Stock submitted for redemption, the Corporation shall (i) redeem an amount from each Holder equal to such Holder's pro rata amount of the Series A Preferred Stock outstanding multiplied by the total number of shares of Series A Preferred Stock to be redeemed from all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each Holder interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) in respect of each unredeemed share of Series A Preferred Stock until paid in full.

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(iii)        Void Redemption. In the event that the Corporation does not pay a Fundamental Transaction Redemption Price within the time period set forth in this Certificate of Designations, at any time thereafter and until the Corporation pays such unpaid applicable Fundamental Transaction Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Corporation to promptly return to such Holder any or all of the Series A Preferred Stock that were submitted for redemption by such Holder and for which the applicable Fundamental Transaction Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the "Void Redemption Notice"). Upon the Corporation's receipt of such Void Redemption Notice, (i) the applicable Redemption Notice shall be null and void with respect to the Series A Preferred Stock subject to the Void Redemption Notice, (ii) the Corporation shall immediately return any Series A Preferred Stock subject to the Void Redemption Notice, and (iii) the Conversion Price of such returned Series A Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Redemption Notice is delivered to the Corporation and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the applicable Redemption Notice is delivered to the Corporation and ending on the date on which the Void Redemption Notice is delivered to the Corporation, as applicable, subject to further adjustment as provided in this Certificate of Designations.

(iv)        Disputes. In the event of a dispute as to the determination of the arithmetic calculation of the Fundamental Transaction Redemption Price, such dispute shall be resolved pursuant to Section 7(f) with the term " Fundamental Transaction Redemption Price" being substituted for the term "Conversion Rate". A Holder's delivery of a Void Redemption Notice and exercise of its rights following such notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 5(b) of less than all of the Series A Preferred Stock represented by a particular Preferred Stock Certificate, the Corporation shall promptly cause to be issued and delivered to the Holder of such Series A Preferred Stock a Preferred Stock Certificate representing the remaining shares of Series A Preferred Stock which have not been redeemed, if necessary.

(v)         Waiver of Redemption Right. Notwithstanding anything to the contrary set forth herein, if the Required Holders explicitly approve of a Fundamental Transaction in writing, the Required Holders shall be deemed to have waived their right to redeem Series A Preferred Stock in connection with such Fundamental Transaction. Any such waiver by the Required Holders will apply to all holders of Series A Preferred Stock.

6.            Voting Rights.

(a)          General. Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 8 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Sections 6(b) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class. On the Effective Date, pursuant to the Merger Agreement, Robb Knie has been elected as a director of the Corporation (herein referred to as the "Initial Series A Director"). The Initial Series A Director shall serve for a term of not less than one year from the Effective Date and until his successor is elected and qualified and may not be removed from the board of directors, except that the Initial Series A Director may be removed by the majority of the board of directors for Cause. If the Initial Series A Director is removed for Cause or he voluntarily resigns, a majority of the board of directors may fill the vacancy.

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(b)          Series A Preferred Stock Protective Provisions. In addition to any other rights provided by law, for so long as there continues to exist a Substantial Holder, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Required Holders voting together as a single class:

(i)          create, or authorize the creation of, or issue or obligate itself to issue additional or other capital stock that is Pari Passu Stock or senior in rank to the Series A Preferred Stock in respect of the preferences as to distributions and payments upon a Liquidation Event;

(ii)         increase the authorized number of shares of Common Stock or Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock;

(iii)        create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or incur, or authorize the incurrence of any Indebtedness other than Permitted Indebtedness), or permit any Subsidiary to take any such action;

(iv)        authorize or effect the payment of any dividends or distributions on any capital stock of the Corporation or any Subsidiary or the redemption or repurchase of any capital stock of the Corporation or any Subsidiary or rights to acquire capital stock of the Corporation or any Subsidiary (other than the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares);

(v)         authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation or any Subsidiary; (b) any Fundamental Transaction, or (d) a Liquidation Event, or consent to any of the foregoing;

(vi)        amend or repeal any provision of the Corporation's Certificate of Incorporation or By-Laws;

(vii)       amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, (including, without limitation, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock); provided, however, that any such amendment, alteration or repeal of the preferences, special rights or other powers of the Series A-1 Preferred Stock so as to affect adversely the Series A-1 Preferred Stock, will also require the consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock voting as a separate class; or

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(viii)      take any other action or agree to take any action that adversely and materially affects the terms or rights of the holders of the Series A Preferred Stock other than actions in the ordinary course of business; provided, however, that any such action or agreement to take such action that adversely affect the terms or rights of the holders of the Series A-1 Preferred Stock, will also require the consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock voting as a separate class.

(c)          Actions Requiring Vote of Initial Series A Director. For so long as the Initial Series A Director remains a director of the Corporation, but in no event for more than one year following the Effective Date, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Initial Series A Director:

(i)          enter into, be party to or allow the occurrence or the consummation of a Fundamental Transaction;

(ii)         any change in the principal business of the Corporation, enter into any new lines of business, exit the current line of business or any material modification of current or future business plans, it being understood that the principal business of the Corporation is intellectual property licensing and monetization;

(iii)        enter into any material transaction, including, without limitation, commercial contracts and loans, other than employment agreements on a basis consistent with standard practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any affiliate of any of the foregoing;

(iv)        firing of any executive officer or employee serving a similar function, including without limitation, the chief executive officer, president, chief operating officer, chief financial officer, chief investment officer, chief strategy officer, and chief information officer, or any employee with annual compensation (including any bonus payments) in excess of $225,000;

(v)         approval of a yearly budget of expenses, other than for employee and director compensation, that exceed, or are estimated to exceed, $6,900,000 in any 365 day period;

(vi)        incurrence or payment of any expenses in excess of a yearly approved budget pursuant to clause (v) above;

(vii)       entering into any agreement or contract that specifically by its terms restricts the Corporation's ability to pay dividends on, or redeem securities of, the Corporation;

(viii)      adopting or making any material modification to, any employee stock option plan, stock bonus plan, stock purchase plan or other management equity plan;

(ix)         any loan or advance to, or acquisition of any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation;

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(x)          any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(xi)         any guarantee of any Indebtedness except for trade accounts of the Corporation or any Subsidiary arising in the ordinary course of business, provided, however, that the provisions of this clause (xi) shall not prohibit the Corporation or any of its Subsidiary to incur, or authorize the incurrence of, any Permitted Indebtedness as permitted by Section 6(b)(iii);

(xii)        any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $3,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years; provided, however, that the provisions of this clause (xi) shall not prohibit purchases by the Corporation or its Subsidiaries of intellectual property or intellectual property rights;

(xiii)       increase or decrease the authorized number of directors constituting the Board of Directors;

(xiv)      the repurchase or redemption by the Corporation of any or all outstanding securities of the Corporation (other than the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares);

(xv)       until one or more Subsequent Placements occurring after the Effective Date generating aggregate net proceeds to the Company of at least $10,000,000, hire any officers or employees on compensation terms more favorable than the compensation terms of the most comparable officer or employee employed by the Corporation and/or its Subsidiaries on the Effective Date;

(xvi)      until one or more Subsequent Placements occurring after the Effective Date generating aggregate net proceeds to the Company of at least $10,000,000, make any increase to the aggregate compensation of any officer or director of the Corporation and/or any of its Subsidiaries;

(xvii)     during the 12 month period immediately following the Effective Date, make any increase to the aggregate compensation of any officer or director of the Corporation and/or its Subsidiaries that is employed by the Corporation on the Effective Date that exceeds 35% of such officer or director’s compensation on the Effective Date; or

(xviii)    during the 12 month period immediately following the Effective Date, pay aggregate compensation to all officers, directors and employees of the Corporation and/or its Subsidiaries that exceeds $2,900,000.

7.           Conversion.

(a)          Optional Conversion. Each share of Series A Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 7. The number of shares of Common Stock issuable upon conversion of each Series A Preferred Stock pursuant to this Section 7 shall be determined according to the following formula (the "Conversion Rate"):

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Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(b)          Mechanics of Conversion. The conversion of Series A Preferred Stock shall be conducted in the following manner:

(i)          Holder's Delivery Requirements. To convert Series A Preferred Stock into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series A Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporation's registered transfer agent (the "Transfer Agent") (if the Corporation does not have a registered transfer agent, references hereto to the "Transfer Agent" shall be deemed to be references to the Corporation) and (B) if required by Section 7(b)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series A Preferred Stock being converted (or compliance with the procedures set forth in Section 10) (the "Preferred Stock Certificates").

(ii)         Corporation's Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the "Share Delivery Date"), (I)(1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled and (II) pay in cash, any declared, accrued and unpaid dividends on the shares of Preferred Stock being converted. If the number of shares of Series A Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 7(b)(iv), is greater than the number of shares of Series A Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

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(iii)        Corporation's Failure to Timely Convert. The following provisions shall be applicable from and after the Effective Date:

(A)         Cash Damages. If within three (3) Trading Days after the Corporation's receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Series A Preferred Stock (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a "Buy-In"), then in addition to all other available remedies which such holder may pursue hereunder and under the other Transaction Documents, including any indemnification provisions therein), then the Corporation shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Corporation's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

(B)         Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series A Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 7(b)(iii)(A) or otherwise. Thereafter, the Conversion Price of any Series A Preferred Stock returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

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(iv)        Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series A Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series A Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series A Preferred Stock represented by the certificate are being converted, in which case the Holder shall deliver such stock certificate to the Corporation promptly following such conversion or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Preferred Stock upon physical surrender of any Series A Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series A Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series A Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series A Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series A Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series A Preferred Stock unless such Holder first physically surrenders the certificate representing the Series A Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series A Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof. Each certificate for Series A Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 7(b)(iv) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 7(b)(iv) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

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(c)          Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock (an "Automatic Conversion"), based on the then-effective applicable Conversion Price (A) five (5) Trading Days following the affirmative election of the Required Holders, or (B) provided that there is no Equity Conditions Failure, five (5) Trading Days following (I) the closing of an underwritten public offering on a firm commitment basis with a nationally recognized underwriter of Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act, with an anticipated aggregate offering price to the public of not less than $20,000,000 (before deduction of underwriters commissions, fees and expenses) at a price per share that equals or exceeds $1.61 (as adjusted for any stock dividend, stock split, reverse stock split, stock combination, reclassification or similar transaction after the Subscription Date), as determined on the applicable date of determination, that results in the listing of Common Stock of the Corporation on a national securities exchange and (II) the redemption in full of the Notes. Upon such Automatic Conversion, any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 7(b)(ii). Upon the occurrence of either of the events specified in this Section 7(c), all of the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or the Transfer Agent; provided, however, that to the extent that an Automatic Conversion would result in a Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder's Series A Preferred Stock shall not be automatically converted into Common Stock (and such Holder's shares of Series A Preferred Stock shall remain outstanding and benefit from all preferences and rights set forth in this Certificate of Designations (except that the provisions set forth in Sections 5(b), 6(b) and 6(c) shall immediately terminate and be of no further force and effect) to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Automatic Conversion (and beneficial ownership) to such extent) and the shares of Common Stock issuable upon the automatic conversion of Series A Preferred Stock to such extent shall be held in abeyance for such Holder until such time or times as conversion of such Series A Preferred Stock would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be issued such shares of Common Stock (and any shares of Common Stock granted or issued with respect to the shares of Common Stock issuable upon conversion of Series A Preferred Stock to be held similarly in abeyance) to the same extent as if there had been no such limitation; provided, further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or the Transfer Agent as provided below, or the Holder provides evidence that such certificates have been lost, stolen or destroyed in accordance with Section 10. Upon the occurrence of such Automatic Conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any Transfer Agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such Automatic Conversion occurred, and any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 3(b)(ii).

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(d)          Beneficial Ownership Limitation on Conversions. The Corporation shall not effect the conversion of any portion of Series A Preferred Stock, and no Holder shall not have the right to convert any portion of Series A Preferred Stock, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion. The Corporation shall not give effect to any voting rights of the Series A Preferred Stock, and no Holder shall have the right to exercise voting rights with respect to any Series A Preferred Stock pursuant hereto, to the extent that giving effect to such voting rights would result in such Holder together with the other Attribution Parties being deemed to beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. For purposes of the foregoing sentences, the aggregate number of shares of Common Stock beneficially owned by a Holder and its other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) convert of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by such Holder or any of its other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Series A Preferred Stock) beneficially owned by such Holder or any of its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(d). For purposes of this Section 7(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of Series A Preferred Stock without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (3) any other written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Corporation shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by such Holder and any of its other Attribution Party since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Corporation, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Series A Preferred Stock that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Series A Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e)          Reservation of Shares.

(i)          The Corporation shall have sufficient authorized and unissued shares of Common Stock for each Series A Preferred Stock equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each such Series A Preferred Stock as of the Issuance Date. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series A Preferred Stock held by each Holder at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event a Holder shall sell or otherwise transfer any of such Holder's Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Preferred Stock (other than pursuant to a transfer of Series A Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

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(ii)         If at any time while any of the Series A Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series A Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(f)          Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any "big four" international accounting firm. The Corporation shall cause, at the Corporation's expense (unless such accounting firm determines in favor of the Corporation, in which case the Holder shall be responsible for such expense), the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

(g)          Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(h)          Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 7(b)(iii)(B), any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

(i)          Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

8.           Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 8.

(a)          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Subscription Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b)          Voluntary Adjustment By Corporation. The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board of Directors in accordance with Delaware law and in compliance with the rules of the Principal Market.

(c)          Certain Fundamental Transactions. If any Fundamental Transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series A Preferred Stock shall have the right to acquire and receive upon conversion of the Series A Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Preferred Stock, if any and pari passu to the rights of holders of Pari Passu Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series A Preferred Stock at the Conversion Price then in effect (provided, however, that to the extent that a Holder's right to receive securities in any such Fundamental Transaction would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such securities in such Fundamental Transaction to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Fundamental Transaction (and beneficial ownership) to such extent) and such securities to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any rights under this Section 8(c) on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series A Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

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(d)          Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder's right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(e)          Notices.

(i)          Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 8 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 7(f).

(ii)         The Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event.

(iii)        The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place.

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9.          Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 7 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

10.         Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificates representing the Series A Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock.

11.         Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series A Preferred Stock's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each holder of Series A Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series A Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

12.         Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with such contact information provided by each Holder to the Corporation and set forth in the register for the Series A Preferred Stock maintained by the Corporation as set forth in Section 15.

13.         Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14.         Transfer of Series A Preferred Stock. A Holder may assign some or all of the Series A Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

15.         Series A Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Corporation shall record the name and address of the persons in whose name the Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

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16.         Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Series A Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation's stockholders or at a duly called meeting of the Corporation's stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

17.         General Provisions; Amendment and Waivers. In addition to the above provisions with respect to Series A-1 Preferred Stock, such Series A-1 Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Amended and Restated Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally. Any and all provisions of this Certificate of Designations may be amended or waived by an instrument in writing signed by the Corporation and the Required Holders and any amendment or waiver to this Certificate of Incorporation made in conformity with the provisions of this Section 17 shall be binding on all Holders; provided, however, that any such action or agreement to take such action that adversely affect the terms or rights of the holders of the Series A-1 Preferred Stock, will also require the consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock voting as a separate class. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders.

18.         Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

19.         Certain Definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(a)          "Affiliate" has the meaning set forth in Rule 405 under the Securities Act.

(b)          "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

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(c)          "Bloomberg" means Bloomberg Financial Markets.

(d)          "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)          "Cause" means the Initial Series A Director is convicted of a felony by a court of competent jurisdiction, the Initial Series A Director has been found to have engaged in fraud or willful misconduct in connection with the performance of his duties as board member or he is convicted of or signs a consent decree acknowledging any scienter-based securities law violation.

(f)          "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by OTC Markets, Inc.(formerly the Pink OTC Markets, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7(f). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g)          "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h)          "Conversion Amount" means the Stated Value.

(i)          "Conversion Price" means $[     ]2, subject to adjustment as provided herein.

(j)          "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(k)          "Effective Date" shall mean the date on which the Certificate of Merger by and among the Corporation, Inventergy Merger Sub, Inc. and Inventergy, Inc. is filed with the Delaware Secretary of State.

2 Insert the quotient determined by dividing $0.01 (as adjusted for any stock dividend, stock split, reverse stock split, stock combination, reclassification or similar transaction after the Subscription Date) by the Exchange Ratio (as defined in the Merger Agreement).

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(l)          "Eligible Market" means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(m)          "Equity Conditions" means each of the following conditions: (i) either (a) a registration statement shall be effective and available for the resale of all Registrable Securities pursuant to Rule 415 and there shall not have been any postponement or failure to maintain the effectiveness of such registration statement and the Corporation shall have no knowledge of any fact that would cause such registration statement not to be effective and available for the resale of all remaining Registrable Securities or (b) all Registrable Securities shall be eligible for sale without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and without the need for registration under any applicable federal or state securities laws and the Corporation shall have no knowledge of any fact that would cause the Registrable Securities not to be eligible for sale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and any applicable federal or state securities laws; (ii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full, subject to any shares that must be held in abeyance due to the provisions of Section 7(d) hereof, and without violating the rules or regulations of the Principal Market or any other applicable Eligible Market; (iii) during the Equity Conditions Measuring Period, the Corporation shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated; (v) during the Equity Conditions Measuring Period, the Corporation otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document (as defined in the Securities Purchase Agreement); and (vi) no Holder shall be in possession of any material, nonpublic information received from the Corporation, any Subsidiary or its respective agent or affiliates.

(n)          "Equity Conditions Failure" means that on the applicable date of determination, any of the Equity Conditions have not been satisfied (or waived in writing by the Required Holders).

(o)          "Equity Conditions Measuring Period" means the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.

(p)          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(q)          "Fair Market Value" means the Weighted Average Price of one share of the Common Stock on the Trading Day immediately preceding the date the Corporation issues or grants shares of Common Stock or securities exchangeable for, or convertible or exercisable into, shares of Common Stock.

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(r)          "Fundamental Transaction" means (i) that the Corporation shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Subject Entity; provided, however, that in no event shall any Holder have the right to require the Corporation to redeem all or any portion of such Holder's Series A Preferred Stock pursuant to Section 5(b) based on a Fundamental Transaction pursuant to this clause (a) in which, upon any such consolidation or merger, holders of the Corporation's voting power immediately prior to such consolidation or merger are, directly or indirectly, after such consolidation or merger the holders of a majority of the voting power of the surviving entity (or if the surviving entity is controlled by another entity, a majority of the voting power of the entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such consolidation or merger, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Corporation to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Corporation shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Corporation sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Corporation to surrender their shares of Common Stock without approval of the stockholders of the Corporation or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(s)          "GAAP" means United States generally accepted accounting principles, consistently applied.

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(t)          "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(u)          "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(v)         "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(w)          "Merger Agreement" shall mean that certain Certificate of Merger by and among the Corporation, Inventergy Merger Sub, Inc. and Inventergy, Inc.

(x)          "Options" means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

(y)          "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(z)          "Permitted Indebtedness" means (i) Indebtedness evidenced by the Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice and (iii) Indebtedness secured by Permitted Liens.

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(aa)         "Permitted Liens" means (i) any first priority mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, "Liens") (A) upon or in any equipment or New Patent Assets (as defined in the Notes) acquired or held by the Corporation or any of its Subsidiaries to secure the purchase price of such equipment or New Patent Assets or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment or the acquisition of such New Patent Assets, or (B) existing on such equipment or New Patent Assets at the time of its acquisition, provided that the Lien is confined solely to the equipment or New Patent Assets so acquired, and the proceeds of such equipment or New Patent Assets and (ii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (i) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase.

(bb)         "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(cc)         "Principal Market" means the Eligible Market that is the principal securities exchange market for the Common Stock, which as of the Issuance Date shall be The NASDAQ Capital Markets.

(dd)         "Registrable Securities" means (A) any shares of Common Stock held by any of the Holders as of the date hereof or as of any future date of determination, (B) any shares of Common Stock issuable upon conversion, exercise or exchange of securities, including, without limitation, any shares of Series A Preferred Stock, held by any of the Holders as of the date hereof or as of any future date of determination (collectively, the "Holders' Securities") and (iii) any capital stock of the Corporation issued or issuable with respect to the Holders' Securities or any securities exchangeable, convertible or exercisable into Holders' Securities, including, without limitation, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the shares of Series A Preferred Stock.

(ee)         "Required Holders" means the holders of a majority of the outstanding shares of Series A Preferred Stock

(ff)           "Rule 144" means Rule 144 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

(gg)         "Rule 415" means Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

(hh)         "Securities Act" means the Securities Act of 1933, as amended.

(ii)         "Securities Purchase Agreement" means that certain securities purchase agreement by and among the Inventergy, Inc., the Corporation's wholly-owned subsidiary and the initial Holders, dated as of May 10, 2013, as such agreement further may be amended from time to time as provided in such agreement.

(jj)         "Series A Preferred Stock" means, collectively, the Series A-1 Convertible Preferred Stock of the Corporation and the Series A-2 Convertible Preferred Stock of the Corporation.

(kk)         "Stockholders Agreement" means that certain stockholders agreement dated as of May 10, 2013 by and among the Corporation, the stockholders and the investors listed on the signature pages thereto, as such agreement further may be amended from time to time as provided in such agreement.

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(ll)         "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(mm)      "Subscription Date" means December 16, 2013.

(nn)       "Subsequent Placement" means any sale of any of its or its Subsidiaries' common stock or convertible preferred stock; provided, however, that any Subsequent Placement which constitutes a sale of any of its or its Subsidiaries' equity or equity equivalent securities, which terms provide for the redemption of such securities, either at the option of the Corporation or holder thereof within the first two (2) years of the issuance date of such securities shall not be considered a Subsequent Placement for the purpose of this definition.

(oo)       "Subsidiary" means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(pp)       "Substantial Holder" means any Holder that purchased shares of Series A Preferred Stock. convertible into 1,000,000 shares or more of the Corporation's Common Stock outstanding at the time of such purchase (such date of purchase, a "Substantial Holder Purchase Date") and continues to hold as of any applicable date of determination a number of shares of Series A Preferred Stock equal to at least twenty percent (20%) of the number of shares of Series A Preferred Stock purchased by such Holder on the Substantial Holder Purchase Date with respect to such Holder.

(qq)       "Successor Entity" means one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(rr)        "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(ss)       "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets, Inc. (formerly the Pink OTC Markets, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 7(f) below with the term "Weighted Average Price" being substituted for the term "Conversion Rate." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

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IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on the day of__________, 2014, and affirms the statements contained therein as true under the penalties of perjury.

EON COMMUNICATIONS CORPORATION

By:
Name:
Its:

EXHIBIT I

EON COMMUNICATIONS CORPORATION

Reference is made to the Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock of eON Communications Corporation (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A-1 Convertible Preferred Stock, par value $0.005 per share (the "Series A Preferred Stock"), of eOn Communications Corporation, a Delaware corporation (the "Corporation"), indicated below into shares of Common Stock, par value $0.005 per share (the "Common Stock"), of the Corporation, as of the date specified below.

Date of Conversion: ___________________________________________________________________________

Number of shares of Series A-1 Preferred Stock to be converted: ________________________________________

Stock certificate no(s). of Series A-1 Preferred Stock to be converted: ____________________________________

Tax ID Number (If applicable): __________________________________________________________________

Please confirm the following information: ________________________________________________________________

Conversion Price:_______________________________________________________________________

Number of shares of Common Stock to be issued: ____________________________________________________

Please issue the Common Stock into which the Series A-1 Preferred Stock are being converted in the following name and to the following address:

Issue to: ____________________________________________

    _________________________________________

Address: _________________________________________

Telephone Number: ________________________________

Facsimile Number: ____________________________________

Authorization: _______________________________________

By: ______________________________

Title: _____________________________

Dated:

Account Number (if electronic book entry transfer): __________________________________________________

Transaction Code Number (if electronic book entry transfer): ___________________________________________

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ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs _______________ to issue the above indicated number of shares of Common Stock.

EON COMMUNICATIONS CORPORATION

By:

Name:
Title:

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES A-2 CONVERTIBLE PREFERRED STOCK
OF EON COMMUNICATIONS CORPORATION3

eOn Communications Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Sections 151 and 141 of the DGCL, the Board adopted resolutions (i) designating a series of the Corporation's previously authorized preferred stock, par value $0.005 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 1,176,748 shares of Series A-2 Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue 1,176,748 shares of Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock"), par value $0.005 per share, which shall have the following powers, designations, preferences and other special rights:

20.         Designation and Amount. The class of preferred stock hereby classified shall be designated the "Series A-2 Preferred Stock". The initial number of authorized shares of the Series A-2 Preferred Stock shall be 1,176,748, which shall not be subject to increase without the consent of the holders of a majority of the then outstanding shares of Series A-2 Preferred Stock voting together as a single class and the consent of all Substantial Holders. Each share of the Series A Preferred Stock shall have a par value of $0.005.

21.         Ranking. The Series A Preferred Stock shall rank prior and superior to all of the common stock, par value $0.005 per share, of the Corporation ("Common Stock") and, subject to the rights of any Senior Preferred Stock (as defined in Section 4(a) below) any other capital stock of the Corporation (other than the Series A Preferred Stock) with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The Series A-2 Preferred Stock shall rank pari passu with the other Series A Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock and other capital stock of the Corporation (other than the Series A Preferred Stock) shall be subject to the preferences and relative rights of the Series A Preferred Stock.

3 Subject to name change pursuant to Reverse Merger.

22.         Participation. From and after the first date of issuance of any shares of Series A Preferred Stock (the "Issuance Date"), the holders of Series A Preferred Stock (each, a "Holder" and collectively, the "Holders") shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A Preferred Stock into Common Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage (as defined in Section 7(d), if applicable) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference, other than as set forth in Section 4 below, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. Subject to any voting or consent rights contained herein, the Corporation shall not declare or pay any dividends on any other shares of capital stock whether such capital stock is pari-passu (such stock referred to hereinafter as "Pari Passu Stock") or junior (such stock being referred to hereinafter collectively as "Junior Stock") unless the holders of Series A Preferred Stock then outstanding shall simultaneously receive a dividend on a pro rata basis as if the shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to Section 7 immediately prior to the record date for determining the stockholders eligible to receive such dividends. Notwithstanding the foregoing, to the extent that a Holder's right to participate in any such dividend or distribution pursuant to this Section 3 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such rights (and any rights under this Section 3 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

23.         Liquidation Preference.

(a)          Preferential Payment to Holders of Series A Preferred Stock. Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as "Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to a price equal to the sum of (i) the greater of (x) the product of (I) the Stated Value and (II) the number of shares of Series A Preferred Stock then held by each Holder and (y) the product of (I) the fair market value of one share of Common Stock, as mutually determined by the Corporation and the Required Holders (provided that if the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7(f)) and (II) the number of shares of Common Stock issuable upon conversion of such Holder's Series A Preferred Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage, if applicable) and (ii) any declared accrued and unpaid dividends. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. For purposes of this Certificate of Designations, the term "Stated Value" shall mean $1.6996 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series A Preferred Stock after the Subscription Date ..

(b)          Distribution of Remaining Assets. Upon a Liquidation Event and subject to the rights of any Senior Preferred Stock, after the payment of all preferential amounts required to be paid to the Holders, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of Junior Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation.

2

24.         Fundamental Transactions.

(a)          Assumption. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations and all obligations of Inventergy Inc., the Corporation's wholly-owned subsidiary, under the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series A Preferred Stock in exchange for such Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value equal to the Stated Value of the Series A Preferred Stock held by such Holder and having similar ranking to the Series A Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Corporation" shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Corporation herein. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series A Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series A Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Preferred Stock, including without limitation, the Maximum Percentage, if applicable), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Series A Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage, if applicable) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series A Preferred Stock.

3

(b)                       Redemption Right.

(i)          General. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Corporation shall deliver written notice thereof via facsimile and overnight courier to the Holders (a "Fundamental Transaction Notice"). At any time during the period (the "Fundamental Transaction Period") beginning after a Holder's receipt of a Fundamental Transaction Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Fundamental Transaction, such Holder may, except solely to the extent expressly prohibited by law, require the Corporation to redeem all or any portion of such Holder's Series A Preferred Stock by delivering (such date of delivery, the "Fundamental Transaction Redemption Notice Date") written notice thereof ("Fundamental Transaction Redemption Notice") to the Corporation, which Fundamental Transaction Redemption Notice shall indicate the number of shares of Series A Preferred Stock the Holder is electing to redeem. Any Series A Preferred Stock subject to redemption pursuant to this Section 5(b) shall be redeemed by the Corporation in cash at a price per share of Series A Preferred Stock equal to the sum of (i) the greater of (x) the Stated Value and (y) the product of (I) the fair market value of one share of Common Stock, as mutually determined by the Corporation and the Required Holders (provided that if the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7(f)) and (II) the number of shares of Common Stock issuable upon conversion per share of Series A Preferred Stock being redeemed (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage, if applicable) and (ii) any declared accrued and unpaid dividends per share of Series A Preferred Stock being redeemed (the "Fundamental Transaction Redemption Price"). Upon the Corporation's receipt of a Fundamental Transaction Redemption Notice(s) from any Holder, the Corporation shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Corporation's receipt of such notice(s). The Corporation shall make payment of the Fundamental Transaction Redemption Price concurrently with the consummation of such Fundamental Transaction to all Holders that deliver a Fundamental Transaction Redemption Notice at least three Trading Days prior to the consummation of such Fundamental Transaction and within five (5) Trading Days after the Corporation's receipt of such notice otherwise (the "Fundamental Transaction Redemption Date"). To the extent redemptions required by this Section 5(b)(i) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(b)(i), until the Fundamental Transaction Redemption Price (together with any interest thereon) is paid in full, the number of shares of Series A Preferred Stock submitted for redemption under this Section 5(b)(i) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Fundamental Transaction, shares or equity interests of the Successor Entity substantially equivalent to the Corporation's Common Stock pursuant to Section 7(b)(i). The Holders and the Corporation agree that in the event of the Corporation's redemption of any Series A Preferred Stock under this Section 5(b)(i), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b)(i) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. In the event that the Corporation does not pay the Fundamental Transaction Redemption Price on the Fundamental Transaction Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 5(b)(iii).

(ii)         Miscellaneous. If the Corporation is unable to redeem all of the Series A Preferred Stock submitted for redemption, the Corporation shall (i) redeem an amount from each Holder equal to such Holder's pro rata amount of the Series A Preferred Stock outstanding multiplied by the total number of shares of Series A Preferred Stock to be redeemed from all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each Holder interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) in respect of each unredeemed share of Series A Preferred Stock until paid in full.

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(iii)        Void Redemption. In the event that the Corporation does not pay a Fundamental Transaction Redemption Price within the time period set forth in this Certificate of Designations, at any time thereafter and until the Corporation pays such unpaid applicable Fundamental Transaction Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Corporation to promptly return to such Holder any or all of the Series A Preferred Stock that were submitted for redemption by such Holder and for which the applicable Fundamental Transaction Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the "Void Redemption Notice"). Upon the Corporation's receipt of such Void Redemption Notice, (i) the applicable Redemption Notice shall be null and void with respect to the Series A Preferred Stock subject to the Void Redemption Notice, (ii) the Corporation shall immediately return any Series A Preferred Stock subject to the Void Redemption Notice, and (iii) the Conversion Price of such returned Series A Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Redemption Notice is delivered to the Corporation and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the applicable Redemption Notice is delivered to the Corporation and ending on the date on which the Void Redemption Notice is delivered to the Corporation, as applicable, subject to further adjustment as provided in this Certificate of Designations.

(iv)        Disputes. In the event of a dispute as to the determination of the arithmetic calculation of the Fundamental Transaction Redemption Price, such dispute shall be resolved pursuant to Section 7(f) with the term " Fundamental Transaction Redemption Price" being substituted for the term "Conversion Rate". A Holder's delivery of a Void Redemption Notice and exercise of its rights following such notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 5(b) of less than all of the Series A Preferred Stock represented by a particular Preferred Stock Certificate, the Corporation shall promptly cause to be issued and delivered to the Holder of such Series A Preferred Stock a Preferred Stock Certificate representing the remaining shares of Series A Preferred Stock which have not been redeemed, if necessary.

(v)         Waiver of Redemption Right. Notwithstanding anything to the contrary set forth herein, if the Required Holders explicitly approve of a Fundamental Transaction in writing, the Required Holders shall be deemed to have waived their right to redeem Series A Preferred Stock in connection with such Fundamental Transaction. Any such waiver by the Required Holders will apply to all holders of Series A Preferred Stock.

25.         Voting Rights.

(a)          General. Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 8 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Sections 6(b) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class. On the Effective Date, pursuant to the Merger Agreement, Robb Knie has been elected as a director of the Corporation (herein referred to as the "Initial Series A Director"). The Initial Series A Director shall serve for a term of not less than one year from the Effective Date and until his successor is elected and qualified and may not be removed from the board of directors, except that the Initial Series A Director may be removed by the majority of the board of directors for Cause. If the Initial Series A Director is removed for Cause or he voluntarily resigns, a majority of the board of directors may fill the vacancy.

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(b)          Series A Preferred Stock Protective Provisions. In addition to any other rights provided by law, for so long as there continues to exist a Substantial Holder, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Required Holders voting together as a single class:

(i)          create, or authorize the creation of, or issue or obligate itself to issue additional or other capital stock that is Pari Passu Stock or senior in rank to the Series A Preferred Stock in respect of the preferences as to distributions and payments upon a Liquidation Event;

(ii)         increase the authorized number of shares of Common Stock or Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock;

(iii)        create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or incur, or authorize the incurrence of any Indebtedness other than Permitted Indebtedness), or permit any Subsidiary to take any such action;

(iv)        authorize or effect the payment of any dividends or distributions on any capital stock of the Corporation or any Subsidiary or the redemption or repurchase of any capital stock of the Corporation or any Subsidiary or rights to acquire capital stock of the Corporation or any Subsidiary (other than the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares);

(v)         authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation or any Subsidiary; (b) any Fundamental Transaction, or (d) a Liquidation Event, or consent to any of the foregoing;

(vi)        amend or repeal any provision of the Corporation's Certificate of Incorporation or By-Laws;

(vii)       amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, (including, without limitation, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock); provided, however, that any such amendment, alteration or repeal of the preferences, special rights or other powers of the Series A-2 Preferred Stock so as to affect adversely the Series A-2 Preferred Stock, will also require the consent of the holders of a majority of the outstanding shares of Series A-2 Preferred Stock voting as a separate class; or

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(viii)      take any other action or agree to take any action that adversely and materially affects the terms or rights of the holders of the Series A Preferred Stock other than actions in the ordinary course of business; provided, however, that any such action or agreement to take such action that adversely affect the terms or rights of the holders of the Series A-2 Preferred Stock, will also require the consent of the holders of a majority of the outstanding shares of Series A-2 Preferred Stock voting as a separate class.

(c)          Actions Requiring Vote of Initial Series A Director. For so long as the Initial Series A Director remains a director of the Corporation, but in no event for more than one year following the Effective Date, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Initial Series A Director:

(i)          enter into, be party to or allow the occurrence or the consummation of a Fundamental Transaction;

(ii)         any change in the principal business of the Corporation, enter into any new lines of business, exit the current line of business or any material modification of current or future business plans, it being understood that the principal business of the Corporation is intellectual property licensing and monetization;

(iii)        enter into any material transaction, including, without limitation, commercial contracts and loans, other than employment agreements on a basis consistent with standard practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any affiliate of any of the foregoing;

(iv)        firing of any executive officer or employee serving a similar function, including without limitation, the chief executive officer, president, chief operating officer, chief financial officer, chief investment officer, chief strategy officer, and chief information officer, or any employee with annual compensation (including any bonus payments) in excess of $225,000;

(v)         approval of a yearly budget of expenses, other than for employee and director compensation, that exceed, or are estimated to exceed, $6,900,000 in any 365 day period;

(vi)        incurrence or payment of any expenses in excess of a yearly approved budget pursuant to clause (v) above;

(vii)       entering into any agreement or contract that specifically by its terms restricts the Corporation's ability to pay dividends on, or redeem securities of, the Corporation;

(viii)      adopting or making any material modification to, any employee stock option plan, stock bonus plan, stock purchase plan or other management equity plan;

(ix)         any loan or advance to, or acquisition of any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation;

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(x)          any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(xi)         any guarantee of any Indebtedness except for trade accounts of the Corporation or any Subsidiary arising in the ordinary course of business, provided, however, that the provisions of this clause (xi) shall not prohibit the Corporation or any of its Subsidiary to incur, or authorize the incurrence of, any Permitted Indebtedness as permitted by Section 6(b)(iii);

(xii)        any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $3,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years; provided, however, that the provisions of this clause (xi) shall not prohibit purchases by the Corporation or its Subsidiaries of intellectual property or intellectual property rights;

(xiii)      increase or decrease the authorized number of directors constituting the Board of Directors;

(xiv)      the repurchase or redemption by the Corporation of any or all outstanding securities of the Corporation (other than the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares);

(xv)       until one or more Subsequent Placements occurring after the Effective Date generating aggregate net proceeds to the Company of at least $10,000,000, hire any officers or employees on compensation terms more favorable than the compensation terms of the most comparable officer or employee employed by the Corporation and/or its Subsidiaries on the Effective Date;

(xvi)      until one or more Subsequent Placements occurring after the Effective Date generating aggregate net proceeds to the Company of at least $10,000,000, make any increase to the aggregate compensation of any officer or director of the Corporation and/or any of its Subsidiaries;

(xvii)     during the 12 month period immediately following the Effective Date, make any increase to the aggregate compensation of any officer or director of the Corporation and/or its Subsidiaries that is employed by the Corporation on the Effective Date that exceeds 35% of such officer or director’s compensation on the Effective Date; or

(xviii)    during the 12 month period immediately following the Effective Date, pay aggregate compensation to all officers, directors and employees of the Corporation and/or its Subsidiaries that exceeds $2,900,000.

26.         Conversion.

(a)          Optional Conversion. Each share of Series A Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 7. The number of shares of Common Stock issuable upon conversion of each Series A Preferred Stock pursuant to this Section 7 shall be determined according to the following formula (the "Conversion Rate"):

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Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(b)          Mechanics of Conversion. The conversion of Series A Preferred Stock shall be conducted in the following manner:

(i)          Holder's Delivery Requirements. To convert Series A Preferred Stock into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series A Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporation's registered transfer agent (the "Transfer Agent") (if the Corporation does not have a registered transfer agent, references hereto to the "Transfer Agent" shall be deemed to be references to the Corporation) and (B) if required by Section 7(b)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series A Preferred Stock being converted (or compliance with the procedures set forth in Section 10) (the "Preferred Stock Certificates").

(ii)         Corporation's Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the "Share Delivery Date"), (I)(1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled and (II) pay in cash, any declared, accrued and unpaid dividends on the shares of Preferred Stock being converted. If the number of shares of Series A Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 7(b)(iv), is greater than the number of shares of Series A Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

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(iii)        Corporation's Failure to Timely Convert. The following provisions shall be applicable from and after the Effective Date:

(A)         Cash Damages. If within three (3) Trading Days after the Corporation's receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Series A Preferred Stock (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a "Buy-In"), then in addition to all other available remedies which such holder may pursue hereunder and under the other Transaction Documents, including any indemnification provisions therein), then the Corporation shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Corporation's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

(B)         Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series A Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 7(b)(iii)(A) or otherwise. Thereafter, the Conversion Price of any Series A Preferred Stock returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

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(iv)        Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series A Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series A Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series A Preferred Stock represented by the certificate are being converted, in which case the Holder shall deliver such stock certificate to the Corporation promptly following such conversion or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Preferred Stock upon physical surrender of any Series A Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series A Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series A Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series A Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series A Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series A Preferred Stock unless such Holder first physically surrenders the certificate representing the Series A Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series A Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof. Each certificate for Series A Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 7(b)(iv) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 7(b)(iv) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

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(c)          Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock (an "Automatic Conversion"), based on the then-effective applicable Conversion Price (A) five (5) Trading Days following the affirmative election of the Required Holders, or (B) provided that there is no Equity Conditions Failure, five (5) Trading Days following (I) the closing of an underwritten public offering on a firm commitment basis with a nationally recognized underwriter of Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act, with an anticipated aggregate offering price to the public of not less than $20,000,000 (before deduction of underwriters commissions, fees and expenses) at a price per share that equals or exceeds $1.61 (as adjusted for any stock dividend, stock split, reverse stock split, stock combination, reclassification or similar transaction after the Subscription Date), as determined on the applicable date of determination, that results in the listing of Common Stock of the Corporation on a national securities exchange and (II) the redemption in full of the Notes. Upon such Automatic Conversion, any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 7(b)(ii). Upon the occurrence of either of the events specified in this Section 7(c), all of the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or the Transfer Agent; provided, however, that to the extent that an Automatic Conversion would result in a Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder's Series A Preferred Stock shall not be automatically converted into Common Stock (and such Holder's shares of Series A Preferred Stock shall remain outstanding and benefit from all preferences and rights set forth in this Certificate of Designations (except that the provisions set forth in Sections 5(b), 6(b) and 6(c) shall immediately terminate and be of no further force and effect) to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Automatic Conversion (and beneficial ownership) to such extent) and the shares of Common Stock issuable upon the automatic conversion of Series A Preferred Stock to such extent shall be held in abeyance for such Holder until such time or times as conversion of such Series A Preferred Stock would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be issued such shares of Common Stock (and any shares of Common Stock granted or issued with respect to the shares of Common Stock issuable upon conversion of Series A Preferred Stock to be held similarly in abeyance) to the same extent as if there had been no such limitation; provided, further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or the Transfer Agent as provided below, or the Holder provides evidence that such certificates have been lost, stolen or destroyed in accordance with Section 10. Upon the occurrence of such Automatic Conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any Transfer Agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such Automatic Conversion occurred, and any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 3(b)(ii).

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(d)          Beneficial Ownership Limitation on Conversions. The Corporation shall not effect the conversion of any portion of Series A Preferred Stock, and no Holder shall not have the right to convert any portion of Series A Preferred Stock, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion. The Corporation shall not give effect to any voting rights of the Series A Preferred Stock, and no Holder shall have the right to exercise voting rights with respect to any Series A Preferred Stock pursuant hereto, to the extent that giving effect to such voting rights would result in such Holder together with the other Attribution Parties being deemed to beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. For purposes of the foregoing sentences, the aggregate number of shares of Common Stock beneficially owned by a Holder and its other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) convert of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by such Holder or any of its other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Series A Preferred Stock) beneficially owned by such Holder or any of its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(d). For purposes of this Section 7(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of Series A Preferred Stock without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (3) any other written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Corporation shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by such Holder and any of its other Attribution Party since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Corporation, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Series A Preferred Stock that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Series A Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e)          Reservation of Shares.

(i)          The Corporation shall have sufficient authorized and unissued shares of Common Stock for each Series A Preferred Stock equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each such Series A Preferred Stock as of the Issuance Date. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series A Preferred Stock held by each Holder at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event a Holder shall sell or otherwise transfer any of such Holder's Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Preferred Stock (other than pursuant to a transfer of Series A Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

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(ii)         If at any time while any of the Series A Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series A Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(f)          Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any "big four" international accounting firm. The Corporation shall cause, at the Corporation's expense (unless such accounting firm determines in favor of the Corporation, in which case the Holder shall be responsible for such expense), the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

(g)          Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(h)          Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 7(b)(iii)(B), any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

(i)          Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

27.         Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 8.

(a)          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Subscription Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b)          Voluntary Adjustment By Corporation. The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board of Directors in accordance with Delaware law and in compliance with the rules of the Principal Market.

(c)          Certain Fundamental Transactions. If any Fundamental Transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series A Preferred Stock shall have the right to acquire and receive upon conversion of the Series A Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Preferred Stock, if any and pari passu to the rights of holders of Pari Passu Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series A Preferred Stock at the Conversion Price then in effect (provided, however, that to the extent that a Holder's right to receive securities in any such Fundamental Transaction would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such securities in such Fundamental Transaction to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Fundamental Transaction (and beneficial ownership) to such extent) and such securities to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any rights under this Section 8(c) on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series A Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

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(d)          Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder's right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(e)          Notices.

(i)          Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 8 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 7(f).

(ii)         The Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event.

(iii)        The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place.

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28.         Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 7 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

29.         Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificates representing the Series A Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock.

30.         Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series A Preferred Stock's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each holder of Series A Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series A Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

31.         Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with such contact information provided by each Holder to the Corporation and set forth in the register for the Series A Preferred Stock maintained by the Corporation as set forth in Section 15.

32.         Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

33.         Transfer of Series A Preferred Stock. A Holder may assign some or all of the Series A Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

34.         Series A Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Corporation shall record the name and address of the persons in whose name the Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

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35.         Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Series A Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation's stockholders or at a duly called meeting of the Corporation's stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

36.         General Provisions; Amendment and Waivers. In addition to the above provisions with respect to Series A-2 Preferred Stock, such Series A-2 Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Amended and Restated Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally. Any and all provisions of this Certificate of Designations may be amended or waived by an instrument in writing signed by the Corporation and the Required Holders and any amendment or waiver to this Certificate of Incorporation made in conformity with the provisions of this Section 17 shall be binding on all Holders; provided, however, that any such action or agreement to take such action that adversely affect the terms or rights of the holders of the Series A-2 Preferred Stock, will also require the consent of the holders of a majority of the outstanding shares of Series A-2 Preferred Stock voting as a separate class. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders.

37.         Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

38.         Certain Definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(a)          "Affiliate" has the meaning set forth in Rule 405 under the Securities Act.

(b)          "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

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(c)          "Bloomberg" means Bloomberg Financial Markets.

(d)          "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)          "Cause" means the Initial Series A Director is convicted of a felony by a court of competent jurisdiction, the Initial Series A Director has been found to have engaged in fraud or willful misconduct in connection with the performance of his duties as board member or he is convicted of or signs a consent decree acknowledging any scienter-based securities law violation.

(f)          "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by OTC Markets, Inc.(formerly the Pink OTC Markets, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7(f). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g)          "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h)          "Conversion Amount" means the Stated Value.

(i)          "Conversion Price" means $[]4, subject to adjustment as provided herein.

(j)          "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(k)          "Effective Date" shall mean the date on which the Certificate of Merger by and among the Corporation, Inventergy Merger Sub, Inc. and Inventergy, Inc. is filed with the Delaware Secretary of State.

4 Insert the quotient determined by dividing $1.6996 (as adjusted for any stock dividend, stock split, reverse stock split, stock combination, reclassification or similar transaction after the Subscription Date) by the Exchange Ratio (as defined in the Merger Agreement).

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(l)          "Eligible Market" means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(m)        "Equity Conditions" means each of the following conditions: (i) either (a) a registration statement shall be effective and available for the resale of all Registrable Securities pursuant to Rule 415 and there shall not have been any postponement or failure to maintain the effectiveness of such registration statement and the Corporation shall have no knowledge of any fact that would cause such registration statement not to be effective and available for the resale of all remaining Registrable Securities or (b) all Registrable Securities shall be eligible for sale without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and without the need for registration under any applicable federal or state securities laws and the Corporation shall have no knowledge of any fact that would cause the Registrable Securities not to be eligible for sale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and any applicable federal or state securities laws; (ii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full, subject to any shares that must be held in abeyance due to the provisions of Section 7(d) hereof, and without violating the rules or regulations of the Principal Market or any other applicable Eligible Market; (iii) during the Equity Conditions Measuring Period, the Corporation shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated; (v) during the Equity Conditions Measuring Period, the Corporation otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document (as defined in the Securities Purchase Agreement); and (vi) no Holder shall be in possession of any material, nonpublic information received from the Corporation, any Subsidiary or its respective agent or affiliates.

(n)         "Equity Conditions Failure" means that on the applicable date of determination, any of the Equity Conditions have not been satisfied (or waived in writing by the Required Holders).

(o)         "Equity Conditions Measuring Period" means the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.

(p)         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(q)         "Fair Market Value" means the Weighted Average Price of one share of the Common Stock on the Trading Day immediately preceding the date the Corporation issues or grants shares of Common Stock or securities exchangeable for, or convertible or exercisable into, shares of Common Stock.

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(r)          "Fundamental Transaction" means (i) that the Corporation shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Subject Entity; provided, however, that in no event shall any Holder have the right to require the Corporation to redeem all or any portion of such Holder's Series A Preferred Stock pursuant to Section 5(b) based on a Fundamental Transaction pursuant to this clause (a) in which, upon any such consolidation or merger, holders of the Corporation's voting power immediately prior to such consolidation or merger are, directly or indirectly, after such consolidation or merger the holders of a majority of the voting power of the surviving entity (or if the surviving entity is controlled by another entity, a majority of the voting power of the entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such consolidation or merger, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Corporation to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Corporation shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Corporation sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Corporation to surrender their shares of Common Stock without approval of the stockholders of the Corporation or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(s)          "GAAP" means United States generally accepted accounting principles, consistently applied.

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(t)          "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(u)          "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(v)         "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(w)          "Merger Agreement" shall mean that certain Certificate of Merger by and among the Corporation, Inventergy Merger Sub, Inc. and Inventergy, Inc.

(x)          "Options" means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

(y)          "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(z)          "Permitted Indebtedness" means (i) Indebtedness evidenced by the Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice and (iii) Indebtedness secured by Permitted Liens.

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(aa)         "Permitted Liens" means (i) any first priority mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, "Liens") (A) upon or in any equipment or New Patent Assets (as defined in the Notes) acquired or held by the Corporation or any of its Subsidiaries to secure the purchase price of such equipment or New Patent Assets or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment or the acquisition of such New Patent Assets, or (B) existing on such equipment or New Patent Assets at the time of its acquisition, provided that the Lien is confined solely to the equipment or New Patent Assets so acquired, and the proceeds of such equipment or New Patent Assets and (ii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (i) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase.

(bb)        "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(cc)         "Principal Market" means the Eligible Market that is the principal securities exchange market for the Common Stock, which as of the Issuance Date shall be The NASDAQ Capital Markets.

(dd)        "Registrable Securities" means (A) any shares of Common Stock held by any of the Holders as of the date hereof or as of any future date of determination, (B) any shares of Common Stock issuable upon conversion, exercise or exchange of securities, including, without limitation, any shares of Series A Preferred Stock, held by any of the Holders as of the date hereof or as of any future date of determination (collectively, the "Holders' Securities") and (iii) any capital stock of the Corporation issued or issuable with respect to the Holders' Securities or any securities exchangeable, convertible or exercisable into Holders' Securities, including, without limitation, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the shares of Series A Preferred Stock.

(ee)         "Required Holders" means the holders of a majority of the outstanding shares of Series A Preferred Stock

(ff)          "Rule 144" means Rule 144 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

(gg)        "Rule 415" means Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

(hh)        "Securities Act" means the Securities Act of 1933, as amended.

(ii)          "Securities Purchase Agreement" means that certain securities purchase agreement by and among the Inventergy, Inc., the Corporation's wholly-owned subsidiary and the initial Holders, dated as of May 17, 2013, as such agreement further may be amended from time to time as provided in such agreement.

(jj)          "Series A Preferred Stock" means, collectively, the Series A-1 Convertible Preferred Stock of the Corporation and the Series A-2 Convertible Preferred Stock of the Corporation.

(kk)        "Stockholders Agreement" means that certain stockholders agreement dated as of May 10, 2013 by and among the Corporation, the stockholders and the investors listed on the signature pages thereto, as such agreement further may be amended from time to time as provided in such agreement.

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(ll)          "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(mm)      "Subscription Date" means December 16, 2013.

(nn)       "Subsequent Placement" means any sale of any of its or its Subsidiaries' common stock or convertible preferred stock; provided, however, that any Subsequent Placement which constitutes a sale of any of its or its Subsidiaries' equity or equity equivalent securities, which terms provide for the redemption of such securities, either at the option of the Corporation or holder thereof within the first two (2) years of the issuance date of such securities shall not be considered a Subsequent Placement for the purpose of this definition.

(oo)       "Subsidiary" means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(pp)       "Substantial Holder" means any Holder that purchased shares of Series A Preferred Stock. convertible into 1,000,000 shares or more of the Corporation's Common Stock outstanding at the time of such purchase (such date of purchase, a "Substantial Holder Purchase Date") and continues to hold as of any applicable date of determination a number of shares of Series A Preferred Stock equal to at least twenty percent (20%) of the number of shares of Series A Preferred Stock purchased by such Holder on the Substantial Holder Purchase Date with respect to such Holder.

(qq)       "Successor Entity" means one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(rr)         "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(ss)        "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets, Inc. (formerly the Pink OTC Markets, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 7(f) below with the term "Weighted Average Price" being substituted for the term "Conversion Rate." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

24

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on the day of__________, 2014, and affirms the statements contained therein as true under the penalties of perjury.

EON COMMUNICATIONS CORPORATION

By:
Name:
Its:

EXHIBIT I

EON COMMUNICATIONS CORPORATION

Reference is made to the Certificate of Designations, Preferences and Rights of Series A-2 Convertible Preferred Stock of eON Communications Corporation (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A-2 Convertible Preferred Stock, par value $0.005 per share (the "Series A Preferred Stock"), of eOn Communications Corporation, a Delaware corporation (the "Corporation"), indicated below into shares of Common Stock, par value $0.005 per share (the "Common Stock"), of the Corporation, as of the date specified below.

Date of Conversion: ___________________________________________________________________________

Number of shares of Series A-2 Preferred Stock to be converted: ________________________________________

Stock certificate no(s). of Series A-2 Preferred Stock to be converted: ____________________________________

Tax ID Number (If applicable): __________________________________________________________________

Please confirm the following information: ________________________________________________________________

Conversion Price:_______________________________________________________________________

Number of shares of Common Stock to be issued: ____________________________________________________

Please issue the Common Stock into which the Series A-2 Preferred Stock are being converted in the following name and to the following address:

Issue to: ____________________________________________

    _________________________________________

Address: _________________________________________

Telephone Number: ________________________________

Facsimile Number: ____________________________________

Authorization: _______________________________________

By: ______________________________

Title: _____________________________

Dated:

Account Number (if electronic book entry transfer): __________________________________________________

Transaction Code Number (if electronic book entry transfer): ___________________________________________

26

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs _______________ to issue the above indicated number of shares of Common Stock.

EON COMMUNICATIONS CORPORATION

By:

Name:
Title:

EXHIBIT B

ADDENDUM TO LOCKUP AGREEEMENT

The undersigned, being a party to that certain Lockup Agreement dated on or about May 10, 2013 with Inventergy, Inc., a Delaware corporation (“Inventergy”), hereby agree that upon the merger of Inventergy with Inventergy Merger Sub, Inc., a wholly owned subsidiary of eOn Communications Corp. (“EON”), the Lockup Agreement shall apply mutatis mutandis to any shares of EON common stock which I receive in exchange for my shares of Inventergy which are now subject to the Lockup Agreement.

December 16, 2013

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK
OF
EON COMMUNICATIONS CORPORATION

eOn Communications Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to the provisions of the DGCL, the Board of Directors of the Company adopted resolutions (i) designating a series of the Company's previously authorized preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of two thousand seven hundred fifty (2,750) shares of Series B Convertible Preferred Stock of the Company, as follows:

RESOLVED, that the Company is authorized to issue two thousand seven hundred fifty (2,750) shares of Series B Convertible Preferred Stock, par value $0.001 per share (the "Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

(1) Dividends. Subject to Section 14, the holders of the Preferred Shares (each, a "Holder" and collectively, the "Holders"), as a class, shall not be entitled to receive dividends ("Dividends").

(2) Conversion of Preferred Shares. On or after the Initial Convertibility Date, Preferred Shares shall be convertible into shares of the Company's Common Stock, par value $0.005 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

(a) Holder's Conversion Right. Subject to the provisions of Section 2(f), at any time or times on or after the Initial Convertibility Date, any Holder shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(c) at the Conversion Rate (as defined below).

(b) Conversion. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(a) shall be determined according to the following formula (the "Conversion Rate"):

Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of Common Stock to be issued in the aggregate upon any conversion shall be rounded up to the nearest whole number.

(c) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 14) (the "Preferred Stock Certificates").

(ii) Company's Response. Upon receipt by the Company of copy of a duly completed Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Trading Day, send, via facsimile, a notice of any dispute pursuant to Section 2(c)(iii) below or a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (1) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and the Conversion Shares are subject to an effective resale registration statement in favor of the Holder or, if converted at a time when Rule 144 would be available for immediate resale of the Conversion Shares by such Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Conversion Shares are not subject to an effective resale registration statement in favor of such Holder and Rule 144 is not available for immediate resale of the Conversion Shares by such Holder, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(c)(vii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price, Closing Bid Price, Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Company are unable to agree upon the determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall within one (1) Business Day after approval of the investment bank or outside accountant by the Required Holders submit via facsimile the disputed determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price, as applicable, or the disputed arithmetic calculation of the Conversion Rate to an independent, reputable investment bank selected by the Company and approved by the Required Holders or to the Company's independent, outside accountant. The Company shall cause, at the Company's expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(iv) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v) Company's Failure to Timely Convert.

(A) Cash Damages. If (x) within three (3) Trading Days after the Company's receipt of the facsimile copy of a duly completed Conversion Notice the Company shall fail to credit a Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Conversion Shares are eligible for immediate resale by such Holder, or issue and deliver a certificate to such Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, in each case for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Preferred Shares (subject to the resolution of any bona fide dispute pursuant to Section 2(c)(iii) above solely as to any disputed shares) or (y) within three (3) Trading Days of the Company's receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 2(c)(ii), then in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 9(k) thereof), the Company shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected in an amount equal to one and one half percent (1.5%) of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and the terms of this Certificate of Designations and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock. If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Trading Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice. In addition to the foregoing, if on the Share Delivery Date the Company shall fail to issue and deliver a certificate to a Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit such Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Conversion Shares are eligible for immediate resale by such Holder, in each case for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion or the Company's Conversion, as applicable, of Preferred Shares, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Preferred Shares as required pursuant to the terms hereof.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Trading Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A) or otherwise.

(C) Conversion Failure. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Preferred Shares, subject to the resolution of any bona fide dispute pursuant to Section 2(c)(iii) above, then the Holder, upon written notice to the Company, may require that the Company redeem all Preferred Shares held by such Holder, including the Preferred Shares previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3.

(vi) Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder electing to have Preferred Shares converted at such time a pro rata amount of such Holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 2(c)(iii).

(vii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. The Holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Preferred Shares unless such Holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(c)(vii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(c)(vii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

(d) Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

(i) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2(d)(i) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issuance or sale (a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 2(d)(i), the following shall be applicable:

(A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(d)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company to the Holder thereof with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(d)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Company to the Holder thereof with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(d)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(d)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. For clarity, adjustments to the purchase price or exercise price of Options already provided for in the terms of such outstanding Options or adjustments to the rate at which Convertible Securities are convertible into or exchangeable or exercisable for Common Stock already provided for in the terms of such outstanding Convertible Securities (or assumed by the Company in the Reverse Merger) shall not result in the deemed issuance of Common Stock as of the date of such adjustment, if any. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received or receivable therefor will be deemed to be the gross purchase price paid by the purchaser therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt of such securities. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the party whose calculation is farther from the determination or calculation of the appraiser.

(E) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(ii) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the Subscription Date combines (by combination, reverse stock split, including, without limitation, the Reverse Split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(d).

(iv) Voluntary Adjustment By Company. Subject to compliance with any applicable listing rules of the Principal Market, the Company may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(e) Notices.

(i) Immediately upon any adjustment of the Conversion Price pursuant to Section 2(d), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 2(c)(iii).

(ii) The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(iii) The Company will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(f) Automatic Conversion. On and after the Initial Convertibility Date, each share of Preferred Stock shall automatically be converted into shares of Common Stock (an "Automatic Conversion"), based on the then-effective applicable Conversion Price (A) five (5) Trading Days following the affirmative election of the Required Holders, or (B) provided that there is no Equity Conditions Failure, five (5) Trading Days following (I) the closing of an underwritten public offering on a firm commitment basis with a nationally recognized underwriter of Common Stock of the Company pursuant to an effective registration statement under the Securities Act, with an anticipated aggregate offering price to the public of not less than $20,000,000 (before deduction of underwriters commissions, fees and expenses) at a price per share that equals or exceeds $1.61 (as adjusted for any stock dividend, stock split, reverse stock split, stock combination, reclassification or similar transaction after the Subscription Date), as determined on the applicable date of determination, that results in the listing of Common Stock of the Company on a national securities exchange and (II) the redemption in full of those certain senior secured notes issued by Inventergy, Inc., a Delaware corporation, on May 10, 2013. Upon the occurrence of either of the events specified in this Section 2(f), all of the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or the Transfer Agent; provided, however, that to the extent that an Automatic Conversion would result in a Holder and its other Attribution Parties exceeding the Maximum Percentage (as defined in Section 9(i)), if applicable, then such Holder's Series B Preferred Stock shall not be automatically converted into Common Stock (and such Holder's shares of Series B Preferred Stock shall remain outstanding and benefit from all preferences and rights set forth in this Certificate of Designations (except that the provisions set forth in Sections 4 and 12 shall immediately terminate and be of no further force and effect) to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Automatic Conversion (and beneficial ownership) to such extent) and the shares of Common Stock issuable upon the automatic conversion of Series B Preferred Stock to such extent shall be held in abeyance for such Holder until such time or times as conversion of such Series B Preferred Stock would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be issued such shares of Common Stock (and any shares of Common Stock granted or issued with respect to the shares of Common Stock issuable upon conversion of Series B Preferred Stock to be held similarly in abeyance) to the same extent as if there had been no such limitation; provided, further, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or the Transfer Agent as provided below, or the Holder provides evidence that such certificates have been lost, stolen or destroyed in accordance with Section 16. Upon the occurrence of such Automatic Conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any Transfer Agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such Automatic Conversion occurred.

(3) Redemption at Option of Holders.

(a) Holder Optional Redemption. In addition to all other rights of the Holders contained herein, in the event (i) the Company has not entered into definitive documentation on terms and conditions reasonably acceptable to the Required Holders providing for the consummation of the Reverse Merger on or before the date that is two (2) months after the Issuance Date, (ii) the Company amends the definitive documentation with respect to the Reverse Merger without the consent of the Required Holders, which consent shall not be unreasonably withheld, (iii) the Reverse Merger has not been consummated in accordance with the definitive documentation with respect to the Reverse Merger by the date that is six (6) months following the Issuance Date, (iv) the Reverse Split has not occurred by the date that is five (5) months following the Issuance Date or (v) the Company has not obtained the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of the Exchange Cap by the date that is five (5) months following the Issuance Date, each Holder shall have the right, at such Holder's option (each, a "Holder Optional Redemption Triggering Event"), to require the Company to redeem (a "Holder Optional Redemption") all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to 100% of the Conversion Amount (the "Holder Optional Redemption Triggering Event Redemption Price").

(b) Mechanics of Redemption at Option of Buyer. Within two (2) Business Days after the occurrence of any Holder Optional Redemption Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Holder Optional Redemption Triggering Event") to each Holder. At any time after the earlier of a Holder's receipt of a Notice of Holder Optional Redemption Triggering Event and such Holder becoming aware of a Holder Optional Redemption Triggering Event, but in no event later than thirty (30) days after such Holder's receipt of a Notice of Holder Optional Redemption Triggering Event, any Holder of Preferred Shares then outstanding may require the Company to redeem up to all of such Holder's Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Holder") to the Company, which Notice of Redemption at Option of Holder shall indicate the number of Preferred Shares that such Holder is electing to redeem.

(c) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Holder from any Holder, the Company shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Company's receipt of such notice(s). The Company shall deliver on the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder (the "Holder Optional Redemption Triggering Event Redemption Date") by wire transfer of immediately available funds, an amount in cash equal to the applicable Holder Optional Redemption Triggering Event Redemption Price to all Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder, to the extent not paid by means of the Holder drawing on its Letter of Credit (as defined in the Securities Purchase Agreement). To the extent redemptions required by this Section 3 are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders. The Holders and Company agree that in the event of the Company's redemption of any Preferred Shares under this Section 3, the Holders' damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders. Accordingly, any redemption premium due under this Section 3 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders' actual loss of its investment opportunity and not as a penalty.

(4) Change of Control. No sooner than thirty (30) days nor later than five (5) days prior to the consummation of a Change of Control or a Non-Public Fundamental Transaction, but not prior to the public announcement of such Change of Control or Non-Public Fundamental Transaction, as applicable, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holders (a "Change of Control Notice") setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date if then known. At any time during the period (the "Change of Control Period") beginning after a Holder's receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control or Non-Public Fundamental Transaction, as applicable, such Holder may require the Company to redeem (a "Change of Control Redemption") all or any portion of such Holder's Preferred Shares by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. Any Preferred Shares subject to redemption pursuant to this Section 4 shall be redeemed by the Company in cash at a price equal to the greater of (i) 125% of the Conversion Amount being redeemed and (ii) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (1) the greatest Closing Sale Price of the Common Stock during the period commencing as of the Trading Day immediately prior to the public announcement of such proposed Change of Control or Non-Public Fundamental Transaction, as applicable, and ending as of the Trading Day immediately prior to the consummation of such Change of Control or Non-Public Fundamental Transaction, as applicable , by (2) the Conversion Price (the "Change of Control Redemption Price"). The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control or Non-Public Fundamental Transaction, as applicable, if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control or Non-Public Fundamental Transaction, as applicable, and within five (5) Trading Days after the Company's receipt of such notice otherwise (the "Change of Control Redemption Date"), to the extent not paid by means of the Holder drawing on its Letter of Credit. To the extent redemptions required by this Section 4 are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4 may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the Successor Entity substantially equivalent to the Company's Common Stock pursuant to Section 2(c). The parties hereto agree that in the event of the Company's redemption of any portion of the Preferred Shares under this Section 4, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 5(a).

(5) Redemptions.

(a) Void Redemption. In the event that the Company does not pay a Redemption Price within the applicable time period and the applicable Letter of Credit is not drawn, at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full (whether by payment by the Company or such Holder being paid by means of such Holder drawing on its Letter of Credit, or a combination thereof) a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Redemption Notice of Holder shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice and (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice.

(b) Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of any Redemption Price, such dispute shall be resolved pursuant to Section 2(c)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate". A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Preferred Shares a Preferred Stock Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

(6) Company Optional Redemption. In the event of any Holder Optional Redemption Triggering Event and after thirty (30) days have elapsed since such Holder Optional Redemption Triggering Event (the "Company Optional Redemption Date"), the Company may redeem all, but not less than all, of the outstanding Preferred Shares (a "Company Optional Redemption") at any time upon not less than ten (10) days prior written notice to each Holder (the "Company Optional Redemption Deadline"). Such Preferred Shares shall be redeemed by providing written notice via facsimile and overnight courier to the Holders (the "Notice of Company Redemption") on or prior to the Company Optional Redemption Deadline and shall be redeemed at a redemption price equal to the Stated Value of the Preferred Shares. The Company shall deliver to Holders owning outstanding Preferred Shares to be redeemed by the Company by wire transfer of immediately available funds an amount in cash equal to the Stated Value of the Preferred Shares being redeemed no later than five (5) days after providing the Notice of Company Redemption. If the Company elects to cause a Company Optional Redemption pursuant to Section 6(a), then it must simultaneously take the same action in the same proportion with respect to all the outstanding Preferred Shares.

(7) Other Rights of Holders.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction (other than the Reverse Merger) unless the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 7 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value equal to the Stated Value of the Preferred Shares held by such Holder and having similar ranking to the Preferred Shares, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares, including without limitation, the Maximum Percentage), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Preferred Shares in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, if so elected by a Holder on or prior to the occurrence or consummation of such Corporate Event, such Holder will have the right to receive upon surrender of such Holder's Preferred Shares upon the occurrence or consummation of the Corporate Event, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder's Preferred Shares prior to such Corporate Event (but not in lieu of such items still issuable under Sections 7(b) and 14, which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder's Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of Preferred Shares.

(b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder's right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(8) Reservation of Shares.

(a) The Company shall have sufficient authorized and unissued shares of Common Stock for each of the Preferred Shares equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate (without regard to any limitations or restrictions herein on any such conversion) with respect to the Conversion Amount of each such Preferred Share as of the Issuance Date. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than 130% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (without regard to any limitations or restrictions on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares (other than pursuant to a transfer of Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

(b) Insufficient Authorized Shares. If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at such time of an Authorized Share Failure, the Company is able, consistent with its Certificate of Incorporation and Bylaws as then in effect, to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

(9) Limitations on Conversion.

(i) Beneficial Ownership Limitation on Conversions. The Company shall not effect the conversion of any portion of the Preferred Shares, and no Holder shall have the right to convert any portion of the Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's Affiliates) would have acquired, through conversion of Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentences, the aggregate number of shares of Common Stock beneficially owned by a Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Preferred Shares) beneficially owned by such Holder or any of its other Attribution Parties subject to a limitation on conversion or exercise analogous to the limitation contained in this Section. For purposes of this Section 9(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock, a Holder may acquire upon the conversion of the Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company, or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Shares, by such Holder and any of its other Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Company, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Preferred Shares that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Preferred Shares in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. Holder providing such written notice and not to any other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 9(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 9(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of Preferred Shares, and the Holders of Preferred Shares shall not have the right to receive upon conversion of Preferred Shares (x) any shares of Common Stock or (y) any compensatory payments solely in respect of the Company's failure to obtain Stockholder Approval (as defined in the Securities Purchase Agreement), if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of Preferred Shares or otherwise without breaching the Company's obligations under the rules or regulations of the Principal Market, whether or not the Common Stock is listed on the Principal Market (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount. Until such approval is obtained, no Holder of Preferred Shares shall be issued in the aggregate, upon conversion or payment, as applicable, of Preferred Shares, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of Preferred Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Closing Date (as defined in the Securities Purchase Agreement) and the denominator of which is the aggregate number of all Preferred Shares issued to the Holders pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each such Holder, the "Exchange Cap Allocation"). In the event that any Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder shall convert all of such Holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders of Preferred Shares on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Shares then held by each such Holder.

(10) Voting Rights. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such Holder's Preferred Shares would be convertible on the record date for the vote or consent of stockholders, but in lieu of using the Conversion Price in effect as of the record date, such votes shall calculated based on the higher of (i) the initial Conversion Price of $1.07 per share and (ii) the Closing Bid Price on the Closing Date (the "Number of Preferred Share Votes"); provided that if the Company at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Number of Preferred Share Votes in effect immediately prior to such subdivision will be proportionately increased and if the Company at any time after the Subscription Date combines (by combination, reverse stock split, including, without limitation, the Reverse Split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Number of Preferred Share Votes in effect immediately prior to such combination will be proportionately decreased. Each Holder shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock, subject to Section 9(ii) hereof and except that such Holder shall have no right to vote the Preferred Shares to approve the issuance of shares of Common Stock in excess of the Exchange Cap. Each Holder shall be entitled to receive the same prior notice of any stockholders' meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders of Preferred Shares, in which case the Holders of Preferred Shares only shall vote as a separate class.

(11) Liquidation. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the Capital Stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Conversion Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (such stock being referred to hereinafter collectively as the "Pari Passu Stock"), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to Section 2, to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of, shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

(12) Covenants.

(a) Prior to the consummation or termination of the Reverse Merger and except as permitted under the terms of the definitive documentation providing for the consummation of the Reverse Merger, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly incur or guarantee, assume or suffer to exist any Indebtedness, other than trade payables incurred in the ordinary course of business consistent with past practice.

(b) Prior to the consummation or termination of the Reverse Merger and except as permitted under the terms of the definitive documentation providing for the consummation of the Reverse Merger, the Company shall not enter into, or be a party to, a Fundamental Transaction.

(c) Prior to the consummation or termination of the Reverse Merger and except as permitted under the terms of the definitive documentation providing for the consummation of the Reverse Merger, the Company shall not (i) grant, issue or sell any Purchase Rights, (ii) declare or make any Distribution (other than the Initial Dividend) or (iii) repay any outstanding Indebtedness of the Company or any of its Subsidiaries (other than the repayment of the Outstanding Notes), and in cases of clause (ii) and (iii) only in compliance with Section 12(e).

(d) Prior to the consummation of the Reverse Merger and except pursuant to definitive documentation on terms and conditions acceptable to the Required Holders providing for the consummation of the Reverse Merger, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents or (ii) be party to any solicitations, negotiations or discussions with regard to the foregoing.

(e) The aggregate amount of the Initial Dividend and any payments to the holders of the Outstanding Notes being paid with proceeds received from the Holders in respect of the Company's issuance and sale of the Preferred Shares, shall not exceed $2,000,000.

(f) The Company shall distribute the Initial Dividend and make the payment to the holders of the Outstanding Notes, subject to the limitation set forth in Section 12(e) above, contemporaneously with the consummation of the Reverse Merger.

(13) Ranking. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue additional or other Capital Stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon a Liquidation Event. The Company shall be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon the liquidation, dissolution and winding up of the Company. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

(14) Participation. Except for the Initial Dividend as to which the Holders shall have no right, the Holders shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage (as defined in Section 9(i), if applicable) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference, other than as set forth in Section 11, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. Subject to any voting or consent rights contained herein, except for the Initial Dividend, the Company shall not declare or pay any dividends on any other shares of Capital Stock whether such Capital Stock is Pari Passu Stock or junior (such stock being referred to hereinafter collectively as "Junior Stock") unless the holders of Preferred Shares then outstanding shall simultaneously receive a dividend on a pro rata basis as if the Preferred Shares had been converted into shares of Common Stock pursuant to Section 2 immediately prior to the record date for determining the stockholders eligible to receive such dividends. Notwithstanding the foregoing, to the extent that a Holder's right to participate in any such dividend or distribution pursuant to this Section 14 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such rights (and any rights under this Section 14 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(15) Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Company may: (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise other than with respect to the Reverse Merger and the Reverse Split; (b) increase or decrease (other than by conversion) the authorized number of shares of Preferred Shares; (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase shares upon the termination of services at cost); (e) pay dividends or make any other distribution on the Common Stock or other Junior Stock other than the Initial Dividend; (f) amend or waive any provision of the Certificate of Designation with respect to the Preferred Shares; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders shall require the prior written consent of such adversely affected Holder or (g) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares. Any Preferred Shares which are converted, repurchased or redeemed shall be automatically and immediately cancelled and shall not be reissued, sold or transferred.

(16) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

(17) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(18) Construction. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers (as defined in the Securities Purchase Agreement) and shall not be construed against any person as the drafter hereof.

(19) Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(20) Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement (provided that if the Preferred Shares are not held by a Buyer then substituting the words "holder of securities" for the word "Buyer).

(21) Transfer of Preferred Shares. A Holder may assign some or all of the Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws.

(22) Preferred Share Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(23) Stockholder Matters. Subject to any contrary provision in the Company's Certificate of Incorporation, as amended or Bylaws, as amended, any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Preferred Shares or the Common Stock issuable upon conversion thereof may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the Principal Market and the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(24) Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company shall so indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(25) Certain Definitions. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company; provided, that the aggregate number of shares of Common Stock (together with securities convertible, exercisable or exchangeable into Common Stock) issued pursuant to an Approved Stock Plan does not exceed ten percent (10%) of the number of shares of Common Stock issued and outstanding as of the Subscription Date; provided, further, that and securities issued pursuant to an Approved Stock Plan shall be issued a price (or with a conversion price, exchange price or exercise price) equal to or greater than the then prevailing market price of the Common Stock.

(c) "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) "Bloomberg" means Bloomberg Financial Markets.

(e) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) "Capital Stock" means: (A) in the case of a corporation, corporate stock; (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership or limited liability company interests; and (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

(g) "Certificate of Designations" means this Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company.

(h) "Change of Control" means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, or (C) the Reverse Merger.

(i) "Closing Bid Price" and "Closing Sale Price" mean, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security (by trading volume for the prior 365 consecutive calendar days), the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(c)(iii). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(j) "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(k) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(l) "Conversion Amount" means the Stated Value.

(m) "Conversion Price" means $1.07, subject to adjustment as provided herein.

(n) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(o) "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market or The NASDAQ Global Market.

(p) "Equity Conditions" means each of the following conditions: (i) either (a) a registration statement shall be effective and available for the resale of all Registrable Securities pursuant to Rule 415 and there shall not have been any postponement or failure to maintain the effectiveness of such registration statement and the Company shall have no knowledge of any fact that would cause such registration statement not to be effective and available for the resale of all remaining Registrable Securities or (b) all Registrable Securities shall be eligible for sale without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and without the need for registration under any applicable federal or state securities laws and the Company shall have no knowledge of any fact that would cause the Registrable Securities not to be eligible for sale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and any applicable federal or state securities laws; (ii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full, subject to any shares that must be held in abeyance due to the provisions of Section 9 hereof, and without violating the rules or regulations of the Principal Market or any other applicable Eligible Market; (iii) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document (as defined in the Securities Purchase Agreement); (vi) during the Equity Conditions Measuring Period, there shall not have occurred the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated; (v) during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document; and (vi) no Holder shall be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agent or affiliates.

(q) "Equity Conditions Failure" means that on the applicable date of determination, any of the Equity Conditions have not been satisfied (or waived in writing by the Required Holders).

(r) "Equity Conditions Measuring Period" means the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.

(s) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(t) "Excluded Securities" means any Common Stock issued or issuable or deemed to be issued in accordance with Section 2(d) hereof by the Company: (A) under any Approved Stock Plan; (B) in respect of a conversion or redemption of the Preferred Shares in accordance herewith; (C) upon the exercise of the Warrants; provided that the Warrants are not amended, modified or changed on or after the Subscription Date; (D) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; and (E) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(u) "Fundamental Transaction" means (i) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(v) "GAAP" means United States generally accepted accounting principles, consistently applied.

(w) "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(x) "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(y) "Initial Convertibility Date" means the date that is the earliest of (i) the date that one or more Registration Statement(s) (as defined in the Registration Rights Agreement) has been declared effective, (ii) the date as of which Conversion Shares may be sold pursuant to Rule 144 promulgated under the Securities Act and (iii) the date on which the Company obtained the approval of its stockholders for the Reverse Merger, but in no event prior to the day after the record date for holders of Common Stock to receive the Initial Dividend so long as such record date is not later than ten (10) days prior to the date of the Stockholder Meeting (as defined in the Securities Purchase Agreement).

(z) "Initial Dividend" means that certain dividend to be distributed by the Company to its common stockholders contemporaneously with the consummation of the Reverse Merger.

(aa) "Issuance Date" means December [__], 2013.

(bb) "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(cc) "Non-Public Fundamental Transaction" means any Fundamental Transaction other than one in which the Successor Entity is a publicly traded corporation whose Common Stock is quoted on or listed for trading on an Eligible Market assumes the Preferred Shares such that the Preferred Shares shall be convertible for the publicly traded Common Stock of such Successor Entity.

(dd) "Option Value" means the value of an Option based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg, (iii) the underlying price per share used in such calculation shall be the average of the Weighted Average Prices for each Trading Day during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow, and (v) a 360 day annualization factor.

(ee) "Options" means any rights, warrants or options to subscribe for or purchase (i) Common Stock or (ii) Convertible Securities.

(ff) "Outstanding Notes" means that certain Contingent Note issued by the Company, dated April 1, 2009, in the original principal amount of $11,000,00 in favor of former stockholders of Cortelco Systems Holding Corp.

(gg) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(hh) "Principal Market" means The NASDAQ Capital Market.

(ii) "Redemption Prices" means, collectively, the Holder Optional Redemption Triggering Event Redemption Price, the Change of Control Redemption Price and any other redemption price set forth herein, each of the foregoing, individually, a Redemption Price.

(jj) "Registration Rights Agreement" means the registration rights agreement, dated as of the Subscription Date, by and among the Company and the investors referred to therein, as such agreement further may be amended from time to time as provided in such agreement.

(kk) "Required Holders" means the Holders of Preferred Shares representing at least sixty percent (60%) of the aggregate Preferred Shares then outstanding.

(ll) "Reverse Merger" means a merger by and among the Company, a Subsidiary of the Company and Inventergy, Inc., a Delaware corporation, on terms acceptable to the Required Holders.

(mm) "Reverse Split" means a reverse split of the Company's shares of Common Stock in a ratio between one-for-three and one-for-five effected by the Company on or before the consummation of the Reverse Merger.

(nn) "SEC" means the Securities and Exchange Commission.

(oo) "Securities Act" means the Securities Act of 1933, as amended.

(pp) "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of the Subscription Date, by and among the Company and the investors referred to therein, as such agreement further may be amended from time to time as provided in such agreement.

(qq) "Stated Value" means $1,000.

(rr) "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ss) "Subscription Date" means December 16, 2013.

(tt) "Subsidiaries" means any joint venture or entity in which the Company, directly or indirectly, owns a majority of the Capital Stock or an equity or similar interest or a majority of the voting power with respect thereto, including any subsidiaries, joint ventures or entities formed or acquired after the Subscription Date.

(uu) "Successor Entity" means one or more Person or Persons formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons with which such Fundamental Transaction shall have been entered into.

(vv) "Trading Day" means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(ww) "Transaction Documents" means this Certificate of Designations, the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants.

(xx) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(c)(iii) with the term "Weighted Average Price" being substituted for the term "Conversion Rate.". All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(yy) "Warrants" means the warrants to purchase Common Stock issued in connection with the Preferred Shares on the Issuance Date.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by [NAME], its [OFFICE], as of the ____ day of December, 2013.

EON COMMUNICATIONS CORPORATION

By:
Name:
Title:

EXHIBIT I

EON COMMUNICATIONS CORPORATION

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of eOn Communications Corporation (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of eOn Communications Corporation, a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.005 per share (the "Common Stock"), of the Company, as of the date specified below. By affixing its signature hereto, the undersigned agrees that the information contained herein is accurate and complete to the best of its knowledge on the date hereof. The undersigned agrees and undertakes to notify the Company until the Share Delivery Date immediately of any development it become aware of that renders the information contained herein inaccurate or incomplete.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

The undersigned represents and warrants that it is not and has not been during the preceding three months, an “affiliate” of the Company, as such term is defined by Rule 144(a). (Circle one) YES NO

The undersigned represents and warrants that it has beneficially owned the Preferred Shares and they have been paid for in full since ________________.

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:
Title:
Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [NAME OF TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated December __, 2013 from the Company and acknowledged and agreed to by [NAME OF TRANSFER AGENT].

EON COMMUNICATIONS CORPORATION

By:

Name:
Title:

EXHIBIT C

Inventergy, Inc.

2013 Stock Plan

Adopted on November 8, 2013

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(b)	Corporate Transactions	7
(c)	Reservation of Rights	8

SECTION 9.	MISCELLANEOUS PROVISIONS	8
(a)	Securities Law Requirements	8
(b)	No Retention Rights	8
(c)	Treatment as Compensation	9
(d)	Governing Law	9
(e)	Conditions and Restrictions on Shares	9
(f)	Tax Matters	9

SECTION 10.	DURATION AND AMENDMENTS; STOCKHOLDER APPROVAL	10
(a)	Term of the Plan	10
(b)	Right to Amend or Terminate the Plan	10
(c)	Effect of Amendment or Termination	10
(d)	Stockholder Approval	10

SECTION 11.	DEFINITIONS	11

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Inventergy, Inc. 2013 Stock Plan

SECTION 1.          ESTABLISHMENT AND PURPOSE.

The purpose of this Plan is to offer persons selected by the Company an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring Shares of the Company’s Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may be ISOs intended to qualify under Code Section 422 or NSOs which are not intended to so qualify.

Capitalized terms are defined in Section 11.

SECTION 2.          ADMINISTRATION.

(a)          Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist, as required by applicable law, of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b)          Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary in the Plan, with respect to the terms and conditions of awards granted to Participants outside the United States, the Board of Directors may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so; provided that it may not vary from those Plan terms requiring stockholder approval pursuant to Section 10(d) below. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

SECTION 3.          ELIGIBILITY.

(a)          General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of NSOs or the direct award or sale of Shares.1 Only Employees shall be eligible for the grant of ISOs.

1 Please refer to Exhibit A for a schedule of the initial share reserve and any subsequent increases in the reserve.

(b)          Ten-Percent Stockholders. A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the Date of Grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the Date of Grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

SECTION 4.          STOCK SUBJECT TO PLAN.

(a)          Basic Limitation. Not more than two million fifty thousand (2,050,000) Shares may be issued under the Plan, subject to Subsection (b) below and Section 8(a).2 All of these Shares may be issued upon the exercise of ISOs. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan may not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

(b)          Additional Shares. In the event that Shares previously issued under the Plan are reacquired by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. In the event that Shares that otherwise would have been issuable under the Plan are withheld by the Company in payment of the Purchase Price, Exercise Price or withholding taxes, such Shares shall remain available for issuance under the Plan. In the event that an outstanding Option or other right for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option or other right shall be added to the number of Shares then available for issuance under the Plan.

SECTION 5.          TERMS AND CONDITIONS OF AWARDS OR SALES.

(a)          Stock Grant or Purchase Agreement. Each award of Shares under the Plan shall be evidenced by a Stock Grant Agreement between the Grantee and the Company. Each sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Grant Agreement or Stock Purchase Agreement. The provisions of the various Stock Grant Agreements and Stock Purchase Agreements entered into under the Plan need not be identical. An award of Shares may be subject to restrictions, including a vesting schedule for the release of forfeiture or equivalent conditions regarding the release of any portion of such Shares.

(b)          Duration of Offers and Nontransferability of Rights. Any right to purchase Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days (or such other period as may be specified in the Award Agreement) after the grant of such right was communicated to the Purchaser by the Company. Such right is not transferable and may be exercised only by the Purchaser to whom such right was granted.

2 Please refer to Exhibit A for a schedule of the initial share reserve and any subsequent increases in the reserve.

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(c)          Purchase Price. The Board of Directors shall determine the Purchase Price of Shares to be offered under the Plan at its sole discretion. The Purchase Price shall be payable in a form described in Section 7.

SECTION 6.          TERMS AND CONDITIONS OF OPTIONS.

(a)          Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b)          Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO. However, neither the Company nor the Board shall have any liability to any Participant, or to any other party, if an Option (or any portion thereof) that is intended to be an ISO is determined not to be an ISO (including, without limitation, due to a determination that the exercise price per Share of the Option was less than the Fair Market Value per Share of the Shares subject to the Option as of the Grant Date).

(c)          Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant, and in the case of an ISO a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 7. This Subsection (c) shall not apply to an Option granted pursuant to an assumption of, or substitution for, another option in a manner that complies with Code Section 424(a) (whether or not the Option is an ISO).

(d)          Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee (i) has delivered an executed copy of the Stock Option Agreement to the Company or (ii) otherwise agrees to be bound by the terms of the Stock Option Agreement. The Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion.

(e)          Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the Date of Grant, and in the case of an ISO, a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

3

(f)          Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following dates:

(i)          The expiration date determined pursuant to Subsection (e) above;

(ii)         The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such earlier or later date as the Board of Directors may determine (but in no event earlier than 30 days after the termination of the Optionee’s Service); or

(iii)        The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board of Directors may determine.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

(g)          Leaves of Absence. For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(h)          Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i)          The expiration date determined pursuant to Subsection (e) above; or

(ii)         The date 12 months after the Optionee’s death, or such earlier or later date as the Board of Directors may determine (but in no event earlier than six months after the Optionee’s death).

4

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such Options shall lapse when the Optionee dies.

(i)          Restrictions on Transfer of Options. An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, an NSO shall also be transferable by gift or domestic relations order to a Family Member of the Optionee. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

(j)          No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person files a notice of exercise, pays the Exercise Price and satisfies all applicable withholding taxes pursuant to the terms of such Option.

(k)          Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options or a different type of award for the same or a different number of Shares and at the same or a different Exercise Price (if applicable). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

(l)          Company’s Right to Cancel Certain Options. Any other provision of the Plan or a Stock Option Agreement notwithstanding, the Company shall have the right at any time to cancel an Option that was not granted in compliance with Rule 701 under the Securities Act. Prior to canceling such Option, the Company shall give the Optionee not less than 30 days’ notice in writing. If the Company elects to cancel such Option, it shall deliver to the Optionee consideration with an aggregate Fair Market Value equal to the excess of (i) the Fair Market Value of the Shares subject to such Option as of the time of the cancellation over (ii) the Exercise Price of such Option. The consideration may be delivered in the form of cash or cash equivalents, in the form of Shares, or a combination of both. If the consideration would be a negative amount, such Option may be cancelled without the delivery of any consideration.

SECTION 7.          PAYMENT FOR SHARES.

(a)          General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7. In addition, the Board of Directors in its sole discretion may also permit payment through any of the methods described in (b) through (g) below.

(b)          Services Rendered. Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

5

(c)          Promissory Note. All or a portion of the Purchase Price or Exercise Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(d)          Surrender of Stock. All or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.

(e)          Exercise/Sale. If the Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(f)          Net Exercise.  An Option may permit exercise through a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value (determined by the Board of Directors as of the exercise date) that does not exceed the aggregate Exercise Price or the sum of the aggregate Exercise Price plus all or a portion of the minimum amount required to be withheld under applicable tax law (with the Company accepting from the Optionee payment of cash or cash equivalents to satisfy any remaining balance of the aggregate Exercise Price and, if applicable, any additional withholding obligation not satisfied through such reduction in Shares); provided that to the extent Shares subject to an Option are withheld in this manner, the number of Shares subject to the Option following the net exercise will be reduced by the sum of the number of Shares withheld and the number of Shares delivered to the Optionee as a result of the exercise.

(g)          Other Forms of Payment. To the extent that an Award Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended.

SECTION 8.          ADJUSTMENT OF SHARES.

(a)          General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number and kind of Shares available for future grants under Section 4, (ii) the number and kind of Shares covered by each outstanding Option and any outstanding and unexercised right to purchase Shares that has not yet expired pursuant to Section 5(b), (iii) the Exercise Price under each outstanding Option and the Purchase Price applicable to any unexercised stock purchase right described in clause (ii) above, and (iv) any repurchase price that applies to Shares granted under the Plan pursuant to the terms of a Company repurchase right under the applicable Award Agreement. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of the items listed in clauses (i) through (iv) above; provided, however, that the Board of Directors shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code. No fractional Shares shall be issued under the Plan as a result of an adjustment under this Section 8(a), although the Board of Directors in its sole discretion may make a cash payment in lieu of fractional Shares.

6

(b)          Corporate Transactions. In the event that the Company is a party to a merger or consolidation, or in the event of a sale of all or substantially all of the Company’s stock or assets, all Shares acquired under the Plan and all Options and other Plan awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board of Directors in its capacity as administrator of the Plan, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Options and awards (or all portions of an Option or an award) in an identical manner. The treatment specified in the transaction agreement or as determined by the Board of Directors may include (without limitation) one or more of the following with respect to each outstanding Option or award:

(i)          Continuation of the Option or award by the Company (if the Company is the surviving corporation).

(ii)         Assumption of the Option by the surviving corporation or its parent in a manner that complies with Code Section 424(a) (whether or not the Option is an ISO).

(iii)        Substitution by the surviving corporation or its parent of a new option for the Option in a manner that complies with Code Section 424(a) (whether or not the Option is an ISO).

(iv)        Cancellation of the Option and a payment to the Optionee with respect to each Share subject to the portion of the Option that is vested as of the transaction date equal to the excess of (A) the value, as determined by the Board of Directors in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of the transaction, over (B) the per-Share Exercise Price of the Option (such excess, the “Spread”).  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Stock. If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Optionee.

7

(v)         Cancellation of the Option without the payment of any consideration; provided that the Optionee shall be notified of such treatment and given an opportunity to exercise the Option (to the extent the Option is vested or becomes vested as of the effective date of the transaction) during a period of not less than five (5) business days preceding the effective date of the transaction, unless (A) a shorter period is required to permit a timely closing of the transaction and (B) such shorter period still offers the Optionee a reasonable opportunity to exercise the Option. Any exercise of the Option during such period may be contingent upon the closing of the transaction.

(vi)        Suspension of the Optionee’s right to exercise the Option during a limited period of time preceding the closing of the transaction if such suspension is administratively necessary to permit the closing of the transaction.

(vii)       Termination of any right the Optionee has to exercise the Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), such that following the closing of the transaction the Option may only be exercised to the extent it is vested.

For the avoidance of doubt, the Board of Directors has discretion to accelerate, in whole or part, the vesting and exercisability of an Option or other Plan award in connection with a corporate transaction covered by this Section 8(b).

(c)          Reservation of Rights. Except as provided in this Section 8, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.          MISCELLANEOUS PROVISIONS.

(a)          Securities Law Requirements. Shares shall not be issued under the Plan unless, in the opinion of counsel acceptable to the Board of Directors, the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be liable for a failure to issue Shares as a result of such requirements.

(b)          No Retention Rights. Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

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(c)          Treatment as Compensation. Any compensation that an individual earns or is deemed to earn under this Plan shall not be considered a part of his or her compensation for purposes of calculating contributions, accruals or benefits under any other plan or program that is maintained or funded by the Company, a Parent or a Subsidiary.

(d)          Governing Law. The Plan and all awards, sales and grants under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(e)          Conditions and Restrictions on Shares. Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Board of Directors may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. In addition, Shares issued under the Plan shall be subject to conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

(f)          Tax Matters.

(i)          As a condition to the award, grant, issuance, vesting, purchase, exercise or transfer of any award, or Shares issued pursuant to any award, granted under this Plan, the Participant shall make such arrangements as the Board of Directors may require or permit for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such event.

(ii)         Unless otherwise expressly set forth in an Award Agreement, it is intended that awards granted under the Plan shall be exempt from Code Section 409A, and any ambiguity in the terms of an Award Agreement and the Plan shall be interpreted consistently with this intent. To the extent an award is not exempt from Code Section 409A (any such award, a “409A Award”), any ambiguity in the terms of such award and the Plan shall be interpreted in a manner that to the maximum extent permissible supports the award’s compliance with the requirements of that statute. Notwithstanding anything to the contrary permitted under the Plan, in no event shall a modification of an Award not already subject to Code Section 409A be given effect if such modification would cause the Award to become subject to Code Section 409A unless the parties explicitly acknowledge and consent to the modification as one having that effect. A 409A Award shall be subject to such additional rules and requirements as specified by the Board of Directors from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1). In addition, if a transaction subject to Section 8(b) constitutes a payment event with respect to any 409A Award, then the transaction with respect to such award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

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(iii)        Neither the Company nor any member of the Board of Directors shall have any liability to a Participant in the event an award held by the Participant fails to achieve its intended characterization under applicable tax law.

SECTION 10.         DURATION AND AMENDMENTS; STOCKHOLDER APPROVAL.

(a)          Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to approval of the Company’s stockholders under Subsection (d) below. The Plan shall terminate automatically 10 years after the later of (i) the date when the Board of Directors adopted the Plan or (ii) the date when the Board of Directors approved the most recent increase in the number of Shares reserved under Section 4 that was also approved by the Company’s stockholders. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b)          Right to Amend or Terminate the Plan. Subject to Subsection (d) below, the Board of Directors may amend, suspend or terminate the Plan at any time and for any reason.

(c)          Effect of Amendment or Termination. No Shares shall be issued or sold and no Option granted under the Plan after the termination thereof, except upon exercise of an Option (or any other right to purchase Shares) granted under the Plan prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

(d)          Stockholder Approval. To the extent required by applicable law, the Plan will be subject to approval of the Company’s stockholders within 12 months of its adoption date. To the extent required by applicable law, any amendment of the Plan will be subject to the approval of the Company’s stockholders within 12 months of the amendment date if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 8), or (ii) materially changes the class of persons who are eligible for the grant of ISOs. In addition, an amendment effecting any other material change to the Plan terms will be subject to approval of the Company’s stockholder only if required by applicable law. Stockholder approval shall not be required for any other amendment of the Plan.

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SECTION 11.         DEFINITIONS.

(a)          “Award Agreement” means a Stock Grant Agreement, Stock Option Agreement or Stock Purchase Agreement.

(b)          “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(c)          “Code” means the Internal Revenue Code of 1986, as amended.

(d)          “Committee” means a committee of the Board of Directors, as described in Section 2(a).

(e)          “Company” means Inventergy, Inc., a Delaware corporation.

(f)          “Consultant” means a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent3 or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(g)         “Date of Grant” means the date of grant specified in the applicable Stock Option Agreement, which date shall be the later of (i) the date on which the Board of Directors resolved to grant the Option or (ii) the first day of the Optionee’s Service.

(h)         “Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(i)          “Employee” means any individual who is a common-law employee of the Company, a Parent4 or a Subsidiary.

(j)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)          “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(l)          “Fair Market Value” means the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

3 Note that special considerations apply if the Company proposes to grant awards to consultant or advisor of a Parent company.

4 Note that special considerations apply if the Company proposes to grant awards to an Employee of a Parent company.

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(m)          “Family Member” means (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Optionee’s household (other than a tenant or employee), (iii) a trust in which persons described in Clause (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in Clause (i) or (ii) or the Optionee control the management of assets and (v) any other entity in which persons described in Clause (i) or (ii) or the Optionee own more than 50% of the voting interests.

(n)          “Grantee” means a person to whom the Board of Directors has awarded Shares under the Plan.

(o)          “ISO” means an Option that qualifies as an incentive stock option as described in Code Section 422(b). Notwithstanding its designation as an ISO, an Option that does not qualify as an ISO under applicable law shall be treated for all purposes as an NSO.

(p)          “NSO” means an Option that does not qualify as an incentive stock option as described in Code Section 422(b) or 423(b).

(q)          “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

(r)          “Optionee” means a person who holds an Option.

(s)          “Outside Director” means a member of the Board of Directors who is not an Employee.

(t)          “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(u)         “Participant” means a Grantee, Optionee or Purchaser.

(v)         “Plan” means this Inventergy, Inc. 2013 Stock Plan.

(w)        “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

(x)          “Purchaser” means a person to whom the Board of Directors has offered the right to purchase Shares under the Plan (other than upon exercise of an Option).

(y)          “Securities Act” means the Securities Act of 1933, as amended.

(z)          “Service” means service as an Employee, Outside Director or Consultant.

(aa)         “Share” means one share of Stock, as adjusted in accordance with Section 8 (if applicable).

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(bb)         “Stock” means the Common Stock of the Company.

(cc)         “Stock Grant Agreement” means the agreement between the Company and a Grantee who is awarded Shares under the Plan that contains the terms, conditions and restrictions pertaining to the award of such Shares.

(dd)         “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(ee)         “Stock Purchase Agreement” means the agreement between the Company and a Purchaser who purchases Shares under the Plan that contains the terms, conditions and restrictions pertaining to the purchase of such Shares.

(ff)         “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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Exhibit A

Schedule of Shares Reserved for Issuance under the Plan

Date of Board	Date of Stockholder	Number of	Cumulative Number
Approval	Approval	Shares Added	of Shares

November 8, 2013	November 8, 2013	350,000	350,000

December 16, 2013	December 16, 2013	1,700,000	1,700,000

Summary of Modifications and Amendments to the Plan

The following is a summary of material modifications made to the Plan (including any material deviations from the Gunderson Dettmer precedent form used to create the Plan):

E-1

EXHIBIT D

GUARANTY

GUARANTY, dated as of [_______ __, 2014] made by each of the undersigned (each a "Guarantor", and collectively, the "Guarantors"), in favor of each "Buyer" (as defined below) party to the Notes referenced below.

WITNESSETH:

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of May 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "SPA"), by and among Inventergy, Inc., a Delaware corporation (the "Company") and the investors listed on the Schedule of Buyers attached thereto (together with their respective assignees and transferees, each a "Buyer" and collectively, the "Buyers"), the Company issued notes (as amended, restated or otherwise modified from time to time, the "Notes") to the Buyers;

WHEREAS, pursuant to a Pledge and Security Agreement, dated as May 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), the Company has granted to Hudson Bay IP Opportunities Master Fund LP (in such capacity, the "Collateral Agent"), for the benefit of the Buyers, a security interest in and lien on its assets to secure their respective obligations under the SPA, the Notes and the other Transaction Documents;

WHEREAS, pursuant to an Agreement of Merger and Plan of Reorganization, dated as of December 17, 2013 (the "Merger Agreement"), by and among the Company, eOn Communication Corporation, a Delaware corporation ("eOn") and Inventergy Merger Sub, Inc., effective as of the Effective Time (as defined in the Merger Agreement), the Company became a wholly-owned subsidiary of eOn;

WHEREAS, as a condition to the Buyers' consent to the Company's execution of the Merger Agreement, the Buyers have requested, and eOn and the Guarantors have agreed, that eOn and the other Guarantors shall execute and deliver to the Buyers (i) a guaranty guaranteeing all of the obligations of the Company under the SPA, the Notes and the other "Transaction Documents" (as defined in the SPA, and as amended, restated or otherwise modified from time to time, the "Transaction Documents") and (ii) a supplement to the Security Agreement, pursuant to which the Guarantors shall grant to the Collateral Agent, for the benefit of the Buyers, a security interest in and lien on their assets to secure their respective obligations under this Guaranty;

WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, and is in the best interest of, such Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and for other consideration, the sufficiency of which is hereby acknowledged, each Guarantor hereby agrees with the Buyers as follows:

SECTION 1.          Definitions. Reference is hereby made to the SPA and the Notes for a statement of the terms thereof. All terms used in this Guaranty, which are defined in the SPA or the Notes and not otherwise defined herein, shall have the same meanings herein as set forth therein.

SECTION 2.          Guaranty. The Guarantors, jointly and severally, hereby unconditionally and irrevocably, guaranty (a) the punctual payment, as and when due and payable, by stated maturity or otherwise, of all monetary obligations and any other amounts now or hereafter owing by the Company in respect of it in respect of the SPA, the Notes and the other Transaction Documents, including, without limitation, all interest that accrues after the commencement of any proceeding commenced by or against any the Company or any Guarantor under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief (an "Insolvency Proceeding"), whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding, and all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents, and any and all expenses (including reasonable counsel fees and expenses) reasonably incurred by the Buyers in enforcing any rights under this Guaranty (such obligations, to the extent not paid by the Company, being the "Guaranteed Obligations") and (b) the punctual and faithful performance, keeping, observance and fulfillment by the Company of all of the agreements, conditions, covenants and obligations of the Company contained in the SPA, the Notes and the other Transaction Documents, to the extent each Guarantor can legally perform such actions. Without limiting the generality of the foregoing, each Guarantor's liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Buyers under the SPA and the Notes but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Guarantor or the Company (each, a "Transaction Party").

SECTION 3.          Guaranty Absolute; Continuing Guaranty; Assignments.

(a)          The Guarantors, jointly and severally, guaranty that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Buyers with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i)          any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

(ii)         any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise;

(iii)        any taking, exchange, release or non-perfection of any collateral with respect to the Guaranteed Obligations, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; or

(iv)        any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Buyers or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(b)          This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Buyers and its respective successors, and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, each Buyer may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Buyer herein or otherwise, in each case as provided in the SPA or such other Transaction Document.

SECTION 4.          Waivers. To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Collateral Agent or the Buyers exhaust any right or take any action against any Transaction Party or any other Person or any Collateral (as defined in the Security Agreement). Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

SECTION 5.          Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Buyers against any Transaction Party or any other guarantor or any Collateral (as defined in the Security Agreement), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations). If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Buyers and shall forthwith be paid to the Buyers to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) any Guarantor shall make payment to the Buyers of all or any part of the Guaranteed Obligations, and (b) the Buyers receive the indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations), the Buyers will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

SECTION 6.          Representations, Warranties and Covenants.

(a)          Each Guarantor hereby represents and warrants as of the date first written above as follows:

(i)          Each Guarantor (A) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (B) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Transaction Document to which the Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not result in a Material Adverse Effect.

(ii)         The execution, delivery and performance by each Guarantor of this Guaranty and each other Transaction Document to which such Guarantor is a party (A) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (B) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on the Guarantor or its properties do not and will not result in or require the creation of any lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

(iii)        No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by the Guarantor of this Guaranty or any of the other Transaction Documents to which the Guarantor is a party (other than expressly provided for in any of the Transaction Documents).

(iv)        Each of this Guaranty and the other Transaction Documents to which the Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(v)         There is no pending or, to the best knowledge of the Guarantor, threatened action, suit or proceeding against the Guarantor or to which any of the properties of the Guarantor is subject, before any court or other governmental authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect, other than as disclosed in a Schedule to the Merger Agreement, or (B) relates to this Guaranty or any of the other Transaction Documents to which the Guarantor is a party or any transaction contemplated hereby or thereby.

(vi)        The Guarantor (A) has read and understands the terms and conditions of the SPA, the Notes and the other Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Transaction Parties, and has no need of, or right to obtain from the Buyers, any credit or other information concerning the affairs, financial condition or business of the Company or the other Transaction Parties that may come under the control of the Buyers.

(b)          The Guarantor covenants and agrees that until the indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations), it will comply with each of the covenants which are set forth in subsections (j) and (l) of Section 4 of the SPA as if the Guarantor were a party thereto.

SECTION 7.          Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Buyers may, and are hereby authorized to, at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Buyers to or for the credit or the account of any Guarantor against any and all obligations of the Guarantors now or hereafter existing under this Guaranty or any other Transaction Document, irrespective of whether or not the Buyers shall have made any demand under this Guaranty or any other Transaction Document and although such obligations may be contingent or unmatured. The rights of the Buyers under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyers may have under this Guaranty or any other Transaction Document in law or otherwise.

SECTION 8.          Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by overnight mail or by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to any Guarantor, to the address for such Guarantor set forth on the signature page hereto, or if to the Buyers, to it at its respective address set forth in the SPA; or as to any Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (i) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three Business Days after deposited in the mails, whichever occurs first; (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day; or (iii) if delivered by hand, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 9.          CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BUYERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH GUARANTOR IN ANY OTHER JURISDICTION. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS.

SECTION 10.          WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE BUYERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BUYERS WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYERS ENTERING INTO THE OTHER TRANSACTION DOCUMENTS.

SECTION 11.          Taxes.

(a)          All payments made by any Guarantor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Buyer by any jurisdiction claiming the right to tax such net income (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If any Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

(i)          such Guarantor shall make such deduction or withholding,

(ii)         such Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

(iii)        as promptly as possible thereafter, such Guarantor shall send the applicable Buyer an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Buyers) showing payment.  In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document (collectively, "Other Taxes").

(b)          Each Guarantor hereby indemnifies and agrees to hold each Buyer harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 11) paid by the such Buyer as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be paid within 30 days from the date on which a Buyer makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c)          If any Guarantor fails to perform any of its obligations under this Section 11, such Guarantor shall indemnify the Buyers for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Guarantors under this Section 11 shall survive the termination of this Guaranty and the payment of the Obligations and all other amounts payable hereunder.

SECTION 12.          Miscellaneous.

(a)          Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to Buyers, at such address specified by each Buyer from time to time by notice to the Guarantors.

(b)          No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor and the Buyers holding a majority of the outstanding principal amount of the Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)          No failure on the part of the Collateral Agent and/or the Buyers to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Buyers provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of each Buyer under any Transaction Document against any party thereto are not conditional or contingent on any attempt by such Buyer to exercise any of its rights under any other Transaction Document against such party or against any other Person.

(d)          Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e)          This Guaranty shall (i) be binding on each Guarantor and its respective successors and assigns, and (ii) inure, together with all rights and remedies of the Buyers hereunder, to the benefit of the Buyers and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, each Buyer may assign or otherwise transfer its rights and obligations under the SPA, the Notes or any other Transaction Document to any other Person in accordance with the terms thereof, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the such Buyer herein or otherwise. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of each Buyer.

(f)          This Guaranty reflects the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

(g)          Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h)          This Guaranty shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed therein without regard to conflict of law principles.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

EON COMMUNICATIONS CORPORATION, a Delaware corporation

By:
Name:
Title:

Address for Notices:

Facsimile:

EON COMMUNICATIONS SYSTEMS, INC., a Delaware corporation

By:
Name:
Title:

Address for Notices:

Facsimile:

[INSERT OTHER SUBSIDIARIES OF EON], a [ ][ ]

By:
Name:
Title:

Address for Notices:

Facsimile:

Inventergy Guaranty

EXHIBIT E

SUPPLEMENT TO SECURITY AGREEMENT

Supplement (this "Supplement") dated as of [_______ __], 2014, to the Pledge and Security Agreement dated as of May 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement") by Inventergy, Inc., a Delaware corporation (the "Company"), those additional entities that thereafter become parties thereto (collectively, jointly and severally, "Grantors" and each individually "Grantor") and Hudson Bay IP Opportunities Master Fund, LP, in its capacity as Collateral Agent for the Buyers (as defined below) (in such capacity, together with its successors, the "Collateral Agent").

WITNESSETH:

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement; and

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of May 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "SPA"), by and among the Company and the investors listed on the Schedule of Buyers attached thereto (together with their respective assignees and transferees, each a "Buyer" and collectively, the "Buyers"), the Company issued notes (as amended, restated or otherwise modified from time to time, the "Notes") to the Buyers;

WHEREAS, in connection with the SPA and the issuance of the Notes, the Company entered into the Security Agreement in order to induce the Buyers to make the financial accommodations to the Company under the SPA and the Notes;

WHEREAS, pursuant to an Agreement of Merger and Plan of Reorganization, dated as of December [ ], 2013 (the "Merger Agreement"), by and among the Company, [eOn Communication Corporation]1, a Delaware corporation ("eOn") and Inventergy Merger Sub, Inc., effective as of the Effective Time (as defined in the Merger Agreement), the Company became a wholly-owned subsidiary of eOn;

WHEREAS, as a condition to the Buyers' consent to Company's execution of the Merger Agreement, the Buyers have requested, and eOn and certain of its Subsidiaries party hereto (each a "New Grantor" and collectively, the "New Grantors") have agreed, that the New Grantors shall execute and deliver to the Buyers (i) a Guaranty, dated as of the date hereof (the "Guaranty"), guaranteeing all of the obligations of the Company under the SPA, the Notes and the other "Transaction Documents" (as defined in the SPA, and as amended, restated or otherwise modified from time to time, the "Transaction Documents") and (ii) this supplement to the Security Agreement, pursuant to which the New Grantors shall grant to the Collateral Agent, for the benefit of the Buyers, a security interest in and lien on their assets to secure their respective obligations under the Guaranty;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Grantor hereby agrees as follows:

1 Subject to name change of eOn pursuant to the Merger Agreement.

1.          Each New Grantor, by its signature below, shall become a "Grantor" under the Security Agreement with the same force and effect as if originally named therein as a "Grantor" and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a "Grantor" thereunder and (b) represents and warrants that the representations and warranties made by it as a "Grantor" thereunder are true and correct on and as of the date hereof, except as set forth on Schedule 1 hereto. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby grant, assign, and pledge to Collateral Agent, for the benefit of the Buyers, a security interest in and security title to all assets of such New Grantor including, all property of the type described in Section 2 of the Security Agreement to secure the full and prompt payment of the Obligations, including, any interest thereon. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is incorporated herein by reference.

2.          Each New Grantor represents and warrants to the Collateral Agent and the Buyers that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.          Notwithstanding anything to the contrary contained in the Security Agreement, nothing contained herein or in the Security Agreement shall prevent eOn from transferring any assets specifically contemplated to be transferred by it pursuant to the Merger Agreement, including pursuant to the Transition Agreement (as defined in the Merger Agreement)(each such agreement as in effect on December [__], 2013 or as amended with the consent of the Collateral Agent.

4.          This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

5.          Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

6.          This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

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IN WITNESS WHEREOF, each New Grantor has duly executed this Supplement to the Security Agreement as of the day and year first above written.

EON COMMUNICATIONS CORPORATION

By:
Name:
Title:

EON COMMUNICATIONS SYSTEMS, INC.

By:
Name:
Title:

[INSERT OTHER SUBSIDIARIES OF EON]

By:
Name:
Title:

EXHIBIT F

ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of December [  ], 2013 by and among Inventergy, Inc., a Delaware corporation ("Inventergy") and eOn Communications Corporation1, a Delaware corporation ("eOn").

WHEREAS, Inventergy entered into that certain Securities Purchase Agreement (the "First SPA") dated as of May 10, 2013 by and among Inventergy and the investors listed on the signature pages attached thereto (the "First Investors") pursuant to which Inventergy issued (i) shares of Series A-1 Preferred Stock, par value $0.0001 per share (the "Series A-1 Preferred Shares"), with the rights set forth in Inventergy's Certificate of Designations, Preferences and Rights (the "Series A-1 CoD") and (ii) senior secured notes (the "Notes");

WHEREAS, Inventergy entered into that certain Securities Purchase Agreement (the "Second SPA" and together with the First SPA (the "SPAs") dated as of May 17, 2013 by and among Inventergy and the investors listed on the signature pages attached thereto (the "Second Investors" and together with the First Investors, the "Investors") pursuant to which Inventergy issued shares of Series A-2 Preferred Stock, par value $0.0001 per share (the "Series A-2 Preferred Shares" and together with the Series A-1 Preferred Shares, the "Preferred Shares"), with the rights set forth in Inventergy's Certificate of Designations, Preferences (the "Series A-1 CoD" and together with the Series A-2 CoD, the "Certificates of Designations");

WHEREAS, Inventergy entered into that certain Registration Rights Agreement dated as of May 17, 2013 by and among Inventergy and the Investors (the "RRA" and together with the First SPA and the Second SPA, the "Inventergy Transaction Documents") pursuant to which Inventergy granted certain registration rights under the Securities Act of 1933, as amended with respect to any shares of Common Stock held by any of the Investors, including, without limitation, any shares of Common Stock issuable upon conversion of the Preferred Shares; and

WHEREAS, on December [  ], 2013, Inventergy and eOn entered into that certain Agreement of Merger and Plan of Reorganization (the "Merger Agreement") dated as of even date herewith by and among Inventergy, eOn and Inventergy Merger Sub, Inc. ("Merger Sub") pursuant to which it is contemplated that Merger Sub, a wholly-owned subsidiary of eOn, will merge with and into Inventergy (the "Merger"), which constitutes a Fundamental Transaction (as defined in the Certificates of Designations) requiring the affirmative vote or written consent of the Required Holders (as defined in the Certificate of Designations) voting together as a single class for so long as there continues to exist a Substantial Holder (as defined in the Certificate of Designations).

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, including, without limitation, the consents granted by the Investors representing the Required Holders pursuant to Section 6(c)(v) of the Certificates of Designations for the entry into the Merger Agreement and the consummation of the Merger, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1 Subject to name change post-Merger.

1.          Each of Invenergy and eOn hereby agrees that, immediately after the consummation of the Merger, any right and power of Inventergy in any of the Inventergy Transaction Documents shall be exercisable by eOn and that eOn shall assume all obligations of Inventergy, under each Inventergy Transaction Document, including, without limitation:

(i)          the obligation to issue any and all Adjustment Shares (as defined in Section 1(e)(ii) of the First SPA) to the First Investors pursuant to the terms and subject to the conditions set forth in Section 1(e) of the First SPA;

(ii)         the obligation to offer the right of participation to the Second Investors set forth in Section 4(n)(ii) of the Second SPA;

(iii)        the obligation to indemnify the Investors for Indemnified Liabilities (as defined in each of the SPAs) pursuant to the terms and conditions set forth in Section 9(k) of each SPA; and

(iv)        the obligation to grant certain registration rights to the Investors under the Registration Rights Agreement.

2.          Except as otherwise expressly provided herein, each Inventergy Transaction Document shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that immediately after the consummation of the Merger, mutatis mutandis, (x) all references in any of the Inventergy Transaction Documents to the "Company" shall also refer to eOn, (y) all references in any of the Inventergy Transaction Documents to the securities of Inventergy, including, without limitation to "Common Stock", "Series A-1 Preferred Stock" and "Series A-2 Preferred Stock" shall also refer to the securities of eOn, including, respectively, the Common Stock, par value $0.005, of eOn ("eOn Common Stock"), the Series A-1 Preferred Stock, par value $0.005 per share, of eOn and the Series A-2 Preferred Stock, par value $0.005 per share, of eOn and (z) the "Threshold Price" as used in the First SPA and any other price per share or number of shares of Common Stock of Inventergy referenced in any of the Inventergy Transaction Documents shall be adjusted, in accordance with the terms set forth in the Merger Agreement, by the Exchange Ratio and to give effect to the Reverse Split (each, as defined in the Merger Agreement). For the avoidance of doubt, any reference to (i) the "Threshold Price" or any other price per share of Common Stock of Inventergy shall, after the consummation of the Merger, be divided by the Exchange Ratio and (ii) a number of shares of Common Stock of Inventergy shall, after the consummation of the Merger, be multiplied by the Exchange ratio, and, in each case, such price per share or number of shares shall be further adjusted to account for the Reverse Split.

3.          For the avoidance of doubt, (x) eOn's assumed obligation to issue Adjustment Shares to the First Investors pursuant to Section 1(e) of the First SPA shall require eOn to issue shares of eOn Common Stock upon the terms and conditions set forth in the First SPA and (y) eOn's assumed obligation to offer the right of participation to the Second Investors pursuant to Section 4(n)(ii) of the Second SPA shall apply with respect to issuances of securities by eOn, in each case, as amended or modified by the provisions of this Agreement.

4.          Each of the Investors and their respective successors and assigns are intended third party beneficiary of this Agreement and may enforce the provisions of this Agreement directly against the parties with obligations thereunder.

5.          Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party or any Investor may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

6.          This Agreement letter may be executed in any number of counterparts, which together shall constitute this Agreement. In the event that any provision of this Agreement is found to be void or invalid, then such provision shall be deemed to be severable from the remaining provisions of this Agreement, and it shall not affect the validity of the remaining provisions, which provisions shall be given full effect as if the void or invalid provision had not been included herein so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). The courts of the State of New York shall have exclusive jurisdiction to resolve any and all disputes that may arise under this Agreement. Any amendments or modifications must be executed in writing by all parties hereto and each of the Investors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers these unto duly authorized as of the day and year first written above.

INVENTERGY, INC.

By:
Name:
Title:

EON COMMUNICATIONS CORPORATION

By:
Name:
Title:

[Signature Page to Assumption Agreement]

EXHIBIT G

December 17, 2013

Inventergy, Inc.

19925 Stevens Creek Boulevard, Suite 100

Cupertino, CA 95014

Attention: Joe Beyers

Gentlemen:

Reference is made to those certain senior secured notes (the "Notes") issued by Inventergy, Inc. (the "Company") to each of the undersigned on May 10, 2013 pursuant to and in connection with that certain Securities Purchase Agreement, dated as of May 10, 2013 (the "Securities Purchase Agreement"). Terms used but not defined will have the meanings set forth in the Notes.

The Company and the undersigned hereby agree to amend the Notes as follows (collectively, the "Note Amendment"):

(a)          Section 26(b) of the Notes is hereby replaced in its entity with the following:

""Available Proceeds" means (I) Prior to the Effective Date (as defined in that certain Agreement of Merger and Plan of Reorganization dated as of even date herewith by and among the Company, eOn Communications Corporation ("eOn") and Inventergy Merger Sub, Inc.) (the "Effective Date"), twenty-five percent (25%) of any gross revenues paid to the Company and/or any of its Subsidiaries, including (i) license fees, (ii) covenant not to sue fees or settlement amounts, (iii) royalties, (iv) infringement damages or payments, (v) similar awards or payments to the Company or any of its Subsidiaries and (vi) proceeds from sales of any patents of the Company or of any of its Subsidiaries, in each case, received by the Company or any of its Subsidiaries during the Calendar Quarter immediately preceding the applicable date of determination and (II) from and after the Effective Date, (A) twenty-five percent (25%) of any gross revenues paid to eOn and/or any of its direct or indirect Subsidiaries, including the Company (individually, a "Recipient" and collectively, the "Recipients"), including (i) license fees, (ii) covenant not to sue fees or settlement amounts, (iii) royalties, (iv) infringement damages or payments, (v) similar awards or payments to any Recipient and (vi) proceeds from sales of any patents of any Recipient, (B) twenty percent (20%) of any gross proceeds paid to any Recipient with respect to any financing and/or capital raising transaction and (C) twenty percent (20%) of any gross proceeds paid to any Recipient from any investment by any Recipient, in each case, received by the Recipients during the Calendar Quarter immediately preceding the applicable date of determination. Available Proceeds shall not include any financing that constitutes Permitted Indebtedness nor any refinancing of any Permitted Indebtedness, whether now existing or hereafter incurred."

(b)          Section 26(u) of the Notes is hereby replaced in its entirety with the following:

""New Patent Assets" means (i) any Patents (as defined in the Security Documents) acquired by the Company or any of its Subsidiaries after the Issuance Date with Indebtedness incurred solely for the purpose of financing the acquisition of such Patents and (ii) the first portfolio of Patents acquired by the Company or any of its Subsidiaries after the acquisition of the Patents set forth on Schedule 4(r) attached to the Securities Purchase Agreement (the "First New Patent Assets"); provided, that the Patents set forth on Schedule 4(r) attached to the Securities Purchase Agreement and any Patents claiming priority to such scheduled Patents shall not constitute New Patent Assets."

(c)          Section 26(x) of the Notes is hereby replaced in its entirety with the following:

""Permitted Indebtedness" means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of the 10% per annum, (iv) Indebtedness secured by Permitted Liens described in clauses (v) and (vi) of the definition of Permitted Liens, and (v) up to $3,000,000 principal amount of Indebtedness which is expressly subordinated to payment of principal and interest to the Notes, pursuant to a written subordination agreement reasonably satisfactory to the Required Holders."

(d)          Section 26(y) of the Notes is hereby replaced in its entirety with the following:

""Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iii) Liens granted under that certain Pledge and Security Agreement dated as of May 10, 2013 by and among the Company and the parties listed on the signature pages attached thereto, (iv) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company, (v) first priority Liens (A) upon or in any equipment or New Patent Assets acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or New Patent Assets, or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment or the acquisition of such New Patent Assets, (B) existing on such equipment or New Patent Assets at the time of its acquisition, provided that the Lien is confined solely to the equipment or New Patent Assets so acquired, and the proceeds of such equipment or New Patent Assets, or (C) upon the First New Patent Assets securing Indebtedness in an aggregate amount not exceeding the sum of (x) the original purchase price of such First New Patent Assets minus (y) the amount of any Indebtedness then outstanding under clause (v) of the definition of "Permitted Indebtedness", (vi) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default."

The Note Amendment shall become effective when, and only when, the Company and the undersigned, representing in the aggregate at least the Required Holders, shall have executed and delivered this Amendment Letter Agreement. Upon effectiveness of this Amendment Letter Agreement, this Amendment Letter Agreement shall constitute a "Transaction Document" (as defined in the Securities Purchase Agreement).

Except as expressly set forth above, the terms and conditions of the Notes shall remain in full force and effect and each of the Company and the undersigned reserves all rights with respect to any other matters and remedies. This Amendment Letter Agreement letter may be executed in any number of counterparts, which together shall constitute this Amendment Letter Agreement. In the event that any provision of this Amendment Letter Agreement is found to be void or invalid, then such provision shall be deemed to be severable from the remaining provisions of this Amendment Letter Agreement, and it shall not affect the validity of the remaining provisions, which provisions shall be given full effect as if the void or invalid provision had not been included herein so long as this Amendment Letter Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). The terms and provisions of this Amendment Letter Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties. This Amendment Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). The courts of the State of New York shall have exclusive jurisdiction to resolve any and all disputes that may arise under this Amendment Letter Agreement. Any amendments or modifications must be executed in writing by all parties hereto.

[Signature Page Follows]

Sincerely,

HUDSON BAY IP OPPORTUNITIES MASTER FUND LP
By: Hudson Bay Capital Management LP, as its Investment Manager

By:
Name: Yoav Roth
Title: Authorized Signatory

HS CONTRARIAN INVESTMENTS, LLC

By:
Name: John Stetson
Title: Managing Member

GRQ CONSULTANTS, INC. 401K

By:
Name: Barry Honig
Title: Trustee

GRQ CONSULTANTS, INC.

By:
Name: Barry Honig
Title: Trustee

Accepted and acknowledged as of

the date first written above:

INVENTERGY, INC.

By:
Name:
Title: